Prospectus Supplement
(To Prospectus dated November 15, 2006)
$950,000,000
(Approximate)
CWHEQ Revolving Home Equity Loan Trust,
Series 2007-C
Issuing Entity
Revolving Home Equity Loan Asset Backed Notes, Series 2007-C
CWHEQ, Inc.
Depositor
Sponsor, Seller and Master Servicer

Consider carefully the risk factors beginning on page S-16 in this prospectus supplement and on page 5 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of CWHEQ, Inc., Countrywide Home Loans, Inc., or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The issuing entity will issue notes and certificates, including the following class of notes that is offered pursuant to this prospectus supplement and the accompanying prospectus:

	Initial Note Principal Balance (1)	Price to Public	Underwriting Discount	Proceeds to Depositor (2)
A	$ 950,000,000	100%	0.25%	99.75%
_____________
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) Before deducting expenses payable by the depositor estimated to be approximately $950,000 in the aggregate.

The class of notes offered by this prospectus supplement, together with its interest rate, the formula for calculating this interest rate, and its rating, is listed in the tables under “Summary—Description of the Notes and Certificates” on page S-5 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed above and not to the Class C, Class E-P, Class R-1, and Class R-2 Certificates that will be issued by the issuing entity.

The Trust Fund

The notes issued pursuant to the indenture will be secured by a trust fund consisting primarily of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first and second deeds of trust or mortgages primarily on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust fund is expected to include funds that are to be used to acquire additional home equity revolving credit line loans not included in the initial cut-off date pool.

Credit Enhancement

Credit enhancement for the notes consists of:
•	an irrevocable and unconditional financial guaranty insurance policy for the notes issued by Financial Guaranty Insurance Company;
•	excess interest; and
•	overcollateralization.
The credit enhancement for the notes is described in more detail in this prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the notes to the public subject to prior sale and subject to its right to reject orders in whole or in part. See “Method of Distribution.” The notes will be issued in book-entry form on or about March 30, 2007 through the facilities of The Depository Trust Company and, upon request, through Clearstream, Luxembourg or the Euroclear System.

Countrywide Securities Corporation
March 29, 2007

Table of Contents

PROSPECTUS SUPPLEMENT

PROSPECTUS
Page
Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	4
Risk Factors	5
The Trust Fund	19
Use of Proceeds	26
The Depositor	26
Loan Program	26
Static Pool Data	30
Description of the Securities	30
Credit Enhancement	48
Yield, Maturity and Prepayment Considerations	54
The Agreements	57
Certain Legal Aspects of the Loans	79
Material Federal Income Tax Consequences	95
Other Tax Considerations	119
ERISA Considerations	119
Legal Investment	123
Method of Distribution	125
Legal Matters	126
Financial Information	126
Rating	126
Index of Defined Terms	128

Summary

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities, and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

The issuing entity will be CWHEQ Revolving Home Equity Loan Trust, Series 2007-C, a Delaware statutory trust.

See “The Issuing Entity.”

Depositor

CWHEQ, Inc., a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See “The Depositor” in the prospectus.

Sponsor and Master Servicer

Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Financial Corporation.

See “The Sponsor and Master Servicer.”

Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

Originators

Approximately 57.12% and 42.88% of the mortgage loans, by their principal balances as of the statistical calculation date, were originated by Countrywide Bank, FSB, and Countrywide Home Loans, Inc., respectively. The mortgage loans originated by Countrywide Bank, FSB will be transferred to the sponsor by the closing date.

See “Description of the Mortgage Loans—General.”

Indenture Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Indenture—The Indenture Trustee.”

Custodian

Treasury Bank, a division of Countrywide Bank FSB, a federal savings bank and an affiliate of the sponsor and the master servicer.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

Note Insurer

Financial Guaranty Insurance Company will issue a financial guaranty insurance policy for the benefit of the holders of the notes as described in this prospectus supplement.

See “The Note Insurer.”

Cap Contract Counterparty

Swiss Re Financial Products Corporation, as the cap contract counterparty, and the sponsor will enter into a cap contract with respect to the notes.

See “Description of the Notes—The Cap Contract.”

Trust Fund

The trust fund will consist of an initial pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements and any funds that are deposited into the additional loan account on the closing date to be used to acquire additional home equity loans that are not included in the initial cut-off date pool. The initial loans and the additional home equity loans will be secured by first and second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We refer to these loans as home equity loans or mortgage loans.

On the closing date, the initial principal balance of the notes will equal the sum of the aggregate initial cut-off date principal balance of the home equity loans transferred to the issuing entity on the closing date and any funds deposited into the additional loan account on the closing date.

At the end of the funding period the mortgage loans in the final mortgage pool are expected to have an aggregate principal balance of approximately $950 million as of their cut-off dates. The mortgage loans will have initial principal balances (by credit limit) that may or may not conform to Freddie Mac and Fannie Mae guidelines.

Indenture

The notes will be issued pursuant to an indenture between the issuing entity and the indenture trustee.

Initial Cut-off Date

For any initial mortgage loan, the later of March 22, 2007, and the date of origination of the mortgage loan.

Subsequent Cut-off Date

For any additional home equity loan, the subsequent cut-off date that will be specified for that loan in the transfer document.

Closing Date

March 30, 2007.

Managed Amortization Period

Starts on the closing date and ends on the earlier of the payment date in April 2017 and the date on which a rapid amortization event first occurs. See “Priority of Payments; Payments of Principal—The Managed Amortization Period” below in this summary.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may be re-borrowed during the applicable draw period.

The loan pool balance equals the aggregate principal balance of the mortgage loans. The principal balance of a mortgage loan (other than a liquidated mortgage loan or a charged-off mortgage loan) on any day is equal to

•	its cut-off date principal balance,

plus

•	any additional borrowings on that mortgage loan,

minus

•	all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated or charged-off, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate for a calendar month is a variable rate per annum equal to the sum of

•	the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of that calendar month

and

•	the applicable margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is generally the 20th day of each month.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. As described in Annex I, a relatively small number of mortgage loans do not have a repayment period following the draw period or are subject to a five-, ten-, or twenty-year repayment period after the draw period.

Funding of Additional Balances

During each collection period before the end of the managed amortization period, all or a portion of the principal collections on the mortgage loans will be applied to purchase additional balances for the issuing entity. If principal collections are insufficient to purchase additional balances during a collection period, the net draws will be advanced by the sponsor and thereafter purchased by the issuing entity with funds advanced by the holder of the Class R-1 Certificates. Net draws will be repaid to the Class R-1 Certificates from principal collections on the mortgage loans on future payment dates and will be entitled to an allocation of interest collections as described in this summary under “Priority of Payments; Payments of Principal.”

Statistical Calculation Date

February 28, 2007.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be held by the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date and, if prefunding exists, may be added during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have been prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the principal balances of the mortgage loans as of the statistical calculation date. As of the statistical calculation date, the aggregate principal balance of the mortgage loans was approximately $652.83 million.

The statistical information in Annex I and, unless otherwise noted, all statistical percentages in this prospectus supplement, are measured by the statistical calculation date pool principal balance.

See “Description of the Mortgage Loans—Pool Characteristics.”

As of the statistical calculation date, the mortgage loans had the following characteristics:

Aggregate Current Principal Balance	$652,826,586

Weighted Average Gross Loan Rate	9.707%

Range of Gross Loan Rates	3.990% to 18.000%

Average Current Principal Balance	$62,156

Range of Outstanding Principal Balances	$1,000 to $1,500,000

Weighted Average Original CLTV	86.78%

Weighted Average Original Term to Maturity	301 months

Weighted Average Credit Risk Score	711 points

Weighted Average Remaining Term to Stated Maturity	300 months

Geographic Concentrations in excess of 10%:

California	40.62%

Florida	10.03%

Lien Priority

First Liens	1.25%

Second Liens	98.75%

Description of the Notes and Certificates

The issuing entity will issue the following classes of notes and certificates. Only the notes are offered by this prospectus supplement and the accompanying prospectus:

Class	Initial Principal Balance (1)	Type	Maturity Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Notes
A	$ 950,000,000	Adjustable Rate	May 2037	Aaa	AAA
Certificates (3)
C	N/A	Residual/Transferor Interest	N/A	NR	NR
E-P	N/A	Excess Charged-off Mortgage Loan Proceeds	N/A	NR	NR
R-1	N/A	REMIC Residual/Accretion	N/A	NR	NR
R-2	$100	REMIC Residual	N/A	NR	NR
______________
(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and the amount deposited in the additional loan account.

(2)
The notes will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). “NR” indicates that the rating agency was not asked to rate the security. A rating is not a recommendation to buy, sell, or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings.”

(3)
The Class C Certificates, Class E-P Certificates, Class R-1 Certificates, and Class R-2 Certificates are not offered by this prospectus supplement. Any information in this prospectus supplement with respect to the Class C Certificates, Class E-P Certificates, Class R-1 Certificates, and Class R-2 Certificates is provided only to permit a better understanding of the notes.

The notes and certificates will also have the following characteristics:

Class	Interest Rate (1)	Interest Period	Interest Accrual Convention
Notes
A	LIBOR + 0.15%	(2)	Actual/360 (3)
Certificates (4)
C	N/A	N/A	N/A
E-P	N/A	N/A	N/A
R-1	N/A	N/A	N/A
R-2	N/A	N/A	N/A
______________
(1)
The interest rate for the notes may adjust monthly and will be subject to a cap based on the weighted average of the loan rates on the mortgage loans, minus the rates at which certain fees and expenses of the issuing entity are calculated and any required spread. LIBOR refers to one-month LIBOR for the related interest period calculated as described under “Description of the Notes—Payments on the Notes—Calculation of the LIBOR Rate” and “The Notes” below in this summary.

(2)
The interest period for each payment date will be the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. See “Description of the Notes—Payments on the Notes.”

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.
(4)
The Class C Certificates, Class E-P Certificates, Class R-1 Certificates, and Class R-2 Certificates are not offered by this prospectus supplement. Any information in this prospectus supplement with respect to the Class C Certificates, Class E-P Certificates, Class R-1 Certificates, and Class R-2 Certificates is provided only to permit a better understanding of the notes. See also “Description of the Notes.”

Notes and Certificates

Designation

We sometimes use the following designations to refer to the specified classes of notes or certificates to aid your understanding of the notes:

Designation	Class of Securities
Notes:	Class A Notes
Certificates:	Class C Certificates, Class E-P Certificates, Class R-1 Certificates, and Class R-2 Certificates
Transferor Interest:	Class C Certificates
Securities:	Notes and Certificates

Payment Dates

Beginning on May 15, 2007, and thereafter on the 15th day of each calendar month, or if the 15th day of the month is not a business day, then on the next business day after the 15th day of the month.

Record Dates

The close of business on the day before a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

Denominations

The notes will be issued in minimum denominations of $25,000 and multiples of $1.00 in excess of that amount.

Form of Notes

The notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the notes will hold their beneficial interests through The Depository Trust Company in the United States, and upon request, Clearstream, Luxembourg or the Euroclear System in Europe.

See “Description of Notes—Book-Entry Notes.”

The Notes

Note Rate

The note rate may change from payment date to payment date. On any payment date, the note rate will equal the lesser of:

•	the interpolated one-month and two-month LIBOR for the first payment date and one-month LIBOR for every payment date after the first payment date, plus the margin, and

•
the weighted average of the loan rates on the mortgage loans minus the rates at which certain fees and expenses are calculated and, commencing with the payment date in May 2008, minimum spread requirements.

Basis Risk Carryforward

On any payment date for which the note rate has been determined pursuant to the weighted average net loan rate, the basis risk carryforward for the notes will be calculated at a rate equal to the excess of the related one-month LIBOR plus the margin over the note rate for that payment date.

Any basis risk carryforward for the notes will be paid (with interest at the related one-month LIBOR plus the margin) on subsequent payment dates from excess interest in the manner described in this prospectus supplement and to the extent that funds from the mortgage loans are available in the priority described in this prospectus supplement. The notes also will be entitled to receive payments of basis risk carryforward from funds received under the cap contract. The note policy issued by Financial Guaranty Insurance Company does not cover payment of basis risk carryforward.

The Cap Contract

The sponsor has entered into an interest rate cap contract, which will be assigned to the indenture trustee, in its capacity as cap contract administrator, on the closing date. The cap contract administrator will allocate certain payments received under the cap contract to the indenture trustee on behalf of the trust fund. Through the cap contract termination date, amounts allocated to the trust fund in respect of the cap contract will be available to pay basis risk carryforward for the notes, as described in this prospectus supplement.

Payments under the cap contract will be made to the cap contract administrator and allocated between the trust fund and the sponsor. Any amounts received in respect of the cap contract and a payment date that are not used on that date to pay basis risk carryforward for the notes are expected to be distributed to the sponsor as provided in the indenture and will not be available thereafter for payment of basis risk carryforward on the notes.

See “Description of the Notes—The Cap Contract.”

Amounts Available for Payments on the Notes

Amounts Available with respect to Interest Payments

The amount available for interest payments on the notes will generally consist of the floating allocation percentage of the following amounts (after deduction of the fees and expenses discussed in “Fees and Expenses” below):

•	the sum of all payments on the mortgage loans and any other amounts constituting interest on the mortgage loans collected by the master servicer during the related collection period; plus

•	any optional advance made by the master servicer; plus

•	any net liquidation proceeds attributable to interest; plus

•	interest shortfall payments made by the master servicer on the first and second payment dates with respect to the notes.

Amounts available to pay interest on the notes also will include any payment pursuant to a draw under the note policy with respect to the notes allocated to interest.

These amounts include any net proceeds allocable to interest from any insurer pursuant to any insurance policy covering a mortgage loan.

In general, on each payment date, interest collections will be allocated pro rata among the investor interest (based on the floating allocation percentage) and the outstanding net draws. The available interest collections remaining on each payment date after making payments due on the notes and paying other items in the priority described herein will be paid to the issuing entity to be allocated to the certificates pursuant to the trust agreement.

Amounts Available with respect to Principal Payments

The amount available for principal payments on the notes on any payment date generally will consist of the following amounts:

•
the sum of all payments constituting principal collected by the master servicer under the mortgage loans during the related collection period (net of additional balances and net draws, to the extent permitted); plus

•	any net liquidation proceeds from the mortgage loans attributable to principal; plus

•	any payment and net proceeds from any insurer pursuant to any insurance policy covering a mortgage loan allocable to principal; plus

•	any amount remaining in the additional loan account after the end of the funding period; plus

•	any payment pursuant to a draw on the note policy with respect to the notes allocable to principal; plus

•	any amount deposited in the collection account with respect to a mortgage loan transferred out of the trust fund.

Fees and Expenses

The amounts available for payments on the notes on any payment date generally will not include the following amounts:

•	the master servicing fee;

•	amounts reimbursed to the master servicer in respect of optional advances previously made by it and other amounts for which the master servicer is entitled to be reimbursed;

•	the fees payable to the indenture trustee and the owner trustee;

•	amounts paid as premium to the note insurer; and

•	all late payment fees and other similar charges retained by the master servicer.

Any payment of these amounts will reduce the amount that could have been paid to the noteholders.

After an event of default under the indenture has occurred and if the payment of the notes has been accelerated, certain expenses of the indenture trustee and the owner trustee may be paid from funds received from the liquidation of the mortgage loans before they are applied to make payments on the notes.

Servicing Compensation

Master Servicing Fee

The master servicer will retain from interest collections the master servicing fee which will equal 0.50% per annum of the aggregate principal balance of the mortgage loans as of the first day of the related collection period. The master servicer will not be entitled to receive the master servicing fee with respect to a charged-off mortgage loan beginning with the collection period after the applicable charge-off date.

Additional Servicing Compensation

The master servicer is also entitled to receive the following as additional servicing compensation: assumption fees, late payment charges, termination fees, and other fees and charges and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments

These amounts will be paid to the master servicer from collections on the mortgage loans before any payments on the notes.

See “Servicing Compensation and Payment of Expenses.”

Priority of Payments; Payments of Interest

The available interest collections will be distributed on each payment date in the following order:

•	concurrently, to pay the indenture trustee the indenture trustee fee and the owner trustee the owner trustee fee;

•	to pay the note insurer the premium on the note policy;

•	to pay the notes interest for the payment date and any unpaid interest (excluding basis risk carryforward) for previous payment dates;

•
to pay the notes, as principal, the excess of the outstanding principal balance of the notes over the sum of the aggregate principal balance of the mortgage loans and any amount in the additional loan account as of the last day of the related collection period;

•	to reimburse the note insurer for prior draws made on the note policy (with interest on the draws);

•	after the first payment date, to pay the notes as principal the amount required to build the overcollateralization to the required level;

•	to pay any other amounts owed to the note insurer pursuant to the insurance agreement;

•	to pay the master servicer certain amounts required to be paid pursuant to the sale and servicing agreement;

•
to pay the notes any basis risk carryforward after application of amounts received in respect of the cap contract and the basis risk carryforward reserve fund and to replenish the basis risk carryforward reserve fund; and

•	any remaining amounts to the issuer for distribution under the trust agreement.

See “Description of the Notes—Payments on the Notes.”

Priority of Payments; Payments of Principal

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period and whether a rapid amortization event has occurred.

The Managed Amortization Period

The managed amortization period begins on the closing date and ends on the earlier of

•	the payment date in April 2017 and

•	the date on which a rapid amortization event first occurs.

The Rapid Amortization Period

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

Rapid Amortization Event

The occurrence of a rapid amortization event will affect the flow of funds and may cause acceleration of payments to the holders of the notes. A “rapid amortization event” exists when certain events occur, including

•	the failure by the sponsor or the master servicer to make certain payments, or to perform or cause the depositor to perform certain of their obligations in the sale and servicing agreement;

•
an uncured breach of certain representations and warranties of the sponsor or the depositor relating to the characteristics of a mortgage loan that materially and adversely affects the interests of the noteholders or the note insurer in that mortgage loan;

•	certain events of bankruptcy or insolvency with respect to the holder of the Class R-1 Certificates or the depositor;

•	the issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940; or

•	the aggregate of all draws under the note policy exceeds 1.00% of the principal balance of the notes as of the closing date.

See “Description of the Indenture—Rapid Amortization Events.”

Allocation of Principal Collections

Generally, with respect to a collection period during the managed amortization period, principal collections will be applied

•	first, to purchase additional balances;

•	second, to pay any outstanding net draws created in previous collection periods (but not in excess of 3.00% of the principal balance of the notes for the payment date);

•
third, to pay, pro rata, based on the remaining net draws in excess of the 3.00% limit on the one hand and the principal balance of the notes on the other hand, the remaining net draws until paid in full and principal on the notes to the extent required to create or maintain their required level of overcollateralization; and

•	fourth, any remaining principal collections will be paid to the issuing entity for distribution to the holder of the certificates pursuant to the trust agreement.

With respect to a collection period after the end of the managed amortization period, principal collections may not be applied to purchase additional balances, and if no rapid amortization event has occurred, principal collections will be generally applied

•
first, to pay, pro rata, based on the remaining net draws on the one hand and the principal balance of the notes on the other hand, the net draws until paid in full and principal on the notes, to the extent required to create or maintain the required level of overcollateralization; and

•	second, any remaining amount will be paid to the issuing entity for distribution to the certificates pursuant to the trust agreement.

If a rapid amortization event has occurred on a payment date, 100% of the principal collections will be applied to pay principal on the notes.

See “Description of Notes—Payments on the Notes—Application of Investor Principal Collections.”

Priority of Payment after an Indenture Event of Default

If the payment on the notes has been accelerated after an event of default, any money or property collected by the indenture trustee with respect to liquidation of some or all of the mortgage loans will be applied to pay, in the following order:

•	fees and expenses due to the indenture trustee and the owner trustee;

•	premium owed to the note insurer;

•	interest due on the notes (other than any basis risk carryforward);

•	principal due on the notes until their balance is reduced to zero;

•	amounts owed to the note insurer under the insurance agreement;

•	basis risk carryforward to the notes; and

•	to the issuing entity for distribution in accordance with the trust agreement.

See “Description of the Indenture—Remedies on Event of Default Under the Indenture.”

Priority of Payments; Payments of Charged-off Mortgage Loan Proceeds

Any mortgage loan that is 180 days delinquent will be a charged-off mortgage loan. The close of business on the last day of the calendar month in which the mortgage loan becomes 180 days delinquent is referred to as the charge-off date. A mortgage loan that has been charged-off by the master servicer as bad debt before the related charge-off date will not be a charged-off mortgage loan.

Any net proceeds received with respect to a charged-off mortgage loan that are received in any collection period after the related charge-off date will be charged-off mortgage loan proceeds. Charged-off mortgage loan proceeds will be payable only in accordance with the priorities set forth below and will not be available to make any other payments or to pay any fees or expenses of the issuing entity other than the master servicer’s expenses incurred in connection with the liquidation and sale or foreclosure of a Charged-off Mortgage Loan and if the mortgage loan is secured by a junior lien, a fee equal to 10% of any proceeds from such Charged-off Mortgage Loan, regardless of whether those proceeds arise as a result of a sale, an auction, foreclosure or otherwise. If the charged-off mortgage loan is secured by a first lien, the master servicer will be entitled to receive a disposition fee that will equal the master servicing fee that would have accrued on that mortgage loan after the charge-off date had it not been charged-off.

On each payment date, any charged-off mortgage loan proceeds received during the related collection period will be distributed in the following order:

•	to reimburse the note insurer for prior draws made on the note policy (with interest on the draws);

•
concurrently to pay the notes the investor loss amount for that payment date and to the Class R-1 Certificates in respect of the outstanding net draws (after taking into account all payments on that payment date other than the payments of charged-off mortgage loan proceeds and payments under the note policy), pro rata based on their respective investor loss amounts or liquidation loss amounts, as applicable, for that payment date; and

•	to the Class E-P Certificates, any remaining charged-off mortgage loan proceeds.

Prefunding

Prefunded Amount

On the closing date the depositor will deposit into the additional loan account held with the indenture trustee an amount equal to the excess of

•	the initial principal balance of the notes over

•	the aggregate principal balance of the mortgage loans actually transferred on the closing date.

The prefunded amount will not exceed 25% of the initial principal balance of the notes.

Funding Period

If a prefunded amount is deposited on the closing date, the funding period will begin on the closing date and end on the earlier of the date the amount in the additional loan account is less than $40,000 and the last day of April 2007.

Use of Prefunded Amount

Any prefunded amount in the additional loan account is expected to be used to purchase additional home equity loans. Any prefunded amount not used during the funding period to purchase additional home equity loans will be distributed to the holders of the notes as a prepayment of principal on the payment date immediately following the end of the funding period.

Restrictions on Purchases of Additional Home Equity Loans

Purchases of additional home equity loans are subject to substantially the same criteria as the initial mortgage loans as described in this prospectus supplement and additional requirements related to the mortgage pool composition after the addition of the mortgage loans.

The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal collections and with the amount borrowed to purchase net draws.

See “Description of Mortgage Loans—General,” “—Conveyance of the Mortgage Loans” and “—The Additional Loan Account.”

Interest Shortfall Payments

If needed to make required interest payments on the notes, the master servicer will make interest shortfall payments for the benefit of the noteholders to offset shortfalls in interest collections

•	on the first payment date, if the shortfall is attributable to the prefunding mechanism;

•	on the first payment date, if the shortfall is attributable to the fact that the first interest period is longer than any subsequent interest period; and

•	on the first and second payment dates, if the shortfall is a result of the failure of any mortgage loans to be fully indexed.

These payments will not cover borrower defaults, any interest shortfalls arising from any full or partial prepayment of mortgage loans, or any application of the Servicemembers Civil Relief Act. These payments are not recoverable from the issuing entity.

See “Description of the Sale and Servicing Agreement—Payments on the Mortgage Loans; Deposits to Collection Account and Payment Account.”

Credit Enhancement

General

This transaction includes various mechanisms that are intended to protect the holders of the notes against losses on the mortgage loans.

Excess Interest

The indenture trustee will apply interest collections on the mortgage loans not needed to pay the premium on the note policy and interest on the notes as payments of principal on the notes to account for investor loss amounts and, beginning on the second payment date, to increase the transferor interest to and maintain it at the required transferor subordinated amount. On the first payment date, excess interest will not be applied to increase the transferor interest and, to the extent available after payment of other items in the priority described herein, will be paid to the issuing entity for distribution in accordance with the trust agreement.

Note Policy

The note insurer will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to in this prospectus supplement as the note policy.

The note policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the holders of the notes the full and complete payment of the deficiency amount consisting of

•	the amount by which the aggregate principal balance of the notes is greater than the loan pool balance minus net draws for that payment date, and

•	shortfalls in the payments of interest due on the notes on that payment date.

The effect of the note policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The note policy does not cover payment of basis risk carryforward.

The note policy will guarantee the payment of the outstanding principal balance of the notes on the payment date in May 2037 (after giving effect to all other amounts payable and allocable to principal on the notes on that payment date).

In the absence of payments under the note policy, noteholders will directly bear the credit and other risks associated with their notes.

See “Description of the Notes—The Note Policy.”

Overcollateralization

The mortgage loans are expected to generate more investor interest than is needed to pay monthly interest on the notes. Beginning on the second payment date, the excess interest will be used to make additional principal payments on the notes to reduce the principal balance of the notes below the aggregate principal balance of the mortgage loans (excluding net draws), thereby creating overcollateralization. This overcollateralization is also referred to as the transferor interest. The transferor interest will be required to increase to and thereafter to be maintained at an amount equal to the required transferor subordinated amount. Overcollateralization is intended to provide limited protection to noteholders by absorbing the losses from liquidated mortgage loans that would be otherwise allocated to the notes. On the closing date, the overcollateralization is expected to be approximately zero.

See “Description of the Notes—General.”

Required Transferor Subordinated Amount

The transferor interest will be approximately zero on the closing date. Beginning on the second payment date, the transferor interest will be required to increase to and thereafter be maintained at an amount equal to the required transferor subordinated amount, which will initially be 3.55% of the sum of the aggregate principal balance of the mortgage loans as of the initial cut-off date and the amount deposited in the additional loan account on the closing date. The required transferor subordinated amount may decrease or “step down” after the Stepdown Date as described under “Excess Spread Percentage,” “Loss Percentage,” “Required Transferor Subordinated Amount,” “Spread Rate,” “Stepdown Cumulative Loss Test,” and “Stepdown Date” under “Description of the Notes—Glossary of Key Terms.”

Allocation of Losses

Liquidation loss amounts generally will be allocated pro rata between the Class R-1 Certificates (based on the outstanding net draws) on the one hand and the sum of the principal balance of the notes and the transferor interest on the other hand. Liquidation loss amounts that are not allocated to reduce net draws will have the effect of reducing the transferor interest and, to the extent liquidation loss amounts have the effect of reducing the loan pool balance and the amount in the additional loan account below the principal balance of the notes, may result in a draw on the note policy.

See “Description of the Indenture—Application of Liquidation Loss Amounts.”

The Transferor Interest

The transferor interest is the interest of the holders of the Class C Certificates in the CWHEQ Revolving Home Equity Loan Trust, Series 2007-C. The transferor interest is expected to grow after the first payment date as interest collections in excess of amounts due as interest on the notes are applied as principal payments on the notes, thereby creating the transferor interest (and overcollateralization). The sellers (or one of their affiliates) will own the transferor interest on the closing date. If interest collections are insufficient on a payment date to pay the premium on the note policy and interest on the notes, principal collections that are payable to the transferor interest will instead pay these amounts.

See “Description of the Notes—Limited Subordination of Transferor Interest.”

Optional Advances

The master servicer, in its sole discretion, may make cash advances with respect to delinquent payments of interest on the mortgage loans (or any portion of them). These cash advances are only intended to maintain a regular flow of scheduled interest payments on the notes and are not intended to guarantee or insure against losses. Optional advances will be reimbursed to the master servicer from payments of interest on the mortgage loans. The master servicer will not make any advances with respect to any charged-off mortgage loan after its related charge-off date.

See “The Home Equity Loan Program—Servicing of the Mortgage Loans” and “—Advances.”

Repurchase, Substitution, Purchase, or Removal of Mortgage Loans

The sponsor may be required to repurchase or substitute eligible mortgage loans for any mortgage loans as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the noteholders or the note insurer in those mortgage loans.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by more than 150 days.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the principal balance of the mortgage loan plus interest accrued at the applicable loan rate.

See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans.”

The sponsor also will be obligated to purchase any mortgage loans with respect to which it has agreed to reduce the loan rate and, with certain exceptions, it has agreed to increase the credit limit, subject to certain limitations.

See “Description of the Sale and Servicing Agreement—Modification of Mortgage Loans.”

In addition, subject to certain conditions, the holder of the Class R-1 Certificates will be permitted to remove mortgage loans from the mortgage pool and release them from the lien of the indenture in aggregate principal amount not to exceed the outstanding net draws on the date of removal.

See “Maturity and Prepayment Considerations.”

Maturity Date; Optional Termination

If not sooner paid, the principal balance of the notes will be due on the payment date specified in the table under “Description of the Notes and Certificates” above. The master servicer may with the prior written consent of the note insurer, elect to purchase all of the mortgage loans then held by the issuing entity on any payment date on or after which the aggregate principal balance of the notes is less than or equal to 10% of the initial principal balance of the notes. If the master servicer does not purchase the mortgage loans the note insurer may require the issuing entity to redeem the notes. Any such purchase will result in the redemption of the notes.

See “Description of the Indenture—Redemption of the Notes” in this prospectus supplement and “The Agreements—Termination; Optional Termination” in the prospectus.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (other than the cap contract, the cap contract account, the assets held in the basis risk carryforward reserve fund, and the additional loan account) will consist of two or more REMICs: one or more underlying REMICs and a master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the trust agreement. The master REMIC will issue the notes and the Class C Certificates, which will represent regular interests in the master REMIC.

The notes will also represent the entitlement to receive certain payments from the basis risk carryforward reserve fund and the right to receive the cap payment entitlement. The Class R-1 Certificates will represent the beneficial ownership of the residual interest in the lowest underlying REMIC. The Class R-2 Certificates will represent the beneficial ownership of the residual interest in any other underlying REMICs and the master REMIC.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, the notes may be purchased by a pension, employee benefit, or other plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of notes is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires notes on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The notes will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because some of the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes.

See “Legal Investment” in the prospectus.

Some statements in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

Summary of Transaction Parties

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under “Risk Factors” in the prospectus.

Excess interest from the mortgage loans may not provide adequate credit enhancement

The mortgage loans are expected to generate more investor interest than is needed to pay interest on the notes because the weighted average loan rate on the mortgage loans is expected to be higher than the note rate plus servicing fees and trust expenses. If the mortgage loans generate more interest than is needed to pay interest on the notes, beginning on the second payment date, the excess interest will be used to make additional principal payments on the notes. The use of excess interest to make additional principal payments on the notes will reduce the principal balance of the notes below the outstanding principal balance of the mortgage loans (excluding net draws), thereby creating overcollateralization. Overcollateralization is intended to provide limited protection to noteholders by absorbing the losses from liquidated mortgage loans that would be otherwise allocated to the notes. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to build, maintain, or restore the required level of overcollateralization.

The excess interest available on any payment date will be affected by the actual amount of interest received, collected, or recovered on the mortgage loans during the preceding month. That amount will be influenced by changes in the weighted average of the loan rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the loan rates. Because the index used to determine the loan rates on the mortgage loans is different from the index used to determine the interest rates on the notes, it is possible that the interest rate on the notes may be higher than the loan rates on the mortgage loans. In that event, it may be necessary to apply all or a greater portion of the available interest than initially contemplated to make required payments of interest on the notes. As a result, excess interest may be reduced. Further, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

If the protection afforded by overcollateralization is insufficient, then the noteholders could experience a loss on their investment if the note insurer fails to perform its obligations under the note policy.

Cash flow disruptions could cause payment delays and losses on the notes

Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls could occur in payments to noteholders, if the note insurer fails to perform its obligations under the note policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to the noteholders. If any of the mortgaged properties fails to provide adequate security for the related mortgage loans, you could experience a loss if the note insurer fails to perform its obligations under the note policy.

Your yield and reinvestment may be adversely affected by unpredictability of repayments

During the period in which a borrower may borrow money under the borrower’s line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in any month (and in turn the amount of principal repaid to the noteholders) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. However, prepayments on mortgage loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the mortgage loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. Prepayment experience may be affected by a wide variety of factors, including:

• general economic conditions, • interest rates, • the availability of alternative financing, and • homeowner mobility.

In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See “Description of the Notes” in this prospectus supplement and “Certain Legal Aspects of the Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

You should note that generally, if you purchase your notes at a discount and principal is repaid on the related mortgage loans slower than you anticipate, then your yield may be lower than you anticipate.

The yield to maturity and weighted average life of the notes will be affected primarily by
• the rate and timing of repayments and prepayments on the mortgage loans as compared with the creation and amount of additional balances, and • the realization of liquidation loss amounts.

You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Maturity and Prepayment Considerations” in this prospectus supplement and “Yield, Maturity, and Prepayment Considerations” in the prospectus.

Inability to acquire additional home equity loans may result in prepayment on your notes

The ability of the issuing entity to acquire additional home equity loans for inclusion in the issuing entity depends on the ability of the sponsor to originate or acquire mortgage loans during the funding period that meet the eligibility criteria for additional home equity loans. The ability of the sponsor to originate or acquire these mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation, and economic conditions generally.

If the full amount on deposit in the additional loan account allocated to purchase additional home equity loans cannot be used for that purpose by the end of the funding period, any amounts remaining on deposit in the additional loan account will be paid to the holders of the notes as a prepayment of principal on the first payment date following the end of the funding period. We cannot predict the magnitude of the amounts on deposit in the additional loan account at the end of the funding period.

Limitations on the note policy will limit the amount paid to notes

On each payment date, investors are entitled to the current interest at the applicable rate, without reduction for shortfalls resulting from prepayments or the Servicemembers Civil Relief Act or similar state and local laws. However, the note policy will only cover the current interest on the notes as reduced by these shortfalls. The note policy also does not cover basis risk carryforward.

Withdrawal or downgrading of initial ratings will affect the values of the notes

The ratings of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and the financial strength of the note insurer. Any reduction in the ratings assigned to the financial strength of the note insurer will likely result in a reduction in the ratings of the notes. A reduction in the ratings assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold, or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

Junior lien priority could result in payment delay or loss on the notes

Approximately 98.75% of the mortgage loans by aggregate principal balance as of the statistical calculation date, will be secured by second mortgages. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after the related senior mortgage loan and any related prior statutory liens have been satisfied. If a mortgage loan is in default, the master servicer may determine that such proceeds will be insufficient to cover more than the cost of foreclosure and may charge-off the mortgage loan as a bad debt. Even if foreclosure proceedings are commenced, if the master servicer determines that it is likely that the remaining proceeds would be insufficient to satisfy the senior mortgage and prior liens in the aggregate, it may charge-off the mortgage loan as a bad debt. If the note insurer fails to perform its obligations under the note policy and the other credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear

• the risk of delay in payments while any deficiency judgment against the borrower is sought and

• the risk of loss if the deficiency judgment cannot be obtained or is not realized on. See “Certain Legal Aspects of the Loans” in the prospectus
The issuing entity may be an unsecured creditor under certain mortgage loans because mortgage loan assignments may not be recorded

The mortgage notes will be held by Treasury Bank, a division of Countrywide Bank, FSB, as custodian on behalf of the indenture trustee. Approximately 57.12% of the mortgage loans by aggregate principal balance as of the statistical calculation date were originated by Countrywide Bank, FSB. The indenture trustee will not conduct an independent review or examination of the mortgage files. Although the indenture trustee’s security interest in the mortgage notes relating to the mortgage loans will be perfected with the filing of Uniform Commercial Code financing statements by the issuing entity by the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless an Event of Servicing Termination has occurred and has not been waived or the rating of the long-term senior unsecured debt obligations of Countrywide Home Loans, Inc. falls below a rating of “BBB” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or “Baa2” by Moody’s Investors Service, Inc. In addition, assignments of mortgage loans will not be required to be recorded if the sponsor delivers to the indenture trustee and the note insurer an opinion of counsel reasonably acceptable to each rating agency and the note insurer to the effect that recording is not required

•      to protect the indenture trustee’s interest in the related mortgage loan, or

•      to perfect a first priority security interest in favor of the indenture trustee, as designee of the issuing entity, in the related mortgage loan, if a court were to recharacterize the sale of the mortgage loans to the issuing entity as a financing.

In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuing entity, will make the sale of the mortgage loans to the issuing entity potentially ineffective against

•      any creditors of each of the sellers who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of that seller, or

•      any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuing entity if the purchaser perfects its interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

In addition, the priority of the indenture trustee’s security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes possession of the mortgage note in good faith and without knowledge that the purchase violates the rights of the indenture trustee.

If any of the above events occurs, the issuing entity would be an unsecured creditor of the applicable sellers.

Payments to and rights of investors could be adversely affected by the bankruptcy or insolvency of certain parties

Each seller will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy of that seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to that seller. If that argument is made, you could experience delays or reductions in payments on the notes if the note insurer fails to perform its obligations under the note policy. The sale and servicing agreement will provide that the transfer of the mortgage loans by the depositor to the issuing entity is a valid transfer and assignment of the mortgage loans to the issuing entity. Because the treatment of the transfer as a sale may be contested and the transfer might be characterized as a transfer for security rather than a sale of the mortgage loans, the depositor will also grant to the issuing entity a security interest in the mortgage loans.

If certain events relating to the bankruptcy or insolvency of the sponsor were to occur, additional balances would not be sold to the depositor, transferred by the depositor to the issuing entity, and pledged by the issuing entity to the indenture trustee, and the rapid amortization period would commence.

If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer.
Geographic concentration of mortgaged properties in certain states increases the effect that events in those states could have on the notes

The tables in Annex I show the geographic concentration of the mortgaged properties in the statistical calculation pool, including the percentage by aggregate stated principal balance of the mortgage loans as of the statistical calculation date, that are secured by mortgaged property located in California and Florida. Properties in California may be more susceptible than homes located in other parts of the country to some type of uninsurable hazards, such as earthquakes, floods, mudslides, and other natural disasters. Properties in Florida and the southeastern portion of the United States are also more susceptible than homes located in other parts of the country to certain types of hazards, such as hurricanes, floods, and other natural disasters. In addition,

• economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

• declines in the residential real estate market in states with significant concentrations may reduce the value of properties located in these states, which would result in an increase in the loan-to-value ratios; and

• any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Master servicer has ability to change the terms of the mortgage loans

The master servicer may agree to changes in the terms of a credit line agreement, including permitting a new senior lien on the mortgaged property (with respect to mortgage loans with an aggregate principal balance not to exceed 50% of the initial principal balance of the notes), increasing the credit limit of the mortgage loan, or reducing the loan rate of the mortgage loan, subject to the limitations described under “Description of the Sale and Servicing Agreement—Modification of Mortgage Loans.”

In addition, the master servicer may agree to a change in the terms of a credit line agreement other than those described above if the change

• does not materially and adversely affect the interests of the notes, the note insurer, or the holders of the Class C Certificates,

• is consistent with prudent and customary business practice,

• does not extend the maturity date of the credit line agreement beyond the final maturity date of the notes, and

• does not result in a prohibited transaction tax under Section 860F of the Internal Revenue Code of 1986, or in the failure of any REMIC created under the trust agreement to qualify as a REMIC.

Any increase in the credit limit of a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan.

Difficulties in replacing the master servicer may have a negative effect on the performance of the mortgage loans

The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although a successor master servicer may be required to replace the master servicer if the master servicer is terminated or resigns, if the potential successor is unwilling or unable to perform, it may be necessary to appoint a replacement master servicer. The potential successor master servicer could be unwilling to perform if it determines that the master servicing fee was insufficient and it could be unable to perform if its systems were inadequate. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively affected, beyond what would be expected during a normal servicing transfer transition period, if a replacement master servicer is not retained within a reasonable amount of time.

Issuing entity is dependent on the continued financial strength of the sponsor and master servicer

The performance of the issuing entity is dependent on the continued financial strength of the sponsor and master servicer. Future draws by borrowers are funded by the sponsor. If the sponsor were to become unable or unwilling to continue funding future draws, the issuing entity would be unable to do so. If borrowers’ requests for draws were not honored and the borrowers are in compliance with their credit line agreements, those borrowers might be entitled to withhold payment or rescind their mortgage loans. The sponsor and master servicer have other financial obligations to the issuing entity including the seller interest shortfall amounts and indemnifications for potential tax liabilities and for repurchase of mortgage loans that have been modified. In these circumstances, you could experience a loss if the note insurer fails to perform its obligations under the note policy.

Effect of loan rates on the notes
The notes accrue interest at a rate based on the interpolated one-month and two-month LIBOR index plus a specified margin for the first payment date, and for every payment date after the first payment date the notes accrue interest at a rate based on the one-month LIBOR index plus a specified margin. However, each such rate is subject to a cap based in part on the interest rates on the mortgage loans.

The mortgage loans have interest rates that are based on the prime rate, and each has periodic and maximum limitations on adjustments to its loan rate. As a result, the notes may accrue less interest than they would accrue if the note rate were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could affect the interest rates on the mortgage loans and thus limit the note rate. Some of these factors are:

• The note rate may adjust monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for extended periods in a rising interest rate environment.

• The prime rate may respond to different economic and market factors than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while one-month LIBOR is stable or rising. Although both the loan rates and one-month LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

These factors may adversely affect the yield to maturity on the notes. Any basis risk carryforward on the notes will be paid only to the extent of amounts received on the cap contract and available funds as described in this prospectus supplement. We cannot assure you that all basis risk carryforward will be paid. In addition, the note policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.

The mortgage loans generally have introductory rates that apply to payments made during the first three or six months after origination. After the introductory rate period, the loan rate will be adjusted to the index rate plus the applicable margin. The master servicer is required to cover shortfalls in the amount required to pay the note interest resulting solely from the failure of certain mortgage loans to be fully indexed only for the first two payment dates.

Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the master servicer first purchases the mortgage loan and deposits the purchase price as collections in the relevant collection period. The amount of mortgage loans that may be purchased to accommodate any reductions in loan rate may not exceed 5.0% of the initial principal balance of the notes and is subject to certain requirements as provided in the sale and servicing agreement. See “Description of the Sale and Servicing Agreement—Modification of Mortgage Loans,” and “—Optional Transfers of Mortgage Loans.”

Risk regarding the cap contract
Before the cap contract termination date, the notes will be entitled to receive payments of basis risk carryforward from payments under the cap contract, as described in this prospectus supplement. Investors in the notes should note that the strike price on the cap contract is substantially higher than the level of LIBOR on the date of this prospectus supplement and it varies up and down over time. The cap contract also has a substantial notional amount that could be greater than or less than the outstanding principal balance of the notes at any time. Consequently, the proceeds from the cap contract could be insufficient to cover the shortfalls they are intended to cover. In addition, the cap contract has a limited life and may expire before the notes have been retired.

Payments from the cap contract are dependent solely on the performance of the cap contract counterparty and the cap contract guarantor. Investors should note that the long-term ratings of the cap contract guarantor are lower than “AAA.” Thus, payments of these amounts involve counterparty risk. The note policy does not guarantee, and the ratings assigned to the notes do not cover the likelihood of, any payments from the cap contract or the payment of basis risk carryforward.

Certain of the underlying senior mortgages may be subject to negative amortization

Approximately 13.07% of the mortgage loans by aggregate principal balance of the mortgage loans as of the statistical calculation date will have underlying senior mortgages that are negative amortization loans. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on a senior mortgage loan that is a negatively amortizing loan may become deferred interest that will be added to the principal balance of the senior mortgage loan and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to result in an aggregate payment that fully amortizes the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the senior mortgage loan due to deferred interest.

These borrowers have two adjustable-rate loans whose interest payments may increase and, in the case of the senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans if the borrowers of these loans are unable to pay the increased monthly payments.

Noteholders may not declare an event of default under the indenture

So long as the note insurer is not in default with respect to its obligations under the note policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the note insurer. If an event of default under the indenture occurs, the note insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the trust fund, which will result in redemption, in whole or in part, of the notes. The note insurer’s decisions with respect to defaults may have a significant impact on the weighted average lives of the notes. See“Description of the Indenture—Remedies on Event of Default Under the Indenture.”

Charge-off policy could result in reduced or delayed distributions

A loss with respect to a charged-off mortgage loan will be realized beginning with the collection period immediately after the charge-off date. Since it is unlikely that any liquidation proceeds will have been received before that date, the principal balance of that charged-off mortgage loan will be reduced to zero, resulting in a loss in the amount of the principal balance of that mortgage loan. If the note insurer fails to perform its obligations under the note policy and the other credit enhancements have been exhausted or are otherwise not available to cover the losses, noteholders will bear this loss as it will reduce the principal balance of the notes. Although this amount would be payable under the terms of the note policy, this accelerated recognition of losses may reduce the principal balance of the notes more quickly, which would reduce the interest entitlement of the notes, further reducing the yield on the notes.

The master servicer is required to conduct an auction with respect to the charged-off mortgage loans as described under “The Home Equity Loan Program—Auction of Charged-off Mortgage Loans.” There can be no assurance that the requisite number of bids will be received by the master servicer or that a significant amount of proceeds will be received from any auction of charged-off mortgage loans. The market for charged-off mortgage loans is neither extensive nor liquid and is sensitive to a variety of factors including general economic conditions. A general downturn in the economy is likely to reduce the auction prices for charged-off mortgage loans. The net proceeds from any such auction may be less than the net proceeds that the master servicer would have received had it foreclosed on the mortgaged property related to a charged-off mortgage loan and liquidated that property. In addition, any outstanding advances from the master servicer with respect to a mortgage loan that has become a charged-off mortgage loan will not be reimbursable out of the charged-off mortgage loan proceeds. Instead, those advances will become nonrecoverable advances and will be reimbursed to the master servicer from funds in the collection account before payment to noteholders.

In addition, if the master servicer does not initiate foreclosure proceedings with respect to a delinquent mortgage loan before the related charge-off date, the master servicer will be required to auction the charged-off mortgage loan and will not be able to initiate foreclosure proceedings unless the master servicer receives fewer than two bids for the related charged-off mortgage loan. The delay in initiation of the foreclosure proceeding may result in reduced net proceeds and will result in a delay in the liquidation of the mortgaged property, resulting in a delay in the distribution of the related proceeds.

Any proceeds that are received from the liquidation of a charged-off mortgage loan after the related charge-off date will be charged-off mortgage loan proceeds and will be distributable only in accordance with the priorities under “Description of the Notes—Payments on the Notes—Payments of Charged-off Mortgage Loan Proceeds.”

Recent developments in the residential mortgage market may adversely affect the performance and market value of your notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

Investors should note that delinquencies generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

For a discussion of additional risks pertaining to the notes, see “Risk Factors” in the prospectus.

The Issuing Entity

General

The issuing entity will be CWHEQ Revolving Home Equity Loan Trust, Series 2007-C, which is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of March 29, 2007, between CWHEQ, Inc., as depositor, and Wilmington Trust Company, as owner trustee. The owner trustee serves as trustee of the issuing entity. The issuing entity does not have any directors, officers, or employees. The fiscal year end of the issuing entity is December 31. CWHEQ Revolving Home Equity Loan Trust, Series 2007-C is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “Trust” or “Trust Fund.”

The issuing entity’s activities are limited to those authorized in the trust agreement, which include the transactions and activities entered into in connection with the securitization described in this prospectus supplement, including:

•	issuing the Notes pursuant to the indenture and the Certificates pursuant to the trust agreement, and pledging the assets to the indenture trustee pursuant to the indenture;

•
distributing to the holders of the applicable class of Certificates pursuant to the trust agreement and other transaction documents any portion of the assets released from the lien of the indenture and any other amounts provided for in the sale and servicing agreement;

•	entering into and performing its obligations under the transaction documents to which it becomes party in connection with the securitization described in this prospectus supplement;

•	engaging in activities appropriate to accomplish any of the foregoing or incidental to them; and

•	engaging in any other activities appropriate to conserve its assets and make payments to the holders of the Certificates and the holders of the Notes.

The issuing entity’s permissible activities can only be amended or modified by amending the trust agreement. The trust agreement may be amended by the depositor and owner trustee with the consent of any affected holder of a Certificate and the note insurer, but only if the amendment would not cause an adverse tax event for any noteholder and each rating agency has confirmed that the amendment will not result in a reduction or withdrawal of any of its then current ratings of any of the Notes without taking the note policy into account.

Pursuant to an administration agreement dated as of the closing date among the issuing entity, Countrywide Home Loans, Inc., as administrator, and the indenture trustee, the administrator will perform certain duties and provide certain services to the issuing entity. These duties will include the performance of certain of the issuing entity’s obligations under the indenture, the sale and servicing agreement, and the trust agreement. Pursuant to the administration agreement, the administrator is not authorized to act with respect to certain non-ministerial matters unless it is instructed in writing to act by the issuing entity.

The issuing entity will initially be capitalized through the issuance of the Notes and the Certificates. The issuing entity will exchange the Notes and the Certificates for the mortgage loans and certain other assets pursuant to the sale and servicing agreement. The Notes that will be received by the depositor in exchange for the mortgage loans are being offered by this prospectus supplement. The Certificates will initially be issued to the depositor or one or more affiliates of the depositor.

Under the trust agreement, the owner trustee is not authorized to commence a proceeding in bankruptcy relating to the issuing entity unless each certificateholder has certified to the owner trustee that the holder reasonably believes that the issuing entity is insolvent.

The Notes will be limited recourse obligations of the issuing entity, secured by and payable solely out of the assets of the issuing entity.

The issuing entity’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at its address below under “The Owner Trustee.”

Trust Fund

The property of the issuing entity pledged to the indenture trustee (the “trust fund”) will generally consist of:

•
the principal balance of each mortgage loan as of the close of business on the relevant cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement (“Additional Balances”);

•	collections on the mortgage loans received after the relevant cut-off date (exclusive of payments of accrued interest due on or before the relevant cut-off date);

•	the related mortgage files;

•	properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

•	the collection account and payment account (excluding its net earnings);

•	the additional loan account;

•	the issuing entity’s rights under hazard insurance policies; and

•	the interest of the issuing entity in the sale and servicing agreement, the purchase agreement, and the cap contract.

The Notes will have the benefit of the note policy issued by Financial Guaranty Insurance Company.

Pursuant to the indenture, the issuing entity will grant a security interest in all of its assets, including the mortgage notes related to the mortgage loans owned by the issuing entity, in favor of the indenture trustee on behalf of the noteholders and the note insurer, and file financing statements under the Uniform Commercial Code with the appropriate authority in the states of Delaware and New York. The security interest will be a first priority perfected security interest, enforceable against any party other than a purchaser in good faith that gives new value and takes possession of a mortgage note. The issuing entity will be obligated to maintain such perfected security interest.

The Class C Certificates are sometimes referred to in this prospectus supplement as the Transferor Interest. The Transferor Interest, as of any payment date, will equal the excess of the sum of the related Loan Pool Balance for the payment date (minus Net Draws), over the principal balance of the Notes (after giving effect to the payment of all amounts actually paid on the Notes on that payment date).

The Transferor Interest as of the closing date will equal at least zero. The Transferor Interest is expected to increase on future payment dates beginning on the second payment date until it equals the Required Transferor Subordinated Amount.

The Owner Trustee

Wilmington Trust Company will act as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The owner trustee may hold Notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee and the administrator may, with the prior written consent of the note insurer, appoint co-trustees or separate trustees of any part of the trust fund under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

The owner trustee may resign at any time, in which event the administrator must appoint a successor reasonably acceptable to the note insurer. The administrator may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of its appointment by the successor. The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the issuing entity, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the trust fund on the terms of the transaction documents and it will not be accountable under the trust agreement or any other transaction document except for its own willful misconduct or gross negligence or for the inaccuracy of certain representations and warranties in the trust agreement.

Reimbursement and Indemnification

Under the trust agreement, the owner trustee will be entitled to certain reimbursements for its reasonable expenses incurred by it and will be indemnified against certain liabilities, losses, damages, and expenses that may be imposed on or incurred by it, except to the extent that they arise from its own willful misconduct, bad faith, or gross negligence, the inaccuracy of any of the its representations or warranties in the trust agreement, or its failure to use reasonable care with respect to moneys received by it under the trust agreement. Any such amounts payable to the owner trustee will be payable out of amounts on deposit in the payment account before distributions on the Certificates and, to the extent not paid from the payment account, by the holder of Certificates specified in the trust agreement or by the sponsor.

Termination

The issuing entity will dissolve when it makes its final distribution of all moneys or other property held under the trust agreement and has paid all amounts due and owing to the note insurer under the insurance agreement.

The Note Insurer

Financial Guaranty Insurance Company (the “note insurer”) has supplied the following information for inclusion in this prospectus supplement.

The note insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The note insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

The note insurer is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At December 31, 2006, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. - 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the note insurer or any claims under any insurance policy, including the Policy, issued by the note insurer.

The note insurer is subject to the insurance laws and regulations of the State of New York, where the note insurer is domiciled, including New York’s comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders’ surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the note insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

The following table sets forth the capitalization of the note insurer and subsidiaries as of December 31, 2006 and December 31, 2005, on the basis of U.S. generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2006	December 31, 2005
Unearned Premiums	$1,348	$1,201
Other Liabilities	960	144
Total Liabilities	2,308	1,345
Stockholder's Equity
Common Stock	15	15
Additional Paid-in Capital	1,902	1,895
Accumulated Other Comprehensive Income (Loss), net of tax	6	(14)
Retained Earnings	715	471
Total Stockholder's Equity	2,638	2,367
Total Liabilities and Stockholder's Equity	$4,946	$3,712

The audited consolidated balance sheets of the note insurer and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, stockholder’s equity and cash flows and the accompanying notes thereto for each of the three years in the period ended December 31, 2006, are included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Depositor on March 29, 2007 (SEC file number 333-132375) in connection with the registration statement of which this prospectus supplement is a part. Those financial statements are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading “The Note Insurer” or in Exhibit 99.1 shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Insurer (if any) included in documents filed by the Depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

The New York State Insurance Department recognizes only statutory accounting practices (“SAP”) for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the Insurer’s audited SAP financial statements.

Copies of the Insurer’s most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Insurer’s telephone number is (212) 312-3000.

Neither the note insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the note insurer and the policy set forth under the heading “The Note Insurer” and “Description of the Notes—The Note Policy” herein. In addition, the note insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Recent Developments

On November 15, 2006, the note insurer received a subpoena from the Antitrust Division of the U.S. Department of Justice. Based upon press reports, the note insurer believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts (“Municipal GICs”) and that several other companies (including other financial guarantors) have received similar subpoenas. Until December 18, 2003, when the note insurer was acquired from General Electric Capital Corporation (“GE Capital”) by its current owners, the note insurer was affiliated with certain companies (the “Former Affiliates”) that provided Municipal GICs. The Former Affiliates remained a part of GE Capital after the acquisition of the note insurer, and the outstanding Municipal GICs remained with the Former Affiliates. The subpoena contains no allegations or statements concerning the activities of the note insurer. The note insurer intends to cooperate fully with the investigation.

The Note Insurer’s Credit Ratings

The financial strength of the note insurer is rated “AAA” by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody's Investors Service, and “AAA” by Fitch Ratings. Each rating of the note insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the note insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The note insurer does not guarantee the market price or investment value of the Notes nor does it guarantee that the ratings on the Notes will not be revised or withdrawn.

The Sponsor and Master Servicer

General

Countrywide Home Loans, Inc. (“Countrywide”) will be the sponsor for the transaction and also a seller and the master servicer. Countrywide will service the mortgage loans in accordance with the sale and servicing agreement. It is expected that on the closing date the master servicer will be the only entity servicing the mortgage loans. The master servicer has agreed to service and administer the mortgage loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the mortgaged properties are located. The master servicer has also agreed to represent and protect the interest of the indenture trustee in the mortgage loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding, or litigation regarding a mortgage loan.

Countrywide may perform any of its obligations under the sale and servicing agreement dated as of March 30, 2007, among CWHEQ, Inc., as depositor, Countrywide, as sponsor and master servicer, the issuing entity, and The Bank of New York, as indenture trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements.

The Sponsor and Master Servicer

Countrywide, a New York corporation and a subsidiary of Countrywide Financial Corporation, a Delaware corporation (together with its subsidiaries, “Countrywide Financial”), is the sponsor and will also act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide’s mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994. The master servicer is an affiliate of the other sellers, the depositor, and the underwriter.

Countrywide has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide has been involved in the securitization of mortgage loans since 1969 and home equity loans since 1996. Countrywide reviews the structure of its securitizations and discusses the structure with the related underwriters.

Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, and December 31, 2006, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons. At December 31, 2006, Countrywide provided servicing for approximately $44.349 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

None of the prior home equity loan securitizations of the sponsor has experienced a Rapid Amortization Event.

The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

The following is a description of the underwriting procedures customarily employed by the sponsor and Countrywide Bank, FSB (“Countrywide Bank” and, collectively with the sponsor, the “originators”) with respect to home equity loans. The underwriting procedures employed by the sponsor and Countrywide Bank are identical in all material respects, as discussed below, but do differ in some minor details. The underwriting process is intended to assess the applicant’s credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the applicable originator’s underwriting guidelines will be made when compensating factors are present. These factors include the borrower’s employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

Each applicant for a home equity loan must complete an application that lists the applicant’s assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the applicable originator will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant’s ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments, among other matters.

The applicable originator originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years of W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment.

Under the Reduced Documentation Program, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program.

The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year’s tax returns for borrowers who are self-employed or commissioned.

The Super-Streamlined Documentation program is available for first-lien borrowers with good credit and mortgage history with the applicable originator. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the applicable originator if they have not been 30 days delinquent in payment during the previous twelve-month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the applicable originator is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation, or asset verification is generally required. A telephonic verification of employment is required before loan closing.

Full appraisals are generally performed on all home equity loans. These appraisals are determined on the basis of an originator-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac.

For certain home equity loans that had at origination a credit limit between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state-licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan.

For certain home equity loans with credit limits between $100,000 and $250,000, determined by the FICO score of the borrower, the applicable originator may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line. The minimum amount for draws does not apply to borrowers that are access card holders.

After obtaining all applicable income, liability, asset, employment, credit, and property information, the applicable originator generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower’s gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 55%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The originators currently offer home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

It is generally the originators’ policy to require a title search, legal vesting, or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. If the home equity loan has a maximum draw amount of more than $100,000, the applicable originator typically requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. Home equity loans with a maximum draw amount of up to $250,000 may be insured by a lien protection. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production

	Years Ended December 31,

	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Servicing of the Mortgage Loans

The master servicer has established standard policies for the servicing and collection of home equity loans. Servicing includes, but is not limited to,

•	the collection and aggregation of payments relating to mortgage loans;

•	the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of mortgaged properties; and

•	the preparation of tax related information in connection with mortgage loans.

Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the borrower with the monthly statements. All payments are generally due on the twentieth day of the month.

The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

•	after the mortgage loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the borrower, or

•	if a notice of default on a senior lien is received by the master servicer.

Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the mortgage loans, including any deficiencies.

Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

After foreclosure, the master servicer may liquidate the mortgaged property and charge-off the home equity loan balance that was not recovered through liquidation proceeds. Alternatively, the master servicer may forego foreclosure and charge-off the home equity loan if the net proceeds of foreclosure and liquidation are likely to produce an amount less than the unpaid principal balance of the related senior mortgage and statutory liens.

Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer’s business judgment, changes in the portfolio, and applicable laws and regulations.

Advances

The master servicer, in its sole discretion, may advance the interest component of any delinquent monthly payment (or any portion of it) by depositing the amount into the collection account by the related determination date. Advances are intended to maintain a regular flow of scheduled interest on the Notes rather than to guarantee or insure against losses. The master servicer may retain, from payments of interest on the mortgage loans in each Collection Period, any unreimbursed optional advance made by the master servicer. The Master Servicer is not required to, and will not, make any advances with respect to a Charged-off Mortgage Loan after the related Charge-off Date.

Auction of Charged-off Mortgage Loans

Any Mortgage Loan that is 180 days delinquent will be a “Charged-off Mortgage Loan.” The close of business on the last day of the calendar month in which the mortgage loan becomes 180 days delinquent is referred to as the “Charge-off Date.” A mortgage loan that has been charged-off by the master servicer as bad debt before the Charge-off Date will not be a Charged-off Mortgage Loan.

The master servicer is required under the sale and servicing agreement to use reasonable efforts to solicit bids from at least two unaffiliated third parties for the purchase of a Charged-off Mortgage Loan on a quarterly basis during the period commencing on the related Charge-off Date and ending one year after the related Charge-off Date (such time period, the “Auction Period”). If more than one Charged-off Mortgage Loan exists, the master servicer may solicit bids for a single Charged-off Mortgage Loan, a portion of the outstanding Charged-off Mortgage Loans or all of the outstanding Charged-off Mortgage Loans. If fewer than two bids from unaffiliated third parties with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the master servicer will use reasonable efforts to foreclose the property securing the related Charged-off Mortgage Loan to the extent that the master servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. If two or more bids with respect to a Charged-off Mortgage Loan are received during the related Auction Period, the master servicer will arrange for the sale of the Charged-off Mortgage Loan to the highest bidder. The master servicer will prepare on behalf of the issuing entity any necessary documentation required to transfer title to the Charged-off Mortgage Loans from the issuing entity to the purchaser. The master servicer will deduct from the proceeds of the sale or foreclosure of such Charged-off Mortgage Loan its reimbursable expenses incurred in connection with the liquidation and sale or foreclosure of a Charged-off Mortgage Loan and if the mortgage loan is secured by a junior lien, a disposition fee equal to 10% of any proceeds from such Charged-off Mortgage Loan, regardless of whether those proceeds arise as a result of a sale, an auction, foreclosure or otherwise. If the Charged-off Mortgage Loan is secured by a first lien, the master servicer will be entitled to receive a disposition fee that will equal the master servicing fee that would have accrued on that Mortgage Loan after the Charge-off Date had it not been charged-off.

Description of the Mortgage Loans

General

The issuing entity expects that on the closing date or, if prefunding exists, at the end of the Funding Period, the Loan Pool Balance as of the related cut-off dates will equal approximately $950 million. The mortgage loans will have initial principal balances that may or may not conform to the guidelines of Freddie Mac and Fannie Mae. The Notes will be secured primarily by the mortgage loans and the amount in the additional loan account.

If on the closing date the initial principal balance of the Notes exceeds the Loan Pool Balance as of the initial cut-off date, the prefunded amount will be equal to the excess of the initial principal balance of the Notes over the Loan Pool Balance as of the initial cut-off date, and will be deposited in an additional loan account. The prefunded amount will not exceed 25% of the initial principal balance of the Notes. Subject to the conditions in the sale and servicing agreement, the prefunded amounts may be applied to the purchase of Additional Home Equity Loans for the issuing entity during the Funding Period.

The mortgage loans to be included in the initial pool (the “initial mortgage loans”) are mortgage loans originated by the originators and sold by the sellers to the depositor, and by the depositor to the issuing entity, on the closing date. If the sellers do not have in the aggregate the full amount of mortgage loans that the depositor anticipates purchasing from the sellers and selling to the issuing entity on the closing date, the depositor may reduce the principal balance of the Notes. Likewise, if the sellers have in the aggregate more mortgage loans than anticipated, the depositor may increase the size of the Notes. The initial principal balance of the Notes may not increase or decrease by more than 10%.

Initially, the principal balance of the Notes will equal the sum of the aggregate initial cut-off date principal balance of the initial mortgage loans and any prefunded amount that is deposited on the closing date in the additional loan account to be used to acquire additional mortgage loans (the “Additional Home Equity Loans”). Funds in the additional loan account may be used after the closing date until the earlier of the date on which amounts held in each additional loan account is less than $40,000 and the last day of April 2007 (the “Funding Period”). Any funds remaining in the additional loan account after the end of the Funding Period will be used to prepay the Notes on the first payment date.

The mortgage loans will be selected from among the outstanding home equity revolving credit line loan agreements in the sponsor’s portfolio that meet the criteria described in Annex I. No selection will be made in a manner that would adversely affect the interests of the noteholders or the note insurer.

Under the purchase agreement, each seller will make certain representations and warranties to the depositor relating to, among other things, certain characteristics of the mortgage loans, its good title to them, and its right to affect their conveyance free of any lien or other encumbrance. The sponsor will make similar representations and warranties in the sale and servicing agreement for the benefit of the parties to the sale and servicing agreement and the note insurer. Subject to the limitations described under“Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans,” the sponsor will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the noteholders or the note insurer in that mortgage loan. See “Loan Program—Representations by Sellers; Repurchases” in the prospectus.

Approximately 57.12% and 42.88% of the mortgage loans, by their principal balances as of the statistical calculation date, were originated by Countrywide Bank and the sponsor, respectively. The mortgage loans originated by Countrywide Bank will be sold by Countrywide Bank to the sponsor on or before the closing date.

Mortgage Loan Terms

General. A borrower may obtain an advance on a mortgage loan by writing a check, requesting a wire transfer, or using a credit card in a minimum amount of $250. The minimum amount for draws does not apply to borrowers that are access card holders. Except during the introductory rate period when the mortgage loan interest rate is fixed, the mortgage loans bear interest at a variable rate that changes with changes in the applicable index rate monthly on the first business day of the month preceding the due date. After the introductory rate period, the daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365. The index rate is based on the highest “prime rate” published in the “Money Rates” table of The Wall Street Journal as of the first business day of each calendar month.

The combined loan-to-value ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of the related loan application.

The originators generally offer introductory loan rates on their home equity lines of credit. The introductory rate applies to payments made generally during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with the applicable originator’s approval) are expected to constitute no less than approximately 95% of the Loan Pool Balance to be included in the final mortgage loan pool. These mortgage loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the mortgage loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period. A relatively small number of home equity loans may have no repayment period following the draw period or may be subject to a five-, ten-, or twenty-year repayment period following the draw period during which the outstanding principal balance of the mortgage loan will be repaid in equal monthly installments. None of the mortgage loans as of the statistical calculation date require a balloon repayment at the end of the draw period, that is, they have no repayment period.

The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described in the preceding paragraph.

The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to:

•	for an initial mortgage loan, its principal balance as of the initial cut-off date and for an Additional Home Equity Loan, its principal balance as of the subsequent cut-off date, plus

•	any Additional Balances for the mortgage loan, minus

•	the sum of all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

Pool Characteristics

Annex I provides certain statistical information based on outstanding principal balances as of the close of business on February 28, 2007, which is the “Statistical Calculation Date,” of a significant portion of the initial pool of mortgage loans expected to be transferred to the issuing entity on the closing date. CWHEQ, Inc. believes that the information provided in Annex I as well as other information in this prospectus supplement describing the initial mortgage loans as of the Statistical Calculation Date is representative of the initial mortgage loans expected to be included in the initial mortgage loan pool transferred to the issuing entity on the closing date (the “Pool Characteristics”).

A detailed description of the mortgage loans actually delivered to the issuing entity on the closing date (the “Detailed Description”) will be filed on Form 8-K with the Securities and Exchange Commission after the closing date. Additionally, in accordance with applicable securities laws, if there are material changes in material characteristics of the mortgage loan pool, the depositor will file on Form 8-K with the Securities and Exchange Commission additional information related to those material changes. The Detailed Description will include the information in the same categories that are presented in Annex I with respect to Statistical Calculation Date mortgage loan pool.

None of the mortgage loans actually delivered to the issuing entity on the closing date will be 30 days or more delinquent as of the initial cut-off date. Except in the case of the delinquency information presented in the table below captioned “Delinquency History of the Statistical Calculation Pool in the Twelve-Month Period Ending on the Statistical Calculation Date”, delinquencies with respect to the mortgage loans will be recognized in accordance with the methodology used by the Office of Thrift Supervision. Under this methodology, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment before the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a mortgage loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on January 20 by the close of business on February 20.

Delinquency History of the Statistical Calculation Pool
in the Twelve-Month Period Ending on the Statistical Calculation Date

In the twelve-month period ending on the initial cut-off date the mortgage loans have been delinquent in payment of principal and interest as described in the table below. Solely for the purposes of the delinquency information presented in the following table, delinquencies have been recognized in accordance with the methodology used by the Mortgage Bankers Association. Under this methodology, a Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a Scheduled Payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the Scheduled Payment was originally due. A delinquency represented as “1x30” in the table below indicates a Mortgage Loan with one delinquency of 30-59 days in the twelve-month period ending on the statistical calculation date, and a delinquency represented as “2x30” indicates a Mortgage Loan with two delinquencies of 30-59 days in the twelve-month period ending on the statistical calculation date. Similarly, a delinquency noted as “1x30, 2x60, 1x90” in the table below indicates a Mortgage Loan with one delinquency of 30-59 days, two delinquencies of 60-89 days and one delinquency of 90-119 days in the twelve-month period ending on the statistical calculation date.

Delinquency (Days)	No. of Mortgage Loans	Percent of Statistical Calculation Date Pool Principal Balance	Aggregate Principal Balance
1x30	50	0.49%	$3,225,057.67
1x30, 1x60	3	0.08%	$ 498,000.00
2x30	13	0.15%	$ 981,494.86
2x30, 1x60	2	0.23%	$1,505,000.00
2x30, 2x60	1	(1)	$ 25,000.00
2x30, 1x60, 1x120	1	0.01%	$ 44,994.62
3x30, 1x150	1	0.02%	$ 105,000.00
1x60	6	0.05%	$ 350,832.00
2x60	2	0.02%	$ 132,900.00
2x60, 1x120	1	0.05%	$ 357,000.00
1x90	5	0.08%	$ 517,359.54
2x90, 1x120	1	0.01%	$ 46,691.51
1x120	3	0.02%	$ 105,441.90
1x180	1	(1)	$ 30,979.42
1x240	2	0.01%	$ 50,916.14
_______________________________
(1) Less than 0.01%.

The Detailed Description is as of the initial cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan account. In addition, due to the passage of time between the Statistical Calculation Date and the initial cut-off date, the Detailed Description is expected to vary from the information provided in Annex I because mortgage loans continue to be repaid or drawn upon. After the end of the Funding Period, a detailed description of the mortgage loans, including the Additional Home Equity Loans, substantially in the form of the Detailed Description, will be available and filed on a Form 8-K with the Securities and Exchange Commission.

The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are first and second mortgages or deeds of trust on mortgaged properties expected to be located in 50 states plus the District of Columbia. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units.

Conveyance of the Mortgage Loans

The issuing entity may acquire Additional Home Equity Loans during the Funding Period. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under “The Home Equity Loan Program—Underwriting Procedures Relating to Home Equity Loans.” Additional Home Equity Loans may be purchased during the Funding Period using amounts on deposit in the additional loan account at a cash purchase price of 100% of their principal balance on the subsequent cut-off date. The amount paid from the additional loan account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the Loan Pool Balance will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the additional loan account will decrease accordingly. Additional Home Equity Loans acquired by the issuing entity will be simultaneously pledged to the indenture trustee as part of the trust fund.

Any transfer of Additional Home Equity Loans is subject to various conditions including the requirement that:

•	they satisfy substantially the same loan representations and warranties as the initial mortgage loans;

•	they were identified by using a selection process reasonably believed not to be adverse to the interests of the holders of the Notes, the Certificates, or the note insurer;

•
opinions of counsel, substantially in the same form and delivered to the same addressees as delivered on the closing date, are delivered with respect to the validity of the transfer of, and the perfection of the security interest in, the Additional Home Equity Loans;

•	as of the related subsequent cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the initial mortgage loans had to satisfy on the closing date; and

•	the transfer will not result in a reduction or withdrawal of the then current ratings of the Notes without taking the note policy into account.

The acquisitions of the Additional Home Equity Loans may occur in one or more closings after the closing date.

The Additional Loan Account

The assets of the issuing entity may include an additional loan account. The additional loan account will contain on the closing date a maximum amount equal to 25% of the initial principal balance of the Notes. The actual amount deposited in the additional loan account will be the excess of the initial principal balance of the Notes over the principal balance of the initial mortgage loans as of the initial cut-off date. Monies in the additional loan account are expected to be used to purchase Additional Home Equity Loans during the Funding Period. The additional loan account will be part of the trust and pledged to the indenture trustee. Any funds remaining on deposit in the additional loan account at the end of the Funding Period will be used to prepay the Notes on the first payment date following the end of the Funding Period. The amount on deposit in the additional loan account may be invested in Eligible Investments. Net income on investment of funds in the additional loan account will be paid to the master servicer, and will not be available for payment on the Notes. The additional loan account will not be an asset of any REMIC created pursuant to the trust agreement.

Maturity and Prepayment Considerations

Noteholders will be entitled to receive on each payment date payments of principal in the amounts described under “Description of the Notes—Payments on the Notes,” until the outstanding principal balance of the Notes is reduced to zero. During the Managed Amortization Period, principal collections for the mortgage loans will be applied first, to purchase Additional Balances, second, to pay any outstanding Net Draws created in previous Collection Periods (up to a limit of 3.00% of the principal balance of the Notes for that payment date), and third, pro rata based on the remaining Net Draws in excess of the 3.00% limit on the one hand and the principal balance of the Notes on the other hand, to pay the remaining outstanding Net Draws until paid in full and to pay principal of the Notes to the extent required to increase the Transferor Interest to the Required Transferor Subordinated Amount. Remaining principal collections generally will be paid to the issuing entity for distribution to the holder of the Transferor Interest pursuant to the trust agreement. In addition, the funds remaining in the additional loan account at the end of the Funding Period after the purchase of any Additional Home Equity Loans will be used to prepay the Notes on the first payment date.

Principal collections will not be paid to the issuing entity for the benefit of the holders of the Transferor Interest unless the Transferor Interest is at least equal to the Required Transferor Subordinated Amount, but may be paid to purchase Additional Balances and to cover any outstanding Net Draws. See “Excess Spread Percentage,” “Loss Percentage,” “Required Transferor Subordinated Amount,” “Spread Rate,” “Stepdown Cumulative Loss Test,” and “Stepdown Date” under “Description of the Notes—Glossary of Key Terms.”

On any payment date during the Rapid Amortization Period if no Rapid Amortization Event has occurred, principal collections for the mortgage loans will be allocated between the Notes and the outstanding Net Draws, pro rata based on their outstanding amounts on the payment date. The amount allocated to the Net Draws will be paid to the issuing entity for distribution to the holder of the Class R-1 Certificates pursuant to the trust agreement and the amount allocated to the Notes will be paid as principal to the holders of the Notes until the Transferor Interest is at least equal to the Required Transferor Subordinated Amount, and any remaining amount to the issuing entity for distribution to the holders of the Transferor Interest pursuant to the trust agreement.

On any payment date on or after a Rapid Amortization Event has occurred, principal collections for the mortgage loans will be applied to pay principal on the Notes until paid in full.

In addition, Available Interest Collections for the mortgage loans may be paid, beginning on the second payment date, as principal of the Notes up to the Accelerated Principal Payment Amount. Moreover, to the extent of losses allocable to the Notes, holders of the Notes may also receive the amount of those losses as payments of principal from Available Interest Collections remaining after paying current interest on the Notes. The level of losses on the mortgage loans may therefore affect the rate of payment of principal on the Notes.

After the closing date, the outstanding Net Draws will increase to the extent obligors make more draws than principal payments on the mortgage loans. The sale and servicing agreement and the indenture permit the holders of the Class R-1 Certificates, at their option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove mortgage loans and release them from the lien of the indenture at any time during the life of the Notes, to reduce the outstanding Net Draws to zero so long as the removal of the mortgage loans does not decrease the Transferor Interest to less than the Required Transferor Subordinated Amount or result in the withdrawal or downgrading of the ratings then assigned to the Notes without taking the note policy into account. Although the Net Draws are generally being repaid from principal collections from the mortgage loans before payment of principal on the Notes, in certain circumstances where the Net Draws are paid from principal collections on a pro rata basis with the Notes, removals of mortgage loans may affect the rate at which principal is distributed to the Notes by reducing the Loan Pool Balance and, therefore, the amount of principal collections. See “Description of the Sale and Servicing Agreement—Optional Transfers of Mortgage Loans.”

All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans will affect the weighted average life of the Notes.

The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under “Description of the Mortgage Loans—Mortgage Loan Terms,” rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain “due-on-sale” provisions, and the master servicer intends to enforce them unless

•	enforcement is not permitted by applicable law or

•	the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related mortgage loan. See “Certain Legal Aspects of the Loans—Due-on-Sale Clauses” in the prospectus.

The sellers are not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the closing date (or in the case of Additional Home Equity Loans, until 30 days after they are acquired by the issuing entity). See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans.” If a seller fails to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the issuing entity. The principal balance of any mortgage loan so transferred will be deducted from the Loan Pool Balance, thus reducing the amount of the Transferor Interest. If after the deduction the Transferor Interest would be less than the Required Transferor Subordinated Amount at the time, then a “Transfer Deficiency” will exist. The amount of the Transfer Deficiency is the lesser of (i) the principal balance of the mortgage loan transferred from the issuing entity and (ii) the excess of (a) the Required Transferor Subordinated Amount over (b) the Transferor Interest.

If a Transfer Deficiency exists, the sponsor must transfer to the issuing entity Eligible Substitute Mortgage Loans or deposit into the collection account an amount equal to the excess of the Transfer Deficiency over the principal balance of any Eligible Substitute Mortgage Loans transferred to the issuing entity (the “Transfer Deposit Amount”). See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans.” Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust fund by the issuing entity will be treated as a payment of principal of the mortgage loan.

The yield to an investor who purchases the Notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans is different from the rate anticipated by the investor at the time the Notes were purchased.

Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month (which may be only accrued interest) or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.

We cannot predict the level of prepayments that will be experienced by the trust fund and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See “Yield, Maturity and Prepayment Considerations” in the prospectus.

Pool Factor

The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the outstanding principal balance of the Notes as of each payment date (after giving effect to any payment of principal of the Notes on the payment date) as a proportion of the initial principal balance of the Notes. On the closing date, the pool factor for the Notes will be 1.0000000. See “Description of the Notes—Payments on the Notes.” Thereafter, the pool factor for the Notes will decline to reflect reductions in the outstanding principal balance.

Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the pool factor and various other items of information for the Notes will be prepared by the master servicer and will be made available to the holders of the Notes on the indenture trustee’s website. In addition, within 60 days after the end of each calendar year, beginning after the end of the 2007 calendar year, information for tax reporting purposes will be made available to each person who has been a holder of Notes of record at any time during the preceding calendar year. See “Description of the Notes—Book-Entry Notes” and “Description of the Indenture—Reports to Noteholders.”

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss, and prepayment data for Countrywide is available online at http://www.countrywidedealsdata.com?CWDD=03200702. This static pool data is not part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

We cannot assure you that the prepayment, loss, or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss, or delinquency experience of any of the other securitized pools sponsored by Countrywide. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the mortgage loans sold to the issuing entity. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

Description of the Notes

General

The Notes will be issued pursuant to the indenture. We summarize below the material provisions pursuant to which the Notes will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the indenture. When particular provisions or terms used in the indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the indenture after the issuing entity issues the Notes.

The Revolving Home Equity Loan Asset Backed Notes, Series 2007-C will consist of the Class A Notes. In addition, the issuing entity will also issue the Class C, Class E-P, the Class R-1, and the Class R-2 Certificates pursuant to the trust agreement.

When describing the Notes and the Certificates in this prospectus supplement we use the following terms:

Designation	Class of Certificates
Notes:	Class A Notes
Certificates:	Class C Certificates, Class E-P Certificates, Class R-1 Certificates, and Class R-2 Certificates
Transferor Interest:	Class C Certificates
Securities:	Notes and Certificates

The Notes are offered under this prospectus supplement. The Certificates are not offered under this prospectus supplement.

The Notes and the Certificates are generally referred to as the following types:

Class	Type
Notes:	Adjustable Rate
Class C Certificates:	Residual/Transferor Interest
Class E-P Certificates:	Excess Charged-off Mortgage Loan Proceeds
Class R-1 Certificates:	REMIC Residual/Accretion
Class R-2 Certificates:	REMIC Residual

Payments on the Notes will be secured by the grant of a first priority security interest in the mortgage loans to the indenture trustee for the benefit of the noteholders and the note insurer. Any information in this prospectus supplement with respect to the Certificates is provided only to permit a better understanding of the Notes.

Definitive notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the Notes. See “—Book-Entry Notes” below. No service charge will be made for any registration of exchange or transfer of Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The initial principal balance of the Notes is expected to equal approximately $950 million.

The Class R-1 Certificates will not have an initial certificate principal balance and their principal balance from time to time and payments on them will be determined based on the outstanding Net Draws. The Class R-2 Certificates will have an initial principal balance of $100 which is expected to be paid down to zero on the first payment date. Neither the Class R-1 (including the related Net Draws) nor the Class R-2 Certificates provides credit enhancement to the Notes. The Class E-P Certificates will not have a certificate principal balance and will not accrue interest. The Class E-P Certificates will be entitled to receive certain Charged-off Mortgage Loan Proceeds only. See “Description of the Notes—Payments on the Notes—Payments of Charged-off Mortgage Loan Proceeds.”

Each Note represents the right to receive payments of interest at the note rate and payments of principal as described below. The principal amount of the Notes on any payment date is equal to the initial principal balance of the Notes minus the aggregate of amounts actually paid as principal on the Notes. See “—Payments on the Notes” below. The primary source of payment on the Notes is the collections on the mortgage loans. See “Description of the Sale and Servicing Agreement—Allocations and Collections.” The Notes will also have the benefit of the note policy.

The portion of the interest collections on the mortgage loans that are Available Interest Collections will be paid in accordance with the order of priority described under “Description of the Notes—Payment of the Notes—Application of Available Interest Collections,” the portion of the interest collections that are not Available Interest Collections will be paid to the Class R-1 Certificates, and any excess interest remaining after application of Available Interest Collections to the Notes and other items in the priority described under “Description of the Notes—Payment of the Notes—Application of Available Interest Collections” will be paid to the issuing entity for distribution in accordance with the trust agreement.

During the Managed Amortization Period, principal collections on the mortgage loans that are not allocated to purchase Additional Balances will be allocated first to repay the outstanding Net Draws (up to a monthly cap of 3.00% of the then outstanding principal balance of the Notes) and second, to pay any remaining Net Draws and principal on the Notes, pro rata, based on any remaining Net Draws and the amount necessary to reach the Required Transferor Subordinated Amount. Thereafter, principal collections will be allocated to the issuing entity for distribution to the holders of the Transferor Interest pursuant to the trust agreement.

The indenture requires that the Transferor Interest be increased to, and thereafter maintained at, the Required Transferor Subordinated Amount to the extent funds are available to do so. The Transferor Interest as of the closing date is at least zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the Transferor Interest on future payment dates after the first payment date until it equals the Required Transferor Subordinated Amount.

The Required Transferor Subordinated Amount initially is approximately $33,725,000, which is approximately 3.55% of the initial principal balance of the Notes. The Required Transferor Subordinated Amount may decrease as described in“Excess Spread Percentage,” “Loss Percentage,” “Required Transferor Subordinated Amount,” “Spread Rate,” “Stepdown Cumulative Loss Test,” and “Stepdown Date” under “Description of the Notes—Glossary of Key Terms.” The holders of the Transferor Interest will initially be the sellers (or one of their affiliates). In general, the Loan Pool Balance will vary each day as principal is paid on the mortgage loans, liquidation losses on the mortgage loans are incurred, and Additional Balances on the mortgage loans are created by borrowers on those mortgage loans and transferred to the issuing entity.

Certain Available Interest Collections will be applied as a payment of principal of the Notes after the first payment date after the closing date to decrease the outstanding principal balance of the Notes until the difference between the Loan Pool Balance (reduced by outstanding Net Draws) and the outstanding principal balance of the Notes is an amount equal to the Required Transferor Subordinated Amount for the payment date. The amount of the Available Interest Collections so applied as a payment of principal on the Notes is an “Accelerated Principal Payment Amount.” The Accelerated Principal Payment Amount will not be paid as principal on the Notes on the first payment date and therefore the Transferor Interest is not expected to increase before the second payment date. The requirement to increase the Transferor Interest to, and thereafter maintain it at, the Required Transferor Subordinated Amount is not an obligation of the sponsor, any seller, the master servicer, the indenture trustee, the note insurer, or any other person.

Pursuant to the insurance agreement, if the Required Transferor Subordinated Amount increases, it may be permitted to decrease thereafter. Any decrease may result in the release of principal collections from the issuing entity to the holders of the Transferor Interest or removal of mortgage loans (by the holders of the Class R-1 Certificates) in an amount up to the decrease in the Required Transferor Subordinated Amount (net of any reimbursement amounts due to the note insurer), on payment dates occurring after the step down takes effect. See “Description of Notes—Payments on the Notes—Principal Collections” and “Description of the Sale and Servicing Agreement—Optional Transfers of Mortgage Loans.”

Book-Entry Notes

The Notes will be book-entry notes. Persons acquiring beneficial ownership interests in the Notes may elect to hold their notes through The Depository Trust Company in the United States, or upon request Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry Notes in minimum denominations representing principal balances of $25,000 and in multiples of $1.00 in excess of that. Except as described below, no person acquiring a book-entry note will be entitled to receive a definitive note representing the note. Until definitive Notes are issued, Cede & Co., as nominee of DTC, is expected to be the only “noteholder” of the Notes. Beneficial owners of the Notes will not be noteholders as that term is used in the indenture. Beneficial owners of the Notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. See “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Glossary of Key Terms

“Aggregate Note Interest”—for each payment date, means interest accrued during the related Interest Period on the principal balance of the Notes immediately before that payment date and the Unpaid Investor Interest Shortfall (other than any Basis Risk Carryforward) for that payment date.

“Available Interest Collections”—for each payment date is the sum of (i) the product of (a) the interest collections on the mortgage loans during the related Collection Period (including optional advances made by the master servicer, and excluding the master servicing fee) and (b) the Floating Allocation Percentage for the payment date and (ii) the Interest Shortfall Deposit.

“Available Investor Interest”—for each payment date is the sum of the Available Interest Collections available to be applied to make payments to the holders of the Notes and any Subordinated Transferor Collections available to be applied to make payments to the holders of the Notes.

“Available Principal Collections”—for a payment date are the remaining principal collections from the mortgage loans (including any net liquidation proceeds) for the related Collection Period after their application for the purchase by the issuing entity of Additional Balances.

“Charged-off Mortgage Loan Proceeds”—means all proceeds received with respect to a Charged-off Mortgage Loan after the related Charge-off Date in connection with the partial or complete liquidation of a Charged-off Mortgage Loan (whether through an indenture trustee’s sale, foreclosure sale, the auction process described under “The Home Equity Loan Program—Auction of Charged-off Mortgage Loans,” or otherwise) or in connection with any condemnation or partial release of the related mortgaged property, together with the proceeds received after the related Charge-off Date with respect to any mortgaged property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Mortgage Loan (net of reimbursable expenses and the related disposition fee).

“Collection Period”—related to a payment date is the calendar month preceding the payment date or, in the case of the first Collection Period, the period beginning on the initial cut-off date and ending on the last day of April 2007.

“Excess Spread Percentage” —for each payment date means a percentage equal to (a) the weighted average Loan Rate of the Mortgage Loans for the related Collection Period minus (b) the sum of (i) the related Note Rate, (ii) the premium rate on the note policy, and (iii) the Servicing Fee Rate, the rate of owner trustee fee and the rate of indenture trustee fee, expressed as a percentage of the outstanding principal balance of the Notes.

“Floating Allocation Percentage”—for each payment date is the lesser of 100% and a fraction whose numerator is the outstanding principal balance of the Notes immediately before that payment date plus the Transferor Interest and whose denominator is the Loan Pool Balance for the previous payment date.

“Interest Shortfall Deposit”—see “Description of the Sale and Servicing Agreement—Payments on Mortgage Loans; Deposits to Collection Account and Payment Account.”

“Investor Loss Amount”—for each payment date is the excess of the principal balance of the Notes immediately before the payment date over the sum of the Loan Pool Balance.

“Investor Principal Collections”—see “Description of Notes—Payments on the Notes—Application of Principal Collections.”

“Liquidated Mortgage Loan”—for each payment date is any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the mortgaged property have been recovered.

“Liquidation Loss Amount”—for each Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

“Loan Pool Balance”—for each payment date is the aggregate of the principal balances of all mortgage loans plus all amounts on deposit in the Additional Loan Account, each as of the end of the related Collection Period. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan and Charged-off Mortgage Loans) on any day is equal to its cut-off date principal balance, plus any Additional Balances for the mortgage loan minus all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero, and the principal balance of a Charged-off Mortgage Loan after the Charge-off Date is zero.

“Loss Percentage” —for any payment date is a percentage equal to the product of (a) 12 and (b) the result of (i) the aggregate of the Liquidation Loss Amounts during the related Collection Period divided by (ii) the Loan Pool Balance as of the last day of the related Collection Period.

“Net Draws”—for a payment date is the aggregate amount of advances of funds made by the holder of the Class R-1 Certificates to purchase Additional Balances in all Collection Periods minus the aggregate amount of principal collections on the mortgage loans previously paid to the Class R-1 Certificates with respect to these advances minus the principal balances of mortgage loans removed by the holder of the Class R-1 Certificates to reduce the Net Draws balance minus any Liquidation Loss Amount allocated to the Net Draws.

“Net Draws Principal Payment”—for a payment date is the amount of principal collections from the mortgage loans applied on the payment date to the payment of the outstanding Net Draws to the holder of the Class R-1 Certificates, determined as follows:

• during the Managed Amortization Period, the Net Draws Principal Payment for a payment date will be the least of

(i) the Net Draws,

(ii)  the Available Principal Collections, and

(iii) the sum of (a) Available Principal Collections in an amount equal to 3.00% of the principal balance of the Notes immediately before the payment date and (b) the remaining Available Principal Collections (after that 3.00%) times a fraction whose numerator is Remaining Net Draws and whose denominator is the sum of the Remaining Net Draws and the principal balance of the Notes,

• during the Rapid Amortization Period if a Rapid Amortization Event has not occurred, the Net Draws Principal Payment for a payment date will be principal collections from the mortgage loans for the related Collection Period times a fraction whose numerator is the Net Draws and whose denominator is the sum of Net Draws and the aggregate principal balance of the Notes, and

• if a Rapid Amortization Event has occurred, the Net Draws Principal Payment for a payment date will be zero.

“Remaining Net Draws”—is Net Draws minus 3.00% of the principal balance of the Notes immediately before that payment date.

“Required Amount”—see “Limited Subordination of Transferor Interest” under “Description of the Notes.”

“Required Transferor Subordinated Amount” - for any payment date, means (x) prior to the Stepdown Date, 3.55% of the initial principal balance of the Notes; and (y) on and after the Stepdown Date, an amount equal to the greater of (A) the product of (i) 2, (ii) 3.55% and (iii) the Loan Pool Balance as of the close of business on the last day of the related Collection Period; and (B) 0.50% of the initial principal balance of the Notes; provided; however, for any Payment Date occurring after the thirtieth payment date on which the Spread Rate is less than 1.00% or on which the Stepdown Cumulative Loss Test has not been met, the Required Transferor Subordinated Amount will equal the Required Transferor Subordinated Amount for the immediately preceding payment date..

“Spread Rate”—with respect to any payment date, the Excess Spread Percentage minus the Loss Percentage.

“Stepdown Cumulative Loss Test”—means a test that is met on any payment date if the percentage of the cumulative losses on the mortgage loans as of such payment date is less than the applicable percentage listed below of the sum of the Loan Pool Balance and any amount on deposit in the additional loan account, each as of the closing date

Payment Date	Percentage
October 2009 - April 2010	2.90% with respect to the October 2009 payment date, plus an additional 1/7th of 1.40% for each month thereafter through the April 2010 payment date
May 2010 - April 2011	4.30% with respect to the May 2010 payment date, plus an additional 1/12th of 1.85% for each month thereafter through the April 2011 payment date
May 2011 - April 2012	6.15% with respect to the May 2011 payment date, plus an additional 1/12th of 1.45% for each month thereafter through the April 2012 payment date
May 2012 - April 2013	7.60% with respect to the May 2012 payment date, plus an additional 1/12th of 0.95% for each month thereafter through the April 2013 payment date
May 2013 - April 2014	8.55% with respect to the May 2013 payment date, plus an additional 1/12th of 0.90% for each month thereafter through the April 2014 payment date
May 2014 and thereafter	9.45%

“Stepdown Date”—means the later to occur of (a) the thirtieth payment date and (b) the payment date on which the principal balance of the Notes is reduced below 50% of the initial principal balance of the Notes.

“Transferor Interest”—for any payment date the excess of

•	the sum of the Loan Pool Balance (minus outstanding Net Draws) for that payment date over

•	the principal balance of the Notes (after giving effect to the payment of all amounts actually paid on the Notes on that payment date).

“Unpaid Investor Interest Shortfall”—for each payment date is the aggregate amount of the accrued interest on the Notes for a prior payment date that has not been paid to the holders of the Notes.

Payments on the Notes

Beginning with the first payment date, payments on the Notes will be made by the indenture trustee or a paying agent on each payment date to the persons in whose names the Notes are registered on the record date. The record date for book-entry notes is the close of business on the day before each payment date. The record date for physical notes is the close of business on the last day of the month preceding each payment date. The term “payment date” means the fifteenth day of each calendar month or, if the fifteenth day of the month is not a business day, then the next business day after the fifteenth day of the month. Generally, payments on the Notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the record date. At the request of a noteholder owning at least $1,000,000 principal amount of Notes payments will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final payment on the Notes upon redemption will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. A “business day” is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California, or Texas are required or authorized by law to be closed.

Application of Available Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Available Interest Collections in the following order of priority:

(1)	concurrently, to pay the indenture trustee the indenture trustee fee and the owner trustee the owner trustee fee;

(2)	to pay the note insurer the premium for the note policy;

(3)	to pay holders of the Notes the Aggregate Note Interest;

(4)	to pay holders of the Notes the Investor Loss Amount;

(5)	to reimburse the note insurer for prior draws made from the note policy (with interest on the draws);

(6)	on and after the second payment date, to pay holders of the Notes the Accelerated Principal Payment Amount;

(7)	to pay any other amounts owed to the note insurer pursuant to the insurance agreement;

(8)	to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement, to the extent not already paid;

(9)
to the Basis Risk Carryforward Reserve Fund, first the Basis Risk Carryforward for the Notes remaining unpaid after application of amounts in the Basis Risk Carryforward Reserve Fund and amounts in the Cap Contract Account, and second to restore the amount in the Basis Risk Carryforward Reserve Fund to $1,000; and

(10)	the remaining amounts to the issuing entity for distribution to the holders of the Certificates pursuant to the trust agreement.

Payments to holders of the Notes pursuant to clauses (3), and (9) will be interest payments on the Notes. Payments to holders of the Notes pursuant to clauses (4), and (6) will be principal payments on the Notes and will therefore reduce their outstanding principal balance. The Accelerated Principal Payment Amount and any Basis Risk Carryforward are not guaranteed by the note policy.

In addition, on each payment date, funds in the Cap Contract Account will be paid to the Notes as interest up to the Cap Payment Entitlement. See “Payments of Funds from the Cap Contract” below.

Interest will be paid on the Notes on each payment date at the note rate for the related Interest Period. The note rate for a payment date will be a per annum rate equal to the lesser of:

(a)	for the first payment date, the interpolated one-month and two-month LIBOR and for every payment date after the first payment date, one-month LIBOR, in each case, plus the margin, and

(b)
the weighted average loan rates of the mortgage loans (weighted on the basis of the daily average balance of each mortgage loan during the related billing cycle before the Collection Period relating to the payment date), adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in an interest period and a year assumed to consist of 360 days net of

•	the Servicing Fee Rate, the indenture trustee fee, and the owner trustee fee,

•	the rate at which the premium payable to the note insurer is calculated, and

•	commencing with the payment date in May 2008, 0.50% per annum.

Payments of Funds from the Cap Contract. On each payment date through the Cap Contract Termination Date, amounts allocated to the trust fund in respect of the Cap Contract for the payment date will be deposited in a sub-account of the Basis Risk Carryforward Reserve Fund (the “Cap Contract Account”) and then paid on the Notes to up to the Cap Payment Entitlement. The “Cap Payment Entitlement” for any payment date is any outstanding Basis Risk Carryforward for the Notes on that payment date before the application of Available Interest Collections to the payment of Basis Risk Carryforward in the priority described under “Description of Notes—Payments on the Notes—Application of Available Interest Collections” above.

Any amounts remaining in the Cap Contract Account after the application of the Cap Payment Entitlement will not be available to make payments of any Basis Risk Carryforward on the Notes unless the Cap Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the trust fund in respect of the Cap Contract will be deposited by the indenture trustee in the Cap Contract Account to cover future Cap Payment Entitlements for the Notes until the Cap Contract Termination Date. See “—Basis Risk Carryforward Reserve Fund” below.

The “Basis Risk Carryforward” for any payment date will equal the sum of

(x) the excess of

•	the amount of interest that would have accrued on the Notes during the Interest Period had interest been determined by reference to LIBOR plus the margin over

•	the interest actually accrued on the Notes during the Interest Period,

(y)	any Basis Risk Carryforward for the Notes remaining unpaid from prior payment dates, and

(z)	interest on the amount in clause (y) at LIBOR plus the margin.

Basis Risk Carryforward Reserve Fund. The indenture will require the indenture trustee to establish an account on the closing date (the “Basis Risk Carryforward Reserve Fund”), which is held in trust by the indenture trustee on behalf of the noteholders and the Class C Certificates. On the closing date, the issuing entity will cause $1,000 to be deposited in the Basis Risk Carryforward Reserve Fund. The Basis Risk Carryforward Reserve Fund will not be an asset of any REMIC.

On each payment date, to the extent of any Available Interest Collections remaining after the application of any payments made under clause (8) under “Description of the Notes—Application of Available Interest Collections” above, the indenture trustee will deposit in the Basis Risk Carryforward Reserve Fund from the excess collections from the mortgage loans first, any amount of Basis Risk Carryforward on the Notes remaining after they are paid from the amount deposited in the Basis Risk Carryforward Reserve Fund and after the Notes are paid the Cap Payment Entitlement from the Cap Contract Account, and second, the amount required to replenish the amount in the Basis Risk Carryforward Reserve Fund to $1,000.

The margin for the Class A Notes will be 0.15% per annum.

Interest on the Notes for any payment date will accrue from the preceding payment date (or, in the case of the first payment date, from the closing date) through the day preceding the payment date (each period, an “Interest Period”) on the basis of the actual number of days in the Interest Period and a 360-day year. Interest for each payment date will accrue on the outstanding principal balance immediately before that payment date.

Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period. The reset date for each Interest Period is the second LIBOR business day before the first day of the Interest Period. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the closing date. As the first Interest Period will be more than one month but less than two months in duration, LIBOR for the first Interest Period will be determined by the method described below but based on interpolation by reference to the one month rate and the two month rate.

“LIBOR” will equal the rate for United States dollar deposits for one month that appears on the Bloomberg Terminal on the reset date for an Interest Period.

If that rate does not appear on Bloomberg Terminal (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee and the note insurer), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 a.m., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee and with the note insurer.

The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee and the note insurer, as of 11:00 a.m., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period.

LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Transferor Collections. Collections allocable to the Transferor Interest will be paid to the holders of the Class C Certificates pursuant to their terms by the issuing entity under the trust agreement.

Application of Investor Principal Collections. The period beginning on the closing date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in April 2017 is the “Managed Amortization Period.” The amount of principal collections payable to the Notes for each payment date will be referred to as the “Investor Principal Collections.”

During the Managed Amortization Period, Investor Principal Collections will equal the lesser of

•
the excess of the amount of principal collections on the mortgage loans for the payment date over the aggregate of Additional Balances created on the mortgage loans during the Collection Period minus the Net Draws Principal Payment, and

•	the amount required to pay on the Notes to increase the Transferor Interest such that it at least equals the Required Transferor Subordinated Amount.

Beginning with the first payment date following the end of the Managed Amortization Period (the “Rapid Amortization Period”) and if no Rapid Amortization Event has occurred, Investor Principal Collections will equal the lesser of

•	the excess of the amount of principal collections on the mortgage loans for the payment date over the Net Draws Principal Payment, and

•	the amount required to pay on the Notes to increase the Transferor Interest such that it at least equals the Required Transferor Subordinated Amount.

On any payment date on or after which a Rapid Amortization Event has occurred, Investor Principal Collections will equal all principal collections on the mortgage loans for the related Collection Period.

On any payment date before a Rapid Amortization Event has occurred, Investor Principal Collections will be first applied to pay principal on the Notes to the extent required to increase the Required Transferor Subordinated Amount to the required level.

On any payment date on or after a Rapid Amortization Event has occurred, Investor Principal Collections will be applied to pay principal on the Notes until paid in full.

The payments of principal to the Noteholders will not exceed the initial principal balance of the Notes. After the occurrence of a Rapid Amortization Event neither the holders of the Transferor Interest nor the holder of the Class R-1 Certificates representing Net Draws will be entitled to distributions of principal until the principal balance of the Notes has been reduced to zero.

The Net Draws Principal Payment payable with respect to outstanding Net Draws on each payment date before the occurrence of a Rapid Amortization Event will be paid to the issuing entity for distribution to the holders of the Class R-1 Certificates pursuant to the trust agreement. Principal collections on the mortgage loans remaining after the payment of principal on the Notes on each payment date before the occurrence of a Rapid Amortization Event will be allocated to the issuing entity for distribution to the holders of the Transferor Interest.

In addition, on the payment date in May 2037 the Noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding principal balance of the Notes.

The actual final payment date with respect to the Notes could occur significantly earlier than the maturity date specified above because:

•
repayment of the mortgage loans likely will be applied to the payment of their principal balance (subject to the application of principal collections to purchase Additional Balances and to pay the Net Draws Principal Payment as described above), and

•
with the consent of the note insurer, the master servicer may purchase all the mortgage loans in the issuing entity when the Loan Pool Balance (minus Net Draws) is less than or equal to 10% of the initial principal balance of the Notes. If the master servicer does not purchase the mortgage loans the note insurer may require the issuing entity to redeem the notes.

In addition to Investor Principal Collections, on the payment date after the end of the Funding Period, any prefunded amount in the additional loan account not used during the Funding Period to purchase Additional Home Equity Loans will be distributed to the Noteholders as a prepayment of principal.

Payments of Charged-off Mortgage Loan Proceeds. On each payment date, any Charged-off Mortgage Loan Proceeds received during the related Collection Period will be distributed in the following order:

•	to reimburse the note insurer for prior draws made on the note policy (with interest on the draws);

•
concurrently to pay the Notes the Investor Loss Amount for that payment date and the Class R-1 Certificates in respect of the outstanding Net Draws (after taking into account all payments on that payment date other than the payments of Charged-Off Mortgage Loan Proceeds and payments under the note policy), pro rata based on their respective Investor Loss Amounts and Liquidation Loss Amounts, as applicable, for the payment date; and

•	to the Class E-P Certificates, any remaining Charged-Off Mortgage Loan Proceeds.

The Paying Agent. The paying agent initially will be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the noteholders.

The Cap Contract

Swiss Re Financial Products Corporation (“SRFP” or the “Cap Contract Counterparty”) has entered into the Cap Contract, as evidenced by the confirmation between Countrywide Home Loans, Inc. and the Cap Contract Counterparty (the “Cap Contract”). Pursuant to the Cap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Cap Contract, as if the ISDA Master Agreement had been executed by the sponsor and the Cap Contract Counterparty on the date that the Cap Contract was executed. The Cap Contract is subject to certain ISDA definitions. On the closing date, Countrywide Home Loans, Inc. will assign its rights under the Cap Contract to The Bank of New York, as cap contract administrator (in such capacity, the “Cap Contract Administrator”), Countrywide Home Loans, Inc., the Cap Contract Administrator, and the indenture trustee will enter into a cap contract administration agreement (the “Cap Contract Administration Agreement”) pursuant to which the Cap Contract Administrator will allocate any payments received under the Cap Contract between the indenture trustee and the sponsor as described below.

Through the Cap Contract Termination Date, any amounts received under the Cap Contract by the Cap Contract Administrator allocated to the indenture trustee for the benefit of the trust fund will be paid to Class A Notes up to the Cap Payment Entitlement as described above under “Description of the Notes—Payments on the Notes—Payments of Funds from the Cap Contract.” On any payment date, amounts not required to pay the Cap Payment Entitlement will be distributed by the Cap Contract Administrator to the sponsor and will not thereafter be available for payments on the Notes, unless remaining amounts are allocated to the indenture trustee in connection with an early termination of the Cap Contract in which case such amounts will be held by the indenture trustee until the Cap Contract Termination Date to pay future Cap Payment Entitlements on the Notes.

With respect to the Cap Contract and any payment date through the Cap Contract Termination Date, the amount payable by the Cap Contract Counterparty under the Cap Contract will equal the product of:

(i) the excess of one-month LIBOR (as determined by the Cap Contract Counterparty) for the payment date over the Cap Strike specified in the table below for the relevant payment date,

(ii) the Cap Contract Notional Balance for the payment date, and

(iii) the actual number of days in the related Accrual Period, divided by 360.

Pursuant to the Cap Contract Administration Agreement, on each payment date, the Cap Contract Administrator will allocate any payment received from the Cap Contract Counterparty under the Cap Contract for the payment date (other than any termination payment, which will be allocated as described below) first, to the indenture trustee, up to the amount that would be payable under the related Cap Contract if clause (ii) of the preceding sentence were equal to the lesser of the Cap Contract Notional Balance for the payment date and the principal balance of the Notes immediately before the payment date (any such amount, a “Net Cap Contract Payment”), and second, to the sponsor, any remainder (any such remainder, an “Excess Cap Contract Payment”). Excess Cap Contract Payments will not be available to cover any Cap Payment Entitlements or Basis Risk Carryforward on the Notes.

The “Cap Contract Notional Balance” for each payment date is as described in the following table.

Payment Date	Notional Schedule ($)	Cap Strike	Payment Date	Notional Schedule ($)	Cap Strike
1	950,000,000	8.83339%	35	299,298,672	18.02894%
2	918,712,833	16.17293%	36	289,081,665	14.56146%
3	888,456,072	17.30555%	37	279,203,631	16.80817%
4	859,195,784	16.17293%	38	269,638,576	15.69187%
5	830,899,150	16.73795%	39	260,386,022	16.80856%
6	803,534,433	17.30555%	40	251,430,304	15.69227%
7	777,070,943	16.17293%	41	242,767,058	16.25751%
8	751,478,997	17.30555%	42	234,380,936	16.80921%
9	726,729,892	16.17293%	43	226,265,454	15.69295%
10	702,795,871	16.73795%	44	218,414,820	16.80969%
11	679,650,090	17.91229%	45	210,814,027	15.69346%
12	657,266,589	15.60790%	46	203,461,157	16.25876%
13	635,620,263	16.80555%	47	196,341,425	18.03163%
14	614,421,992	15.68912%	48	189,450,171	14.56428%
15	593,918,250	16.80567%	49	182,790,764	16.81113%
16	574,085,856	15.68924%	50	176,334,248	15.69497%
17	554,903,154	16.25434%	51	170,088,009	16.81180%
18	536,347,949	16.80588%	52	164,037,591	15.69568%
19	518,399,876	15.68946%	53	158,184,085	16.26108%
20	501,039,633	16.80604%	54	152,513,146	16.81295%
21	484,246,350	15.68963%	55	147,022,421	15.69688%
22	468,002,983	16.25474%	56	141,710,174	16.81381%
23	452,289,465	18.02741%	57	136,562,105	15.69778%
24	437,089,182	14.55986%	58	131,581,227	16.26328%
25	422,389,125	16.80650%	59	126,750,275	17.40475%
26	408,165,108	15.69011%	60	122,356,986	15.13396%
27	394,406,641	16.80672%	61	118,323,150	16.81547%
28	381,095,354	15.69034%	62	114,422,352	15.69898%
29	368,219,642	16.25549%	63	110,650,201	16.81547%
30	355,761,727	16.80708%	64	107,002,453	15.69897%
31	343,709,407	15.69073%	65	103,475,004	16.26399%
32	332,051,309	16.80736%	66	100,063,883	16.81546%
33	320,770,404	15.69102%	67	96,765,253	15.69896%
34	309,858,380	16.25619%

In addition, the payment date occurring in the latest calendar month listed in the tables above is the date through which the Cap Contract is scheduled to remain in effect and is referred to as the “Cap Contract Termination Date.”

The Cap Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Cap Contract Administrator, the failure by the Cap Contract Counterparty (within three business days after notice of the failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, and that Cap Contract becoming illegal or subject to certain kinds of taxation.

The indenture provides that if the indenture trustee obtains actual knowledge of an event of default or a termination event under the Cap Contract for which the Cap Contract Administrator has the right to designate an early termination date under the Cap Contract, the Cap Contract Administrator, at the written direction of the depositor, will designate an early termination date under the Cap Contract. If the Cap Contract is terminated, the Cap Contract Administrator will use commercially reasonable efforts to procure a replacement cap contract with terms approximating those of the original Cap Contract and to the extent applicable, apply termination payments to pay the Cap Contract Counterparty fees. If the Cap Contract is terminated, the Cap Contract Counterparty may owe a termination payment, payable in a lump sum. The share of any termination payment allocated by the Cap Contract Administrator to the indenture trustee for the trust fund will be the fraction whose numerator is the lesser of (x) the Cap Contract Notional Balance at the time of termination and (y) the principal balance of the Notes at the time of termination, and whose denominator is the Cap Contract Notional Balance at the time of termination. If the Cap Contract Administrator fails to procure a replacement cap contract, the portion of any termination payment that is allocated to the trust fund will be held by the indenture trustee until the related Cap Contract Termination Date to pay any future Cap Payment Entitlements on the related class of Notes. The remaining portion of any termination payment will be paid to the sponsor. However, if a termination occurs, the indenture trustee may not be owed a termination payment.

Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the Cap Contract are fully and unconditionally guaranteed under a guaranty by Swiss Re (the “Cap Contract Guarantor”). Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-.”

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

The significance percentage for the Cap Contract is less than 10%. The “significance percentage” for the Cap Contract is the percentage that the significance estimate of the Cap Contract represents of the principal balance of the Notes. The “significance estimate” of the Cap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Cap Contract, made in substantially the same manner as that used in Countrywide’s internal risk management process in respect of similar instruments.

The Notes do not represent an obligation of the Cap Contract Counterparty, the Cap Contract Guarantor, or the Cap Contract Administrator. The holders of the Notes are not parties to or beneficiaries under the Cap Contract or the Cap Contract Administration Agreement and will not have any right to proceed directly against the Cap Contract Counterparty or the Cap Contract Guarantor in respect of their respective obligations under the Cap Contract or against the Cap Contract Administrator in respect of its obligations under the Cap Contract Administration Agreement.

The Cap Contract, the Cap Contract Assignment Agreement, and the Cap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the closing date.

Excess Interest

The indenture trustee will apply Available Interest Collections on the mortgage loans (after paying the owner trustee fee, the indenture trustee fee, premium on the note policy, and interest on the Notes) as payments of principal on the Notes to cover any Investor Loss Amount and then to increase the Transferor Interest and to maintain it at the Required Transferor Subordinated Amount. Any Available Interest Collections not allocable to make payments on the Notes and to pay the other items described in “Description of Notes—Payments on the Notes—Application of Available Interest Collections” above will be paid to the issuing entity to be allocated to the Certificates in accordance with the trust agreement.

Overcollateralization; Transferor Interest

The mortgage loans are expected to generate more Available Interest Collections than are needed to pay monthly interest on the Notes. Beginning on the second payment date, the excess interest will be used to make additional principal payments on the Notes to reduce the aggregate principal balance of the Notes below the Loan Pool Balance (excluding Net Draws), thereby creating overcollateralization. This overcollateralization is also referred to as the Transferor Interest. The Transferor Interest is the interest of the holders of the Class C Certificates in the CWHEQ Revolving Home Equity Loan Trust, Series 2007-C. The Sellers (or one of their affiliates) will own the Transferor Interest on the closing date.

The Transferor Interest will be required to increase to and thereafter to be maintained at an amount equal to the Required Transferor Subordinated Amount. Overcollateralization is intended to provide limited protection to noteholders (and the note insurer) by absorbing losses from Liquidated Mortgage Loans and Charged-off Mortgage Loans that otherwise would be allocated to the Notes. After the Transferor Interest has been reduced to zero, losses from Liquidated Mortgage Loans will reduce the Loan Pool Balance below the principal balance of the Notes and result in draws against the note policy in certain circumstances. On the closing date, the overcollateralization (and consequently the Transferor Interest) is expected to be approximately zero.

Limited Subordination of Transferor Interest

If Available Interest Collections are insufficient to pay on that payment date (i) fees of the indenture trustee and the owner trustee, (ii) the premium on the note policy, and (iii) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the Notes (the insufficiency being the “Required Amount”), then the principal collections from the mortgage loans allocable to the Transferor Interest (the “Subordinated Transferor Collections”) will be applied to cover the Required Amount.

The Note Policy

The Note Policy (the “Note Policy”) will be issued by the note insurer by the closing date pursuant to the Insurance and Indemnity Agreement (the “Insurance Agreement”) to be dated as of the closing date, among the sponsor, the trust, the depositor, the master servicer, the issuer, and the note insurer.

The note insurer, subject to the terms of the Note Policy, will unconditionally and irrevocably agree to pay each Insured Amount to the extent set forth in the indenture, to the indenture trustee or its successor on behalf of the holders of the insured Notes, except with respect to Preference Amounts.

“Insured Amount” means, with respect to the Notes, (1) any Deficiency Amount, and (2) any Preference Amount.

“Deficiency Amount” means, with respect to the Notes, an amount, if any, equal to the sum of:

(1)	with respect to any payment date, the excess, if any, of (i) the Aggregate Note Interest over (ii) the Available Investor Interest for such payment date, and

(2)    (a)  on the Final Insured Payment Date, the amount needed to pay the outstanding principal balance of the Notes (after giving effect to the payment of all amounts actually available to be paid on the Notes on that payment date from all sources other than the Note Policy),

(b)  for any payment date other than the Final Insured Payment Date on which (i) the Loan Pool Balance (at the end of the related Collection Period) (minus Net Draws) minus (ii) the aggregate outstanding principal balance of the Notes (after giving effect to the payment of all amounts actually available to be paid on the Notes on that payment date) is below zero (the positive difference between clauses (i) and (ii), the “Aggregate Parity Deficit”), the Aggregate Parity Deficit and

(c)  for any other payment date means zero.

“Final Insured Payment Date” means the earlier of (A) the payment date in May 2037 and (B) the final payment date that occurs in connection with the redemption of the Notes under the indenture.

“Insured Noteholder” means, as to a particular note, the Person, other than the depositor, the sponsor, any seller, the master servicer, the indenture trustee, owner trustee or any subservicer retained by the master servicer who, on the applicable payment date, is entitled under the terms of such note to a distribution on such note.

The note insurer will pay a Deficiency Amount with respect to the Notes insured by the Note Policy (“Insured Notes”) by 12:00 noon (New York City time) in immediately available funds to the Indenture Trustee on the later of (i) the second Business Day following the Business Day on which the note insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured Notes and (ii) the payment date on which the related Deficiency Amount is payable to the holders of the Insured Notes (“Insured Noteholders”) pursuant to the indenture, for disbursement to such Insured Noteholders in the same manner as other payments with respect to the Insured Notes are required to be made. Any Notice received by the note insurer after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the note insurer on the next succeeding Business Day.

Upon the payment of any Insured Amount hereunder, the note insurer shall be fully subrogated to the rights of the Insured Noteholders to receive the amount so paid. The note insurer’s obligations with respect to the Notes hereunder with respect to each payment date shall be discharged to the extent funds consisting of the related Insured Amount are received by the indenture trustee on behalf of the Insured Noteholders for payment to such Insured Noteholders, as provided in the indenture and the Note Policy, whether or not such funds are properly applied by the indenture trustee.

If any portion or all of any amount that was insured under the Note Policy previously paid to an Insured Noteholder is recoverable and sought to be recovered from such Insured Noteholders as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the note insurer will pay an amount equal to each such Preference Amount by 12:00 noon (New York City time) on the second Business Day following receipt by the note insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the note insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the note insurer, irrevocably assigning to the note insurer all rights and claims of the indenture trustee and/or such Insured Noteholders relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to the note insurer, appointing the note insurer as the agent of the indenture trustee and/or such Insured Noteholders in respect of such Preference Amount, including without limitation in any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the indenture trustee or such Insured Noteholders, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or the Insured Noteholders directly (unless the Insured Noteholders have previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the indenture trustee for payment to the Insured Noteholders upon delivery of proof of such payment reasonably satisfactory to the note insurer). Notwithstanding the foregoing, in no event shall the note insurer be (i) required to make any payment under the Note Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the note insurer, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Notes, prior to the time the note insurer otherwise would have been required to make a payment in respect of such principal amount, in which case the note insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the note insurer after 12:00 noon (New York City time) on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the note insurer on the next succeeding Business Day. If any notice received by the note insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Policy, it will be deemed not to have been received by the note insurer, and the note insurer will promptly so advise the indenture trustee, and the indenture trustee may submit an amended Notice. All payments made by the note insurer hereunder in respect of Preference Amounts will be made with the note insurer’s own funds.

“Notice” means a written notice in the form of Exhibit A to the Note Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the note insurer specifying the information set forth therein.

The Note Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Note Policy is not refundable for any reason, including the payment of any Notes prior to their respective maturities. The Note Policy shall expire and terminate without any action on the part of the note insurer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Notes shall have been paid in full and (ii) if any insolvency proceeding in which the Depositor or the Issuer is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Note Policy does not cover Basis Risk Carryforward nor does the Note Policy guarantee to the Insured Noteholders any particular rate of principal payment. In addition, the Note Policy does not cover shortfalls, if any, attributable to the liability of the Depositor, the Insured Noteholders, any REMIC, the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Note Policy also does not cover the failure of the indenture trustee to make any payment required under the indenture to the Insured Noteholders.

The Note Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on the Note Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any Insured Note are accelerated, the note insurer shall not be obligated to make any payment of principal or interest on such Insured Note on an accelerated basis, unless such acceleration of payment by the note insurer is at the sole option of the note insurer; it is being understood that a payment shortfall in respect of the redemption of any Insured Note by reason of the redemption of the Insured Notes pursuant to the indenture does not constitute acceleration for the purposes hereof.

Description of the Indenture

The payment provisions in the indenture are described under “Description of the Notes—Payments on the Notes” above. The following is a description of the other material provisions of the indenture. Wherever particular defined terms of the indenture are referenced, the defined terms are incorporated in this prospectus supplement by this reference. We will file a final copy of the indenture after the issuing entity issues the Notes.

Rapid Amortization Events

The Managed Amortization Period will continue through and include the payment date in April 2017, unless a Rapid Amortization Event occurs before then. “Rapid Amortization Event” refers to any of the following events:

(a)	the failure of the sponsor or the master servicer

•	to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

•	to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the sale and servicing agreement, or

•
to observe or perform in any material respect any other covenants of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the holders of the Notes or the note insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

(b)
any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the holders of the Notes or the note insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the sale and servicing agreement;

(c)	the occurrence of certain events of bankruptcy, insolvency, or receivership relating to the holder of the Class R-1 Certificates or the depositor;

(d)	the issuing entity becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940; or

(e)	the aggregate of all draws under the note policy exceeds 1.00% of the principal balance of the Notes as of the closing date.

Upon the occurrence of a Rapid Amortization Event, the sponsor or the master servicer shall immediately notify the indenture trustee and the note insurer. If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the indenture trustee (with the consent of the note insurer), the note insurer, or the holders of the Notes holding Notes evidencing more than 51% of the Voting Rights (with the consent of the note insurer), by written notice to the holders of the Transferor Interest, the depositor, and the master servicer (and to the indenture trustee, if given by the note insurer, or the holders of the Notes) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d), or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the note insurer, or the holders of the Notes immediately on the occurrence of the event.

Notwithstanding the foregoing, if a conservator, receiver, or trustee-in-bankruptcy is appointed for the holder of the Class R-1 Certificates and no Rapid Amortization Event has occurred other than the conservatorship, receivership, or insolvency of the holder of the Class R-1 Certificates, the conservator, receiver, or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

Pursuant to the indenture and the sale and servicing agreement, unless a note insurer default exists, the note insurer will be treated as a holder of the Notes for all purposes other than certain types of amendments, will be entitled to exercise all rights of the holders of the Notes under the indenture without the consent of the holders of the Notes other than consents to certain types of amendments, and the holders of the Notes may exercise their rights under the indenture only with the written consent of the note insurer. In addition, the note insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture. The indenture provides that in certain circumstances described in the indenture the depositor may substitute a new surety bond for the existing note policy if the replacement meets the requirements of the indenture, including that the rating of the Notes would be an improvement over the then current rating.

Application of Liquidation Loss Amounts

On any payment date on which Net Draws exist, the Liquidation Loss Amount will be allocated to the Class R-1 Certificates based on the outstanding Net Draws on the one hand and the sum of the principal balance of the Notes and the Transferor Interest on the other hand. Liquidation Loss Amounts that are not allocated to reduce the Net Draws will have the effect of reducing the Transferor Interest and, to the extent Liquidation Loss Amounts have the effect of reducing the Loan Pool Balance below the aggregate principal balance of the Notes, may result in a draw on the note policy in an amount required to pay down the principal balance of the applicable classes of Notes until the aggregate principal balance of the Notes equals the Loan Pool Balance. If the note insurer fails to pay the draw, it may result in losses to the Notes.

Reports to Noteholders

Concurrently with each payment to the holders of the Notes, the master servicer will forward to the indenture trustee who will make available via its internet website to each holder of Notes and the note insurer a statement setting forth among other items:

1.	the Floating Allocation Percentage for the Notes for the preceding Collection Period;

2.	the amount being paid to the Notes for that payment date;

3.	the amount of interest included in the payment for the Notes and the note rate;

4.	the amount of overdue accrued interest for the Notes included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

5.	the amount of the remaining overdue accrued interest for the Notes after giving effect to the payment;

6.	the amount of principal included in the payment for the Notes;

7.	the amount of the interest collections applied to pay Investor Loss Amounts included in the payment for the Notes;

8.	the amount of the Investor Loss Amount not covered by the applications of interest collections to pay down the Notes, after giving effect to the payments on the Notes on that payment date;

9.	the amount of Basis Risk Carryforward paid for the Notes and the amount of Basis Risk Carryforward accrued on that payment date for the Notes;

10.	the servicing fee for the payment date;

11.	the Indenture Trustee Fee and the Owner Trustee Fee for the Payment Date;

12.	the outstanding principal balance and the pool factor for the Notes, each after giving effect to all payments on the payment date;

13.	the Loan Pool Balance as of the end of the preceding Collection Period;

14.
the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding Collection Period;

15.
the number and aggregate principal balances of the Charged-off Mortgage Loans for the payment date and the amount of Charged-off Mortgage Loan Proceeds included in the payments to the noteholders on that payment date;

16.	with respect to the mortgage loans, the book value of any real estate that is acquired by the issuing entity through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

17.	the amount of any draw on the note policy;

18.	any amounts due and any amounts received in respect of the Cap Contract for that payment date;

19.
with respect to the first payment date, the number and aggregate balance of any mortgage loans for which certain documents as provided in the sale and servicing agreement were not delivered to the custodian within 30 days after the closing date;

20.	the Net Draws; and

21.	the amount being paid to the Class R-1 Certificates.

The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of Notes. Within 60 days after the end of each calendar year, the master servicer will deliver to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

The indenture trustee may also, at its option, make available to holders of Notes any additional files containing the same information in an alternative format.

If the statement is not accessible on the indenture trustee’s internet website, the indenture trustee will forward a hard copy of it to each holder of Notes, the master servicer, the note insurer, and the Rating Agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via its internet website. Assistance in using the indenture trustee’s website may be obtained by calling the indenture trustee’s customer service desk at (800) 254-2826. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible. Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the indenture trustee at its Corporate Trust Office.

Events of Default Under the Indenture

Events of default under the indenture include:

•	a default in the payment of any principal or interest on the Notes when they become due and continuance of the default for five days;

•
failure by the issuing entity to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the issuing entity under the indenture, that continues unremedied for sixty days after notice of it is given; and

•	certain events of bankruptcy, insolvency, receivership, or liquidation of the issuing entity.

With respect to any failure by the issuing entity to perform in any material respect its obligations under the indenture as described in the second bullet above, the issuing entity is required to deliver to the indenture trustee and the note insurer, within five days after its occurrence, notice of any event that is, or with notice or lapse of time or both would become an event of default, its status, and what action the issuing entity is taking or proposes to take with respect to the event.

Voting Rights

Holders of the Notes will have voting privileges (“Voting Rights”) proportionate to their ownership of the outstanding principal balance of the Notes. Generally, the note insurer will be treated as a holder of the Notes for all purposes other than certain types of amendments. See “Description of the Indenture—Rapid Amortization Events.”

Remedies on Event of Default Under the Indenture

If an event of default under the indenture is continuing either the indenture trustee or holders of Notes representing not less than 51% of the Voting Rights (in either case with the consent of the note insurer) or the note insurer may declare the unpaid principal amount of the Notes together with accrued interest through the date of acceleration payable immediately, by a notice in writing to the issuing entity (and to the indenture trustee if given by noteholders). A declaration of acceleration may be rescinded by the holders of Notes representing not less than 51% of the Voting Rights with the consent of the note insurer or by the note insurer. Although a declaration of acceleration has occurred, the holders of the Notes representing not less than 51% of the Voting Rights can, with the consent of the note insurer, elect not to liquidate the assets of the issuing entity if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

The indenture trustee may not sell or otherwise liquidate the assets of the issuing entity following an event of default unless

•	the holders of 100% of the Voting Rights and the note insurer consent to the sale, or

•	the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the note insurer, or

•
the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and the indenture trustee obtains the consent of a majority of the Voting Rights and the note insurer.

No holders of Notes may institute any proceeding with respect to the indenture unless the note insurer has consented in writing to the institution of the proceeding and the holders of Notes have previously notified the indenture trustee of a continuing event of default and unless holders of Notes representing not less than 51% of the Voting Rights have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Any money or property collected by the indenture trustee after the institution of such proceedings with respect to a sale or liquidation of some or all of the mortgage loans will be applied in the following order:

•
to the indenture trustee for the fee of the indenture trustee and any expenses incurred by it in connection with the enforcement of the remedies under the indenture and to the owner trustee for the fee of the owner trustee and any expenses due to it;

•	to the note insurer, the premium owed to it;

•	to the noteholders for interest due on the Notes (except for Basis Risk Carryforward);

•	to the noteholders for amounts due on the Notes for principal until the principal balance of the Notes is reduced to zero;

•	to the note insurer, any other amounts owed to it under the insurance agreement;

•	to pay any Basis Risk Carryforward owed to the Notes; and

•	to the issuing entity for distribution in accordance with the trust agreement.

Certain Matters Regarding the Indenture Trustee

The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the note insurer or the direction received by it from holders of Notes representing not less than 51% of the Voting Rights relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the Notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

The indenture trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuing entity jointly may appoint co-trustees or separate trustees approved by the master servicer and the note insurer of any part of the trust fund under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee.

In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Duties of the Indenture Trustee

The indenture trustee will make no representations about the validity or sufficiency of the indenture, the Notes (other than their execution and authentication), or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the mortgage loans, or the use or investment of any monies by the master servicer before and after being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the indenture and the sale and servicing agreement. The indenture trustee will not be charged with knowledge of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event, or a failure by the master servicer to perform its duties under the sale and servicing agreement unless a responsible officer of the indenture trustee has actual knowledge thereof.

Amendment

The indenture provides that, without the consent of any holders of Notes but with the consent of the note insurer (which shall not be unreasonably withheld) and notice to each Rating Agency, the issuing entity and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

•
to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

•
to evidence the succession of another person to the issuing entity pursuant to the indenture and the assumption by the successor of the covenants of the issuing entity under the indenture and the Notes;

•	to add to the covenants of the issuing entity for the benefit of the holders of Notes or the note insurer, or to surrender any right of the issuing entity in the indenture;

•	to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

•	to cure any ambiguity or mistake;

•
to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

•	to conform the indenture to this prospectus supplement;

•
to modify, eliminate, or add to the provisions of the indenture as required by any rating agency to maintain or improve any rating of the Notes without taking the note policy into account; to comply with any requirement imposed by the Code; or to comply with any rules or regulations of the SEC;

•
to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

•
to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

The indenture also provides that without the consent of any holders of Notes but with the consent of the note insurer (which shall not be unreasonably withheld, but if a supplemental indenture materially and adversely affects the note insurer, its consent will be given in its sole discretion), and provided that each Rating Agency has been given 10 days notice and has notified the issuing entity that the action will not result in a reduction or withdrawal of its then current rating of the Notes, the indenture trustee and the issuing entity may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the holders of Notes or the note insurer under the indenture, except that, without the consent of each holder of Notes affected thereby and without the consent of the note insurer no supplemental indenture pursuant to this provision may:

•
change the date of payment of any installment of principal of or interest on any Note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any Note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

•
reduce the percentage of the outstanding principal balances of the Notes the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust fund;

•
modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each holder of Notes affected thereby; or

•
modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest due on any Notes or principal due on any Notes on any payment date or affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes in the indenture;

•
permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund (except any change in any mortgage’s lien status in accordance with the sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any holder of Notes of the security provided by the lien of the indenture.

No supplemental indentures will be entered into unless the indenture trustee shall have first received an opinion of counsel, which opinion shall not be an expense of the indenture trustee or the issuing entity, to the effect that entering into the supplemental indenture is permitted under the transaction documents and will not have any material adverse effect on the noteholders or the note insurer and will not cause the imposition of any tax on any REMIC or the holders of the Securities or cause any REMIC to fail to qualify as a REMIC at any time that any Securities are outstanding.

Satisfaction and Discharge of the Indenture

The indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuing entity, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

1.	either:

(A)
all Notes previously authenticated and delivered have been delivered to the indenture trustee for cancellation (other than Notes that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture and Notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuing entity or discharged from the trust fund as provided in the indenture); or

(B)
all Notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuing entity, and the issuing entity has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

2.	the issuing entity has paid all other sums payable under the indenture by the issuing entity; and

3.
the issuing entity has delivered to the indenture trustee an officer’s certificate, a counsel’s opinion, and (if required by the TIA, the indenture trustee or the note insurer) and independent accountant’s certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

With the consent of the note insurer, the master servicer may purchase all the mortgage loans then owned by the issuing entity on any payment date on or after which the outstanding principal balance of the Notes is less than or equal to 10% of the initial principal balance of the Notes. If the master servicer does not purchase the mortgage loans the note insurer may require the issuing entity to do so. That purchase will result in the redemption of the Notes in whole. The redemption price for the Notes will be the outstanding principal balance plus accrued interest on the Notes through the day before the redemption date plus interest accrued on the aggregate Unpaid Investor Interest Shortfall related to the Notes, to the extent legally permissible. No premium or penalty will be payable by the issuing entity in any redemption of the Notes.

Payment on the Notes will only be made on presentation and surrender of the Notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the holders of Notes do not surrender their Notes for final payment and cancellation by the redemption date, the indenture trustee will hold for the benefit of the holders of the Notes and the issuing entity amounts representing the redemption price in the payment account not paid in redemption to holders of the Notes.

The Indenture Trustee

The Bank of New York will be the indenture trustee under the indenture. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans, and any unaffiliated seller have, and may in the future may maintain, other banking relationships in the ordinary course of business with the indenture trustee. The Notes may be surrendered at the corporate trust office located at 101 Barclay Street, 4 West, New York, NY 10286 Attn: Corporate Trust MBS Administration, or another address that the indenture trustee may designate from time to time.

The indenture trustee is required to be a corporation organized and doing business under the laws of the United States or any state, authorized under those laws to exercise trust powers, and have a combined capital and surplus of at least $50,000,000. The indenture trustee will comply with certain sections of the Trust Indenture Act of 1939 (“TIA”) specified in the indenture. Whenever an indenture trustee ceases to meet these eligibility requirements, the indenture trustee will resign immediately in accordance with the indenture.

The indenture trustee is required to perform its duties under the transaction documents even if its fees and expenses are not paid. The indenture trustee may resign at any time, in which event the issuing entity must appoint a successor indenture trustee with the consent of the holder of the Class C Certificate and the note insurer. The note insurer or holders of Notes representing not less than 51% of the Voting Rights (with the consent of the note insurer) may remove the indenture trustee at any time and the issuing entity shall then appoint a successor indenture trustee reasonably acceptable to the note insurer. The issuing entity (or the holder of the Class C Certificates if the issuing entity fails to do so) shall remove the indenture trustee and appoint a successor reasonably acceptable to the note insurer if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent, or if the indenture trustee otherwise becomes incapable of acting, or, during the period in which the depositor is required to file Exchange Act reports with respect to the issuing entity, the indenture trustee fails to perform certain of its obligations with respect to such reporting and that failure is not remedied within the lesser of 10 calendar days or the period in which the applicable Exchange Act report can be filed timely (without taking into account any extensions).

As a condition to the effectiveness of a resignation by the indenture trustee, the indenture trustee will provide written notice to the depositor of any successor indenture trustee and all information reasonably requested by the depositor to comply with the depositor’s reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the later of the acceptance of the appointment by the successor indenture trustee and the successor providing the depositor all information reasonably requested by the depositor to comply with the depositor’s reporting obligation under Item 6.02 of Form 8-K with respect to a replacement trustee.

Ownership of the Residual Certificates

On the closing date, the Class C Certificates and 99.99% of the Class R-1 Certificates will be acquired by CW Securities Holdings, Inc., an affiliate of the depositor, the sellers, the master servicer, and the underwriter. CW Securities Holdings, Inc. may retain these Certificates or transfer any of them in other transactions.

The indenture trustee will be initially designated as “tax matters person” under the trust agreement and the indenture and in that capacity will hold 0.01% of the Class R-1 and R-2 Certificates. As tax matters person, the indenture trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As indenture trustee, the indenture trustee will be responsible for various tax administrative matters relating to the issuing entity, including the making of a REMIC election with respect to each REMIC and the preparation and filing of tax returns with respect to each REMIC.

The Custodian

Treasury Bank, a division of Countrywide Bank, FSB (“Treasury Bank”), a federal savings bank and an affiliate of the sponsor and master servicer, is the custodian and will hold the mortgage notes on behalf of the indenture trustee. Treasury Bank’s principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank’s document custody facilities are located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063, and 4951 Savarese Circle, Tampa, FL 33634.

Pursuant to the custodial agreement, the custodian will maintain continuous custody of the mortgage notes and the other documents included in the mortgage files related to the mortgage loans. The custodian will:

•	segregate the mortgage files from all other documents in the custodian’s possession,

•	identify the mortgage files as being held, and hold the mortgage files, for the indenture trustee as secured party for the benefit of all present and future noteholders and the note insurer,

•	maintain at all times a current inventory of the mortgage files, and

•	secure the mortgage files in fire resistant facilities and conduct periodic physical inspections of them in accordance with customary standards for custody of this type.

The custodian will promptly report to the issuing entity, the note insurer, and the indenture trustee any failure on its part to hold the mortgage files as provided in the custodial agreement and promptly take appropriate action to remedy the failure.

The master servicer, any holder of Transferor Interest, the note insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the issuing entity.

The custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the holder of the Class C Certificates, and the note insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

At the time of issuance of the Notes, the depositor will transfer to the issuing entity any amounts to be deposited into the additional loan account and all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages, and certain other related documents (collectively, the “Related Documents”), including all collections received on each mortgage loan after the initial cut-off date (exclusive of payments of accrued interest due on or before the initial cut-off date). The indenture trustee, concurrently with the transfer, will deliver the Notes to the depositor and the Transferor Interest and the Class R-1 Certificates to their owners.

Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor during the Funding Period. On those closing dates the depositor will transfer to the issuing entity all of its interest in the Additional Home Equity Loans being acquired by the issuing entity that day (including any Additional Balances arising in the future), the Related Documents, and all collections received on the Additional Home Equity Loans after the subsequent cut-off date.

Each mortgage loan transferred to the issuing entity will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the initial cut-off date or subsequent cut-off date, as applicable, as well as information with respect to the loan rate.

The sale and servicing agreement will require that Countrywide deliver to the depositor for delivery to the issuing entity, and the issuing entity will deliver to the custodian, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

•	on the closing date, with respect to not less than 50% of the initial mortgage loans transferred to the issuing entity on the closing date;

•	not later than the twentieth day after the closing date, with respect to not less than an additional 40% of the initial mortgage loans transferred to the issuing entity on the closing date;

•	not later than 30 days after the closing date, with respect to the remaining initial mortgage loans transferred to the issuing entity on the closing date;

•	on any subsequent transfer date, with respect to not less than 10% of the Additional Home Equity Loans transferred to the issuing entity on that subsequent transfer date; and

•	not later than the twentieth day after any subsequent transfer date, with respect to the remaining Additional Home Equity Loans transferred to the issuing entity on that subsequent transfer date.

In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery to the indenture trustee and the note insurer of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the issuing entity of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the Notes without regard to the note policy.

In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS® System may, at the discretion of the master servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS®, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS® serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

The sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee, or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide are not withdrawn, suspended, or do not fall below a rating of “BBB” by Standard & Poor’s or “Baa2” by Moody’s and as long as no Event of Servicing Termination has occurred and not been waived. If Countrywide’s long-term senior unsecured debt obligations rating does not satisfy the above-described standard or an Event of Servicing Termination has occurred and has not been waived (an “Assignment Event”), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the Rating Agencies and the note insurer are obtained to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

In accordance with the sale and servicing agreement and the custodial agreement, within 180 days of the closing date with respect to the initial mortgage loans and within 180 days of the relevant subsequent transfer date with respect to Additional Home Equity Loans, the custodian will review the mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be missing or otherwise defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the issuing entity. The principal balance of any mortgage loan so transferred will be deducted from the Loan Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause a Transfer Deficiency to exist, the sponsor must either transfer an Eligible Substitute Mortgage Loans to the issuing entity or make a deposit into the collection account of the Transfer Deposit Amount to the issuing entity. See “Transfer Deficiency” and “Transfer Deposit Amount” under Maturity and Prepayment Considerations.”

Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the issuing entity will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as principal collections. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the holders of the Notes. A defective mortgage loan will be substituted for only if the substitution occurs within two years of the closing date.

An “Eligible Substitute Mortgage Loan” is a mortgage loan transferred to the trust by the sponsor (in connection with the substitution for a Defective Mortgage Loan) that must, on the date of its transfer to the trust,

•
have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not more than the Transfer Deficiency relating to the Defective Mortgage Loan;

•	have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1.00% in excess of the loan rate of the Defective Mortgage Loan;

•	have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

•	have a FICO score not less than the FICO score of the Defective Mortgage Loan and not more than 50 points higher than the FICO score for the Defective Mortgage Loan;

•	have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

•	have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

•
have a remaining term to maturity not more than six months earlier than the remaining terms to maturity of the Defective Mortgage Loan, not later than the maturity date of the Notes, and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

•	comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of transfer to the trust);

•	have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

•	satisfy certain other conditions specified in the sale and servicing agreement.

The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the issuing entity, and the note insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the closing date, or on each subsequent transfer date with respect to each Additional Home Equity Loan, that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the issuing entity, the indenture trustee, the holders of the Notes, or the note insurer in the related mortgage loan and Related Documents, the sponsor will have 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the issuing entity. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the holders of the Notes or the note insurer.

Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as “Defective Mortgage Loans.”

Payments on Mortgage Loans; Deposits to Collection Account and Payment Account

The master servicer will establish and maintain a collection account in trust for the holders of the Notes, the Transferor Interest, and the note insurer, as their interests may appear. The collection account will be an Eligible Account. The collection account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the master servicer. Generally, except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer or the sponsor, as the case may be, is required to deposit or cause to be deposited in the collection account within two business days following its receipt the following payments and collections received or made by it (without duplication):

•	all collections on the mortgage loans;

•	Net Liquidation Proceeds; and

•	any amounts received in connection with the optional redemption of the mortgage loans.

Amounts deposited in the collection account may be invested by the master servicer in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds.

Before their deposit in the collection account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities” in the prospectus.

An “Eligible Account” is:

•
an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have one of the two highest short-term debt ratings by Standard & Poor’s and the highest short-term debt ratings by Moody’s,

•
an account with a depository institution having a minimum long-term unsecured debt rating of “AA-” by Standard & Poor’s and “Baa3” by Moody’s, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

•	a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

•
an account otherwise acceptable to each Rating Agency and the note insurer as evidenced by a letter from each Rating Agency and the note insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency’s then current ratings of the Notes without regard to the note policy.

An “Eligible Investment” is:

•	an obligation of, or guaranteed as to principal and interest by, the United States or any U.S. agency or instrumentality that is backed by the full faith and credit of the United States;

•
a general obligation of or obligation guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by any Rating Agency without regard to the note policy;

•
commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than “A-1” by Standard & Poor’s and “P-2” by Moody’s if the long-term debt of Countrywide Home Loans, Inc. is rated at least “A3” by Moody’s, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the note policy;

•
commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by any Rating Agency without regard to the note policy;

•
certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the Notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the note policy;

•	demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

•
guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the note policy;

•
repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

•
securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the note policy, as evidenced by a signed writing delivered by each Rating Agency;

•
interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund, have the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the note policy;

•
short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the note policy; or

•
any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the note policy, as evidenced by a signed writing delivered by each Rating Agency and that will be treated as a “cash flow investment” within the meaning of Section 860G(a)(5)(A) of the Code and Section 1.860G-2(g)(1) of the Treasury regulations.

However, no instrument is an Eligible Investment if it evidences the right to receive

•	interest only payments on the obligations underlying it or

•
both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

The indenture trustee will establish and maintain a payment account on behalf of the holders of the Notes and the note insurer. The payment account will be an Eligible Account. The indenture trustee will hold amounts deposited in the payment account as indenture trustee for the benefit of the holders of the Notes and the note insurer.

The master servicer may retain, from payments of interest on the mortgage loans in each collection period, the related servicing fee for the collection period and any unreimbursed optional advance made by it.

Not later than the business day before each payment date, the master servicer will withdraw from the collection account and remit to the indenture trustee the amount to be applied on the related payment date by the indenture trustee pursuant to the indenture to the extent on deposit in the collection account, and the indenture trustee will deposit such amount in the payment account. Under the sale and servicing agreement, the master servicer is required to make deposits directly into the payment account (each, an “Interest Shortfall Deposit”) to cover shortfalls in payment of interest owed to the noteholders.

The master servicer will make Interest Shortfall Deposits to offset shortfalls in interest payable to the noteholders

•	with respect to the first and second payment dates, if the shortfall is a result of the failure of any mortgage loans to be fully indexed,

•	with respect to the first payment date, if the shortfall is attributable to the prefunding mechanism, and

•	with respect to the first payment date, if the shortfall is attributable to the fact that the first interest period is longer than any subsequent interest period.

These payments will not cover borrower defaults, any interest shortfalls arising from any full or partial prepayment of mortgage loans, or any application of the Servicemembers Civil Relief Act. These payments are not recoverable from the issuing entity.

Amounts deposited in the payment account will be invested by the indenture trustee at the direction of the master servicer in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce their principal will be deposited in the payment account by the master servicer out of its own funds. Not later than the third business day before each payment date (the “Determination Date”), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

There is no independent verification of the transaction accounts or the transaction activity with respect to any of the accounts.

Allocations and Collections

All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. As to any payment date, interest collections will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds, and optional advances made by the master servicer pursuant to the sale and servicing agreement, less

•	servicing fees related to the mortgage loans for the related Collection Period, and

•
amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

As to any payment date, principal collections will be equal to the sum of

•	for the mortgage loans, the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and

•	any Transfer Deposit Amounts.

A Transfer Deposit Amount is an amount that may be deposited by the sponsor into the collection account equal to the amount by which the Transfer Deficiency exceeds the principal amount of the Eligible Substitute Mortgage Loans transferred to the issuing entity under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the issuing entity. See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans.”

Liquidation proceeds are the proceeds (excluding any amounts drawn on the note policy) received in connection with the liquidation of any mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan.

Modification of Mortgage Loans

The master servicer is permitted to modify, amend, and waive provisions of a mortgage loan as described below.

The master servicer is permitted to consent to the placement of a lien senior to that of any mortgage on a mortgage property related to a mortgage loan if (i) that new senior mortgage loan secures a mortgage loan that refinances an existing first mortgage loan, and (ii) the loan-to-value ratio of the new senior mortgage loan does not exceed the loan-to-value ratio of the mortgage loan to be replaced or the combined loan-to-value ratio of the new mortgage loan and the existing mortgage loan is less than 70%. The aggregate principal balances of the mortgage loans with respect to which the senior lien may be so modified may not exceed 50% of the initial principal balance of the Notes.

The master servicer is permitted to increase the credit limit on any mortgage loan at any time if (i) a new appraisal is obtained and the combined loan-to-value ratio of the mortgage loan after giving effect to the increase will not be greater than its combined loan-to-value ratio as of the cut-off date, (ii) the increase is consistent with the master servicer’s underwriting policies, and (iii) either the related credit line agreement allows the increase of the credit limit, the credit limit increase is made within 90 days of the cut-off date, or the sponsor purchases the mortgage loan from the issuing entity.

In addition, the master servicer is permitted to increase the credit limits on mortgage loans having aggregate principal balances of up to an additional 5.0% of the initial aggregate principal balance of the Notes at any time, if (i) the increase does not cause the combined loan-to-value ratio of the mortgage loans to exceed 100% or of the particular mortgage loan to exceed 100%, (ii) the increase does not cause the combined loan-to-value ratio of the mortgage loan to increase by more than 25% (for example, a combined loan-to-value ratio of 60% can be increased up to 85%), (iii) the increase is consistent with the master servicer’s underwriting policies, and (iv) either the related credit line agreement allows the increase of the credit limit, the credit limit increase is made within 90 days of the cut-off date, or the sponsor purchases the mortgage loan from the issuing entity.

Furthermore, the sponsor is permitted to solicit borrowers for a reduction in loan rates. The loan rate of a mortgage loan may not be reduced unless the sponsor purchases the mortgage loan from the issuing entity and the aggregate principal balance of that mortgage loan and all mortgage loans previously purchased for loan rate reductions does not exceed 5.0% of the initial principal balance of the Notes.

In addition, the master servicer is permitted to agree to changes in the terms of a mortgage loan (other than changes referred to above) at the request of the borrower at any time if the changes (i) do not materially and adversely affect the interests of the Notes, the note insurer, or the holders of the Class C Certificates, (ii) are consistent with prudent and customary business practice, (iii) do not extend the maturity date of the mortgage loan beyond the final maturity date of the Notes, and (iv) do not cause certain adverse tax consequences.

In addition, the master servicer is permitted to solicit borrowers to change any other terms of the related mortgage loans at any time if the changes (i) do not materially and adversely affect the interests of the holders of the Notes, the note insurer, or the holders of the Class C Certificates, (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by an officer of the master servicer, and (iii) do not cause certain adverse tax consequences.

Optional Transfers of Mortgage Loans

To permit the holder of the Class R-1 Certificates to reduce the Net Draws any time that Net Draws are outstanding, the holder of the Class R-1 Certificates may, but is not obligated to, remove on any payment date (the “Transfer Date”) certain mortgage loans without notice to the holders of the Notes. The holder of the Class R-1 Certificates is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

•	no Rapid Amortization Event has occurred;

•	the removal will not decrease the then current Transferor Interest below the Required Transferor Subordinated Amount;

•
the transfer of any mortgage loans on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the holder of the Class R-1 Certificates, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

•
the holder of the Class R-1 Certificates delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the trust fund after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the issuing entity and are not included in the trust fund;

•	the holder of the Class R-1 Certificates represents and warrants that the mortgage loans to be removed from the trust fund were selected randomly;

•
in connection with each retransfer of mortgage loans, the Rating Agencies and the note insurer shall have been notified of the proposed transfer and before the Transfer Date each Rating Agency has notified the holders of the certificates, the indenture trustee, and the note insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the note policy;

•
the holder of the Class R-1 Certificates shall have delivered to the owner trustee, the indenture trustee, and the note insurer an officer’s certificate confirming the six conditions preceding this one; and

•
where the Required Transferor Subordinated Amount reduces or “steps down,” the holder of the Class R-1 Certificates shall have paid the purchase price of any transferred mortgage loan allocated to the Transferor Interest for the benefit of the Class C Certificates subject to the trust agreement.

The Initial Required Transferor Subordinated Amount is approximately $33,725,000, which will represent approximately 3.55% of the initial principal balance of the Notes. The Required Transferor Subordinated Amount may decrease after the Stepdown Date as described in “Required Transferor Subordinated Amount,” “Excess Spread Percentage,” “Loss Percentage,” “Spread Rate,” “Stepdown Cumulative Loss Test,” and “Stepdown Date” under “Description of the Notes—Glossary of Key Terms.”

The sponsor will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions, or penalties incurred by any REMIC as a result of any removal of a mortgage loan.

Funding of Additional Balances

During each collection period before the end of the Managed Amortization Period, principal collections on the mortgage loans will be applied to purchase Additional Balances for the issuing entity. If principal collections are insufficient to purchase Additional Balances during a collection period, the Net Draws will be advanced by the sponsor and thereafter purchased by the issuing entity with funds advanced by the holder of the Class R-1 Certificates. Net Draws will be repaid to the Class R-1 Certificates from principal collections on the mortgage loans on future payment dates and will be entitled to allocations of interest collections on the mortgage loans that are not Available Interest Collections.

If the holder of the Class R-1 Certificates fails to advance to the issuing entity amounts required to purchase the Net Draws, the sponsor will be required to purchase the Class R-1 Certificates from their holder and assume all of the obligations of the holder of the R-1 Certificates, including the obligation to advance funds to the issuing entity to purchase Net Draws.

Collection and Other Servicing Procedures on Mortgage Loans

The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans, to the extent consistent with the sale and servicing agreement. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer’s policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan. See“ —Modification of Mortgage Loans” above.

Hazard Insurance

The sale and servicing agreement provides that the master servicer cause hazard insurance to be maintained on the mortgaged properties relating to the mortgage loans. Although the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

•	the maximum insurable value of the mortgaged property or

•
the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer’s good faith estimate of the related liquidation expenses to be incurred in connection therewith.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail and the like, and strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer is not required to expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction, or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or any holder of a Transferor Interest.

Optional Purchase of Defaulted Loans

The master servicer may, at its option but subject to the conditions in the sale and servicing agreement, purchase from the issuing entity any mortgage loan that is delinquent in payment for more than 150 days. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related borrower to the first day of the month in which the purchase proceeds are to be paid as principal collections on the next payment date.

The Master Servicer will also use reasonable efforts to liquidate Mortgage Loans that are Charged-off Mortgage Loans through foreclosure or the auction process described under“The Home Equity Loan Program—Auction of Charged-off Mortgage Loans”. The Master Servicer and its affiliates will not be permitted to purchase Charged-off Mortgage Loans in any such auction.

Servicing Compensation and Payment of Fees and Expenses

The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. The Master Servicing Fee will not be payable for any Charged-off Mortgage Loan as of the first day of the Collection Period immediately after the Charge-off Date. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

The master servicer will pay certain ongoing expenses associated with the issuing entity and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Servicing Fee/ Master Servicer
The product of (i) the Servicing Fee Rate divided by 12 and (ii) the Loan Pool Balance (excluding any amounts on deposit in the Additional Loan Account) as of the first day of the Collection Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date). (3)
		Compensation	Interest collected with respect to each mortgage loan, any related liquidation proceeds allocable to accrued and unpaid interest.	Monthly

Additional Servicing Compensation / Master Servicer	• All late payment fees and other similar charges.	Compensation	Payments made by obligors with respect to the mortgage loans.	Time to time

	• All investment income earned on amounts on deposit in the collection account, payment account and additional loan account.	Compensation	Investment income related to the collection account, payment account and each additional loan account.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Disposition fee / Master Servicer
• For each Charged-off Mortgage Loan that is secured by a junior lien, 10% of the gross proceeds.
• For each Charged-off Mortgage Loan that is secured by a first lien, an amount equal to the master servicing fee that would have accrued on that Mortgage Loan after the Charge-off Date had it not been charged-off.
		Compensation	Charged-off Mortgage Loan Proceeds	Time to time

Indenture Trustee Fee / Indenture Trustee	The indenture trustee fee. (4)	Compensation	Available Interest Collections.	Annually

Owner Trustee Fee / Owner Trustee	The owner trustee fee. (5)	Compensation	Available Interest Collections.	Annually

Premium/ Note Insurer
For any payment date the product of (i) the Note Insurer premium rate divided by 12 and (ii) the principal balance of the Notes on each payment date (before giving effect to any payments of principal on such payment date). (6)
		Compensation	Available Interest Collections.	Monthly

Expenses

Liquidation Expenses/ Master Servicer	Out-of-pocket expenses incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy.	Reimbursement of Expenses	First from liquidation proceeds and second from the payment account after allocation of payments to the Notes.	Time to time

Optional Servicing Advances / Master Servicer	The amount of any optional servicing advances.	Reimbursement of Expenses	Payments of interest on the mortgage loans in each Collection Period.	Time to time

Reimbursement/ Master Servicer	Reasonable legal expenses and costs of the master servicer in connection with any action with respect to the sale and servicing agreement and the interests of the Notes.	Reimbursement of Expenses	From the payment account after allocation of payments to the Notes.	Time to time

Indemnification expenses / Master Servicer	Any loss, liability, or expense incurred in connection with any legal action relating to the sale and servicing agreement, the Certificates, or the Notes.	Indemnification	From funds available from the loan pool.	Time to time

Indemnification/ Note Insurer
Indemnifications of expenses and losses resulting from the breach by the issuing entity of any of the representations or warranties contained in the insurance agreement or arising out of or relating to the securitization transaction described in this prospectus supplement.
		Indemnification	Funds payable pursuant to item (7) under “Description of the Notes—Application of Available Interest Collections.”	Time to time

Expenses/ Owner Trustee and Indenture Trustee	Expenses due to the owner trustee and / or the indenture trustee	Reimbursement of Expenses	After an event of default under the indenture has occurred, from proceeds received from enforcement of the indenture.	After an indenture event of default
________________
(1)
If the indenture trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement and to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping in connection with the transfer of the master servicing.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) before payments on the Notes.
(3)
The “Servicing Fee Rate” for each mortgage loan will equal 0.50% per annum. An increase in the servicing fee rate would require an amendment to the sale and servicing agreement. See “—Amendment” below.

(4)	The indenture trustee fee equals $11,200, paid annually
(5)	The owner trustee fee equals $3,000, paid annually.
(6)	The note insurer premium rate is equal to 0.14% per annum.

Certain Matters Regarding the Master Servicer

The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

(a)
its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

(b)	on satisfaction of the following conditions:

•	the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

•
the Rating Agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the Notes without regard to the note policy; and

•	the proposed successor servicer is reasonably acceptable to the note insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer’s duties under the sale and servicing agreement.

All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the mortgage files to the successor master servicer and amending the sale and servicing agreement to reflect the succession as master servicer shall be paid by the predecessor master servicer (or if the predecessor master servicer is the indenture trustee, the initial master servicer).

The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the holders of the Notes, each holder of Transferor Interest, and the note insurer for the master servicer’s obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

The sale and servicing agreement provides that the master servicer will indemnify the issuing entity and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer’s actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. The sale and servicing agreement provides that other than the indemnification by the master servicer neither the master servicer nor their directors, officers, employees, or agents will be liable to the issuing entity, the owner trustee, the holder of the Class C Certificates, or the holders of the Notes for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement.

In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the holders of the Notes.

Events of Servicing Termination

The “Events of Servicing Termination” are:

1.
any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement or to remit to the indenture trustee amounts required to be deposited in the payment account, which failure continues unremedied either beyond the relevant payment date or for five business days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or holders of Notes of at least 25% of the Voting Rights;

2.
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the holders of the Notes or the note insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or holders of Notes of at least 25% of the Voting Rights;

3.	certain events of insolvency, liquidation, inability to pay its debts, or other similar proceedings relating to the master servicer; or

4.
any failure of the master servicer to observe or perform any of the obligations related to Exchange Act reporting during the period that the depositor is required to file Exchange Act reports with respect to the issuing entity, and the failure continues for the lesser of 10 calendar days or the period in which the applicable Exchange Act report can be filed timely.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the holder of the Class C Certificates, the note insurer, and the holders of the Notes prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights after an Event of Servicing Termination

So long as an Event of Servicing Termination remains unremedied, either the indenture trustee (with the consent of the note insurer) or holders of Notes of at least 51% of the Voting Rights (with the consent of the note insurer) or the note insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to the same compensation arrangements.

If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the note insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on).

A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Optional Termination

With the consent of the note insurer, the master servicer may purchase the mortgage loan and thereby effect early retirement of the Notes, subject to the outstanding principal balance of the Notes being less than or equal to 10% of the initial principal balance of the Notes. If the master servicer does not purchase the mortgage loans the note insurer may require the issuing entity to do so.

If the master servicer exercises the option, the termination purchase price will be the greater of

(x)	the sum of

•	the Loan Pool Balance plus one month’s accrued interest thereon at the loan rate,

•
for each such property, the lesser of the appraised value of any mortgaged property that has been acquired by the issuing entity in foreclosure or by deed in lieu of foreclosure as determined by the higher of two appraisals and the principal balance of the related mortgage loan, and

•
any remaining unpaid costs and damages incurred by the issuing entity that arise out of an actual violation of any predatory or abusive lending law that also constitutes an actual breach of a representation and warranty of the sponsor in the sale and servicing agreement, in all cases plus accrued and unpaid interest thereon at the applicable loan rate, and

(y) the sum of:

•	the principal balance of the Notes,

•	accrued interest on the Notes through the day preceding the final payment date, and

•	interest accrued on any aggregate Unpaid Investor Interest Shortfall, to the extent legally permissible.

The master servicer shall notify the indenture trustee and the note insurer of the master servicer’s exercise of its option not later than the first day of the month preceding the month of the redemption. The indenture trustee will then notify the note insurer and the master servicer and then give a notice of redemption to the noteholders not earlier than the 15th day and not later than the 25th day of the month before the month of redemption, which will be effected upon presentation and surrender of the Notes at the office or agency of the indenture trustee specified in the redemption notice. All notices of redemption shall state the redemption date, the redemption price, the amount of interest accrued to the redemption date, the place where the Notes are to be surrendered for payment, and that on the redemption date, the redemption price will become payable on each Notes and that interest on the Notes shall cease to accrue beginning on the redemption date.

By the redemption date, the issuing entity will deposit in the payment account an amount that, collectively with funds on deposit in the payment account and the collection account that are payable to the noteholders, equals the redemption price, whereupon all the Notes will be payable on the redemption date. On presentation and surrender of the Notes, the indenture trustee will pay the noteholders on the redemption date an amount equal to their redemption price.

Amendment

The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee, and the indenture trustee, with the consent of the note insurer, if the Rating Agencies have been given 10 days notice and have notified the issuing entity that the amendment will not result in a reduction or withdrawal of the then current rating of the Notes without regard to the note policy. The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the issuing entity, and the indenture trustee, with the consent of the note insurer and of holders of not less than 66-2/3% of the Voting Rights.

Description of the Purchase Agreement

The mortgage loans to be transferred to the issuing entity by the depositor will be purchased by the depositor from the sellers pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sellers, as transferors of the mortgage loans. Under the purchase agreement, the sellers will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the issuing entity, and the depositor will assign its rights under the purchase agreement to the issuing entity. The following is a description of the material provisions of the purchase agreement.

Transfers of Mortgage Loans

Pursuant to the purchase agreement, each seller will transfer to the depositor, all of its interest in the applicable mortgage loans (including any Additional Home Equity Loans) and all of the Additional Balances subsequently created with respect to these loans. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

Representations and Warranties

Each seller will represent and warrant to the depositor that, among other things, as of the closing date and each subsequent transfer date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. Each seller will also represent and warrant to the depositor that, among other things, immediately before the sale of the applicable mortgage loans to the depositor, it was the sole owner and holder of the mortgage loans free of any liens and security interests. Each seller will make similar representations and warranties in the sale and servicing agreement. Each seller also will represent and warrant to the depositor that, among other things, as of the closing date, the purchase agreement constitutes its valid and legally binding obligation and its valid sale to the depositor of all of its interest in the applicable mortgage loans and their proceeds.

Assignment to Issuing Entity

Each seller will expressly acknowledge and consent to the depositor’s transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the issuing entity and the security interest granted in those rights under the indenture. Each seller also will agree to perform its obligations under the purchase agreement for the benefit of the issuing entity.

Termination

The obligations of the depositor and the sellers under the purchase agreement will terminate on the satisfaction and discharge of the indenture.

Legal Proceedings

There are no legal proceedings against Countrywide, the depositor, the indenture trustee, the issuing entity, or the master servicer, or to which any of their respective properties are subject, that is material to the Notes, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

Material Federal Income Tax Consequences

The following discussion and the discussion in the prospectus under the caption “Material Federal Income Tax Consequences” is the opinion of Sidley Austin llp (“Tax Counsel”) on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Notes. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

For federal income tax purposes, the issuing entity (exclusive of any amounts on deposit in the additional loan account, the Cap Contract, the Cap Contract Accounts, and the Basis Risk Carryforward Reserve Fund) will consist of two or more REMICs in a tiered structure. The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC will be referred to as an “underlying REMIC.” Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC will consist of the mortgage loans and any other assets designated in the trust agreement. The Master REMIC will issue the Notes. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Notes and the Class C Certificates issued by the Master REMIC. The Class R-1 and Class R-2 Certificates (also, the “REMIC Residual Certificates”) will represent, respectively (1) the beneficial ownership of the residual interest in the lowest underlying REMIC, and (2) the beneficial ownership of the residual interest in all other underlying REMICs and the Master REMIC.

The Class C Certificates will be treated as regular interests in the Master REMIC. The Notes will be treated as representing both interests in regular interests in the Master REMIC (the “REMIC Regular Interest component”) and the entitlement to receive payments of Basis Risk Carryforward (the “Basis Risk Carryforward component”). Noteholders must allocate the purchase price for their Notes between the REMIC Regular Interest component and the Basis Risk Carryforward component.

Potential sources of payments to cover Basis Risk Carryforward for the Notes include Excess Cashflow and the Cap Contract. For federal income tax purposes, the trustee has been directed to treat the rights of a Regular Certificateholder with respect to Basis Risk Carryforward as embodied in a single contract that is, the Basis Risk Carryforward component. The remainder of this discussion assumes such treatment is correct.

Upon the issuance of the Notes, Tax Counsel will deliver its opinion concluding, assuming compliance with the trust agreement, the sale and servicing agreement and the indenture, for federal income tax purposes, that each REMIC created under the trust agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Notes and the Class C Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Notes with respect to Basis Risk Carryforward will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the Notes

The REMIC Regular Interest components of the Notes will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the Notes must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

The REMIC Regular Interest components of the Notes may be treated for federal income tax purposes as having been issued with original issue discount (“OID”). For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the mortgage loans at a rate equal to 40% CPR. No representation is made regarding whether the mortgage loans will prepay at the foregoing rate or at any other rate. Prospective purchasers of the Notes are encouraged to consult with their tax advisors regarding the treatment of the Notes under the Treasury regulations concerning OID. See “Material Federal Income Tax Consequences” in the prospectus.

If the holders of any of the Notes are treated as acquiring their regular interest component of the Notes at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences” in the prospectus.

Disposition of Notes

Assuming that the Notes are held as “capital assets” within the meaning of section 1221 of the Code, gain or loss on the disposition of the Notes should result in capital gain or loss. Such gain, however, will be treated as ordinary income to the extent it does not exceed the excess (if any) of:

(1)
the amount that would have been includible in the holder’s gross income with respect to the REMIC Regular Interest component of the Notes had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Notes over

(2)	the amount actually included in such holder’s income.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences” in the prospectus, the REMIC Regular Interest components of the Notes will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income the REMIC Regular Interest components of the Notes will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The REMIC Regular Interest components of the Notes (but not the Basis Risk Carryforward component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

The Basis Risk Carryforward Component

The following discussions assume that the rights of the holders of the Notes with respect to Basis Risk Carryforward will be treated as rights under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such noteholders and different withholding tax consequences on payments to Noteholders who are non-U.S. Persons. Prospective investors in the Notes are encouraged to consult their tax advisors regarding their appropriate tax treatment.

For tax information reporting purposes, the master servicer (1) will treat the rights of the Notes to Basis Risk Carryforward as rights to receive payments under a notional principal contract, and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the Notes. The IRS could, however, successfully argue that the Basis Risk Carryforward component of the Notes has a greater value. Similarly, the master servicer could determine that the Basis Risk Carryforward component of the Notes has a greater value. In either case, the REMIC Regular Interest component of the Notes could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences” in the Prospectus. In addition, the Basis Risk Carryforward component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Basis Risk Carryforward component.

The portion of the overall purchase price of a Note attributable to the Basis Risk Carryforward component must be amortized over the life of the Notes, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method - the level yield constant interest method - the price paid for the Basis Risk Carryforward component would be amortized over the life of the Basis Risk Carryforward component as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Carryforward component of a Note.

Any payments received by a noteholder of Basis Risk Carryforward will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Basis Risk Carryforward component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions Of Rights With Respect To The Basis Risk Carryforward Component

Upon the sale, exchange, or other disposition of a Note, the holder of such a Note must allocate the amount realized between the Regular Interest component and the Basis Risk Carryforward component based on the relative fair market values of those items at the time of sale. Assuming a Note is held as a “capital asset” within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Basis Risk Carryforward component should be capital gain or loss.

Tax Treatment For Certain Purposes

The Basis Risk Carryforward component of the Notes will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and the income from Basis Risk Carryforward component will not represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code. In addition, because of the Basis Risk Carryforward Component rights of the Notes, holders of such Notes should consult with their tax advisors before resecuritizing those Notes in a REMIC.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law. All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA Considerations

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the

Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”).

General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be “plan assets” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the notes are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a plan’s investment in the Notes would not cause the assets of the issuer to be deemed plan assets. If the Notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan’s investment in the Notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a plan. However, based on the features of the Notes and their ratings, the issuer believes that the Notes should be treated as indebtedness without substantial equity features for ERISA purposes.

Prohibited Transactions. Without regard to whether the Notes are considered to be equity interests in the issuer, certain affiliates of the issuer might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of Notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain “in house asset managers”; or the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

Each purchaser or transferee of a Note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan’s investment in the Notes.

The issuing entity, the master servicer, a servicer, the indenture trustee, and the underwriter of the Notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the master servicer, a servicer, the indenture trustee, the underwriter of the notes, or any of their respective affiliates:

•	has investment or administrative discretion with respect to plan assets to be invested in the Notes;

•
has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

•	is an employer maintaining or contributing to the plan,

•	may not invest in the Notes unless an appropriate administrative prohibited transaction exemption applies to the investment.

The sale of Notes to a plan is in no respect a representation by the issuing entity or the underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

Any plan investor proposing to invest in the Notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

Legal Investment Considerations

Although, as a condition to their issuance, the Notes will be rated in the highest rating category of each of the Rating Agencies, the Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because some of the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in the prospectus.

Method of Distribution

Subject to the underwriting agreement, dated as of the date of this prospectus supplement, between the depositor and Countrywide Securities Corporation, an affiliate of the depositor, the sponsor and the master servicer (the “Underwriter”), the depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the depositor, the principal amount of Notes indicated on the cover page of this prospectus supplement.

The depositor has been advised that the Underwriter proposes initially to offer the Notes to certain dealers at the prices on the cover page less a selling concession not to exceed 0.15% of the Note denomination, and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed 0.075%.

After the initial public offering, the public offering prices, such concessions, and such discounts may be changed.

In the underwriting agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased.

Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing, or maintaining the price of the Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The Underwriter has further represented to and agreed with the depositor that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The underwriting agreement provides that the depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

Use of Proceeds

The net proceeds to be received from the sale of the Notes will be applied by the depositor towards the purchase of the mortgage loans and fund the additional loan account.

Legal Matters

Certain legal matters with respect to the Notes will be passed on for the depositor by Sidley Austin llp, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP.

Experts

The Consolidated financial statements of Financial Guaranty Insurance Company and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 appearing in the Form-8K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference upon such report given on the authority of such firm as experts in accounting and auditing

Ratings

It is a condition to the issuance of the Notes that they be rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s (the “Rating Agencies”).

A securities rating addresses the likelihood of the receipt by noteholders of timely payment of interest and payment of principal by the maturity date on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the Notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

The ratings assigned to the Notes will depend primarily upon the financial strength of the note insurer. The ratings assigned to the note insurer reflect the respective Rating Agencies’ current assessments of the note insurer’s financial strength. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the Notes will likely result in a reduction of one or more of the ratings assigned to the Notes.

A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the Notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

Index of Defined Terms

Accelerated Principal Payment Amount	S-44
Additional Balances	S-27
Additional Home Equity Loans	S-36
Aggregate Note Interest	S-45
Aggregate Parity Deficit	S-56
Assignment Event	S-68
Auction Period	S-36
Available Interest Collections	S-45
Available Investor Interest	S-45
Available Principal Collection	S-45
Basis Risk Carryforward	S-49
Basis Risk Carryforward component	S-82
Basis Risk Carryforward Reserve Fund	S-49
business day	S-48
Cap Contract	S-52
Cap Contract Account	S-49
Cap Contract Administration Agreement	S-52
Cap Contract Administrator	S-52
Cap Contract Counterparty	S-52
Cap Contract Guarantor	S-54
Cap Contract Notional Balance	S-53
Cap Contract Termination Date	S-53
Cap Payment Entitlement	S-49
Charged-off Mortgage Loan	S-35
Charged-off Mortgage Loan Proceeds	S-45
Charge-off Date	S-35
Code	S-82
Collection Period	S-46
Countrywide	S-31
Countrywide Bank	S-32
Countrywide Financial	S-31
Cut-off Date	S-3
debt-to-income ratio	S-33
Defective Mortgage Loans	S-69
Deficiency Amount	S-56
Detailed Description	S-38
Determination Date	S-72
DTC	A-II-1
Eligible Account	S-70
Eligible Investment	S-70
Eligible Substitute Mortgage Loan	S-68
ERISA	S-84
Events of Servicing Termination	S-79
Excess Cap Contract Payment	S-53
Excess Spread Percentage	S-46
FHA	S-34
Final Insured Payment Date	S-56
Final Order	S-56
Floating Allocation Percentage	S-46
FSMA	S-87
Funding Period	S-36
GAAP	S-29
Global Securities	A-II-1
initial mortgage loans	S-36
Insurance Agreement	S-55
Insured Amount	S-56
Insured Noteholder	S-56
Insured Noteholders	S-56
Insured Notes	S-56
Interest Period	S-50
Interest Shortfall Deposit	S-46, S-72
Investor Loss Amount	S-46
Investor Principal Collections	S-46, S-50
LIBOR	S-50
Liquidated Mortgage Loan	S-46
Liquidation Loss Amount	S-46
Loan Pool Balance	S-46
Loss Percentage	S-46
Managed Amortization Period	S-50
Master REMIC	S-82
Moody’s	S-5
Net Cap Contract Payment	S-53
Net Draws	S-46
Net Draws Principal Payment	S-47
note insurer	S-29
Note Policy	S-55
Notice	S-57
OID	S-83
originators	S-32
payment date	S-48
Plan Assets Regulation	S-85
Policy	S-55
Pool Characteristics	S-38
Preference Amount	S-56
PTCE	S-85
Rapid Amortization Event	S-58
Rapid Amortization Period	S-51
Rating Agencies	S-87
Related Documents	S-67
Remaining Net Draws	S-47
REMIC Regular Interest component	S-82
REMIC Residual Certificates	S-82
Required Amount	S-47, S-55
Required Transferor Subordinated Amount	S-47
S&P	S-5
SAP	S-30
Servicing Fee Rate	S-77
significance estimate	S-54
significance percentage	S-54
Spread Rate	S-47
SRFP	S-52
Statistical Calculation Date	S-38
Stepdown Cumulative Loss Test	S-47
Stepdown Date	S-48

Subordinated Transferor Collections	S-55
Subsequent Cut-off Date	S-3
Swiss Re	S-54
Tax Counsel	S-82
TIA	S-63, S-65
Transfer Date	S-74
Transfer Deficiency	S-42
Transfer Deposit Amount	S-42
Transferor Interest	S-48
Treasury Bank	S-66
trust fund	S-27
U.S. Person	A-II-4
underlying REMIC	S-82
underlying REMIC Regular Interests	S-82
Underwriter	S-86
Unpaid Investor Interest Shortfall	S-48
VA	S-34
Voting Rights	S-61

Annex I

Principal Balances for the Mortgage Loans

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10,000.00	$6,992,965	1,191	1.07%	$5,872	8.981%	298.81	714	78.0%
10,000.01 - 20,000.00	21,151,346	1,362	3.24	15,530	9.504	300.74	704	82.7
20,000.01 - 30,000.00	36,093,018	1,414	5.53	25,525	9.610	300.41	704	86.4
30,000.01 - 40,000.00	43,403,546	1,225	6.65	35,431	9.807	299.99	705	88.7
40,000.01 - 50,000.00	47,692,505	1,045	7.31	45,639	9.878	300.23	703	88.3
50,000.01 - 60,000.00	45,532,969	824	6.97	55,258	10.005	300.46	702	90.2
60,000.01 - 70,000.00	42,215,295	646	6.47	65,349	9.872	299.58	704	90.7
70,000.01 - 80,000.00	36,975,980	490	5.66	75,461	9.814	301.07	709	90.5
80,000.01 - 90,000.00	28,876,083	338	4.42	85,432	9.731	301.18	709	90.4
90,000.01 - 100,000.00	36,108,367	374	5.53	96,546	9.689	301.30	706	86.0
100,000.01 - 125,000.00	49,082,950	436	7.52	112,576	9.929	301.01	712	89.6
125,000.01 - 150,000.00	56,599,687	407	8.67	139,066	10.180	299.85	705	88.0
150,000.01 - 175,000.00	31,109,453	190	4.77	163,734	9.782	299.09	717	88.4
175,000.01 - 200,000.00	39,312,487	204	6.02	192,708	9.595	298.80	719	83.5
200,000.01 - 225,000.00	13,482,479	63	2.07	214,008	9.741	300.09	715	89.6
225,000.01 - 250,000.00	20,361,631	84	3.12	242,400	9.431	298.92	729	84.5
250,000.01 - 275,000.00	6,553,351	25	1.00	262,134	9.275	298.21	716	87.6
275,000.01 - 300,000.00	7,939,151	27	1.22	294,043	9.525	301.64	725	83.9
300,000.01 - 325,000.00	5,029,814	16	0.77	314,363	9.539	299.18	732	81.8
325,000.01 - 350,000.00	5,507,269	16	0.84	344,204	9.598	298.67	724	85.4
350,000.01 - 375,000.00	5,123,887	14	0.78	365,992	10.112	303.23	721	85.1
375,000.01 - 400,000.00	6,251,481	16	0.96	390,718	9.600	299.37	710	83.4
400,000.01 - 425,000.00	1,245,643	3	0.19	415,214	8.382	299.34	748	85.9
425,000.01 - 450,000.00	3,972,331	9	0.61	441,370	9.968	306.16	720	85.1
450,000.01 - 475,000.00	3,259,678	7	0.50	465,668	9.826	298.86	725	84.5
475,000.01 - 500,000.00	13,429,707	27	2.06	497,397	9.280	301.86	734	76.1
500,000.01 - 525,000.00	2,080,220	4	0.32	520,055	8.319	299.75	731	81.5
525,000.01 - 550,000.00	1,620,000	3	0.25	540,000	9.583	298.33	708	90.0
550,000.01 - 575,000.00	1,698,801	3	0.26	566,267	9.751	299.67	742	91.7
575,000.01 - 600,000.00	2,981,221	5	0.46	596,244	7.791	299.80	732	70.6
600,000.01 - 625,000.00	608,000	1	0.09	608,000	9.625	299.00	689	73.2
625,000.01 - 650,000.00	1,904,500	3	0.29	634,833	11.056	297.02	700	81.1
650,000.01 - 675,000.00	2,627,985	4	0.40	656,996	9.154	298.02	699	79.5
675,000.01 - 700,000.00	679,903	1	0.10	679,903	10.000	300.00	712	89.9
700,000.01 - 725,000.00	723,891	1	0.11	723,891	8.750	299.00	752	87.0
725,000.01 - 750,000.00	1,500,000	2	0.23	750,000	10.063	299.50	762	77.4
750,000.01 - 775,000.00	2,265,375	3	0.35	755,125	9.292	299.00	723	90.0
775,000.01 - 800,000.00	2,385,000	3	0.37	795,000	7.565	300.00	761	86.6
800,000.01 - 825,000.00	812,000	1	0.12	812,000	8.250	300.00	761	74.0
825,000.01 - 850,000.00	850,000	1	0.13	850,000	10.500	297.00	777	66.0
875,000.01 - 900,000.00	900,000	1	0.14	900,000	8.250	300.00	684	57.0
925,000.01 - 950,000.00	948,790	1	0.15	948,790	7.250	300.00	708	92.5
950,000.01 - 975,000.00	1,930,000	2	0.30	965,000	8.874	299.50	706	70.8
975,000.01 - 1,000,000.00	3,980,258	4	0.61	995,065	6.417	296.55	705	65.8
Greater than 1,000,000.00	9,027,567	7	1.38	1,289,652	8.404	293.94	726	68.8
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the average principal balance of the statistical calculation mortgage loans was approximately $62,156.

A-I-1

Loan Programs for the Mortgage Loans

Description of Loan Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
5 Year Draw/10 Year Repay	$833,401	8	0.13%	$104,175	10.327%	176.60	743	88.8%
5 Year Draw/20 Year Repay	680,341	11	0.10	61,849	9.893	297.81	734	85.8
10 Year Draw/5 Year Repay	213,802	3	0.03	71,267	10.463	179.40	767	95.9
10 Year Draw/10 Year Repay	4,387,603	108	0.67	40,626	9.204	239.00	718	91.2
10 Year Draw/15 Year Repay	621,525,914	9900	95.21	62,780	9.730	298.89	711	86.6
10 Year Draw/20 Year Repay	19,460,165	368	2.98	52,881	9.321	359.52	705	88.7
15 Year Draw/10 Year Repay	5,725,360	105	0.88	54,527	8.769	297.87	679	90.5
Total	$652,826,586	10,503	100.00%

Loan Rates for the Mortgage Loans

Range of Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
3.501 - 4.000	$32,977,605	713	5.05%	$46,252	3.990%	299.75	714	77.9%
5.501 - 6.000	78,000	1	0.01	78,000	6.000	298.00	667	100.0
6.001 - 6.500	1,078,394	8	0.17	134,799	6.282	299.44	708	96.2
6.501 - 7.000	164,998	2	0.03	82,499	6.648	300.00	709	91.8
7.001 - 7.500	25,439,323	330	3.90	77,089	7.275	299.57	716	88.5
7.501 - 8.000	18,977,717	196	2.91	96,825	7.842	302.82	745	77.3
8.001 - 8.500	123,583,243	2,040	18.93	60,580	8.278	299.40	731	84.4
8.501 - 9.000	69,393,939	962	10.63	72,135	8.802	301.54	731	80.1
9.001 - 9.500	56,110,725	928	8.60	60,464	9.314	302.03	717	85.9
9.501 - 10.000	62,175,670	956	9.52	65,037	9.833	301.84	708	87.6
10.001 - 10.500	51,882,239	874	7.95	59,362	10.334	298.65	713	89.2
10.501 - 11.000	50,781,196	855	7.78	59,393	10.803	300.52	709	89.3
11.001 - 11.500	32,907,251	499	5.04	65,946	11.309	299.19	693	90.2
11.501 - 12.000	41,495,495	728	6.36	56,999	11.804	298.72	686	91.7
12.001 - 12.500	23,436,664	362	3.59	64,742	12.314	298.21	688	93.6
12.501 - 13.000	20,398,294	356	3.12	57,299	12.828	299.31	677	94.5
Greater than 13.000	41,945,833	693	6.43	60,528	14.266	298.64	658	93.7
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the weighted average loan rate of the statistical calculation mortgage loans was approximately 9.707%.

A-I-2

Months Remaining to Scheduled Maturity for the Mortgage Loans

Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
169 - 180	$1,047,203	11	0.16%	$95,200	10.355%	177.17	748	90.3%
205 - 216	1,782	1	(1)	1,782	9.375	211.00	743	93.5
217 - 228	26,281	5	(1)	5,256	9.375	224.75	762	87.9
229 - 240	4,486,419	112	0.69	40,057	9.186	238.98	718	91.2
241 - 252	45,199	4	0.01	11,300	9.542	245.99	708	97.8
253 - 264	4,848	3	(1)	1,616	8.837	259.52	749	75.2
265 - 276	1,729,673	14	0.26	123,548	8.886	274.42	691	72.0
277 - 288	5,812,891	107	0.89	54,326	9.461	286.15	689	82.8
289 - 300	620,212,125	9,878	95.00	62,787	9.726	299.08	711	86.8
337 - 348	84,862	4	0.01	21,215	9.798	347.03	724	77.3
349 - 360	19,375,303	364	2.97	53,229	9.318	359.58	704	88.7
Total	$652,826,586	10,503	100.00%
_______________
(1) Less than 0.01%

As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the statistical calculation mortgage loans was approximately 300.

The above table assumes that the draw period for the statistical calculation mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.

Combined Loan-to-Value Ratios for the Mortgage Loans

Range of Combined Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10.00	$958,800	9	0.15%	$106,533	9.253%	299.73	723	7.7%
10.01 - 20.00	140,379	9	0.02	15,598	6.168	297.93	744	18.4
20.01 - 30.00	996,410	26	0.15	38,323	8.414	307.01	744	24.5
30.01 - 40.00	1,820,668	66	0.28	27,586	7.925	299.09	736	35.7
40.01 - 50.00	6,326,096	161	0.97	39,293	8.433	301.38	708	45.7
50.01 - 60.00	21,040,241	314	3.22	67,007	7.739	299.69	722	55.8
60.01 - 70.00	48,053,360	693	7.36	69,341	8.621	299.39	718	67.0
70.01 - 80.00	95,118,490	1,423	14.57	66,844	8.894	299.25	715	77.3
80.01 - 90.00	244,172,274	4,272	37.40	57,156	9.736	299.97	710	88.5
90.01 - 100.00	234,199,868	3,530	35.87	66,346	10.464	300.68	707	97.8
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the statistical calculation mortgage loans was approximately 86.78%.

A-I-3

The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.
Geographic Distribution for the Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Alaska	$811,724	18	0.12%	$45,096	9.950%	310.82	737	94.0%
Alabama	2,325,774	83	0.36	28,021	8.900	301.91	722	90.1
Arizona	25,622,263	458	3.92	55,944	9.817	300.04	715	86.4
California	265,170,609	2,992	40.62	88,627	9.814	299.40	712	86.4
Colorado	16,065,861	286	2.46	56,174	8.974	298.60	732	87.3
Connecticut	9,591,068	106	1.47	90,482	9.241	300.12	700	78.2
District of Columbia	715,815	13	0.11	55,063	9.474	299.43	676	87.6
Delaware	1,163,341	20	0.18	58,167	10.117	300.49	705	85.8
Florida	65,472,097	1,137	10.03	57,583	10.398	299.30	705	88.8
Georgia	8,483,567	186	1.30	45,611	9.676	303.78	697	92.2
Hawaii	11,179,889	143	1.71	78,181	8.999	298.74	725	78.9
Iowa	657,870	26	0.10	25,303	10.001	307.69	706	89.9
Idaho	3,015,584	73	0.46	41,309	9.222	299.70	714	84.3
Illinois	25,410,985	509	3.89	49,923	9.647	299.68	712	88.0
Indiana	2,970,455	94	0.46	31,601	10.050	302.28	705	91.9
Kansas	1,406,480	47	0.22	29,925	8.636	300.58	732	91.0
Kentucky	1,405,875	43	0.22	32,695	9.705	300.62	722	85.9
Louisiana	1,870,426	51	0.29	36,675	10.398	300.02	692	91.5
Massachusetts	12,497,569	213	1.91	58,674	9.478	301.22	715	84.8
Maryland	9,382,399	186	1.44	50,443	9.626	305.21	689	88.9
Maine	1,211,698	35	0.19	34,620	9.643	315.50	715	84.3
Michigan	9,133,301	267	1.40	34,207	9.855	318.58	709	88.1
Minnesota	4,814,545	93	0.74	51,769	9.061	301.70	724	86.9
Missouri	4,884,254	146	0.75	33,454	9.051	300.63	710	88.7
Mississippi	635,637	22	0.10	28,893	10.445	303.78	714	95.9
Montana	982,255	26	0.15	37,779	8.449	299.05	716	81.6
North Carolina	6,908,757	166	1.06	41,619	9.559	301.42	716	85.9
North Dakota	112,714	5	0.02	22,543	6.176	299.67	719	83.4
Nebraska	213,000	8	0.03	26,625	9.367	319.46	711	95.9
New Hampshire	1,875,080	45	0.29	41,668	10.019	299.74	726	86.9
New Jersey	26,957,848	438	4.13	61,548	9.863	303.15	699	86.4
New Mexico	2,095,698	59	0.32	35,520	9.387	303.98	698	87.5
Nevada	20,009,163	286	3.07	69,962	9.697	295.53	712	86.1
New York	15,096,213	230	2.31	65,636	8.886	302.43	701	83.2
Ohio	3,966,980	140	0.61	28,336	10.228	303.02	703	89.3
Oklahoma	1,321,353	39	0.20	33,881	9.326	303.73	699	90.5
Oregon	10,116,810	179	1.55	56,518	9.495	300.84	714	85.1
Pennsylvania	7,743,614	241	1.19	32,131	9.337	303.29	705	88.6
Rhode Island	983,425	31	0.15	31,723	9.257	305.47	709	89.0
South Carolina	5,259,860	126	0.81	41,745	10.359	305.84	691	88.5
South Dakota	106,899	5	0.02	21,380	10.721	298.18	672	84.0
Tennessee	3,962,967	103	0.61	38,475	8.940	247.06	716	91.5
Texas	5,246,300	165	0.80	31,796	8.990	299.29	718	89.1
Utah	12,294,990	198	1.88	62,096	9.330	299.42	718	87.7
Virginia	11,668,940	215	1.79	54,274	9.138	305.02	698	88.3
Vermont	502,307	8	0.08	62,788	8.741	288.98	694	80.9
Washington	24,943,805	401	3.82	62,204	9.282	300.01	722	87.0
Wisconsin	3,188,381	108	0.49	29,522	9.684	301.14	705	89.3
West Virginia	493,733	18	0.08	27,430	8.671	301.52	708	88.7
Wyoming	876,407	16	0.13	54,775	10.701	303.31	708	90.0
Total	$652,826,586	10,503	100.00%

A-I-4

Credit Scores for the Mortgage Loans for the Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
821 - 840	$376,410	4	0.06%	$94,102	11.689%	299.00	824	86.3%
801 - 820	13,035,684	244	2.00	53,425	8.805	298.11	807	83.5
781 - 800	44,076,155	640	6.75	68,869	8.565	298.98	789	82.5
761 - 780	67,054,932	1,005	10.27	66,721	8.975	298.62	770	85.7
741 - 760	78,017,626	1,227	11.95	63,584	9.059	300.17	750	86.7
721 - 740	80,873,145	1,175	12.39	68,828	9.272	300.59	730	86.4
701 - 720	91,138,243	1,386	13.96	65,756	9.358	301.09	710	87.3
681 - 700	80,811,325	1,343	12.38	60,172	10.089	300.27	690	88.6
661 - 680	82,656,258	1,260	12.66	65,600	10.347	300.50	670	88.3
641 - 660	57,066,096	1,049	8.74	54,400	10.802	300.26	650	87.4
621 - 640	50,126,479	966	7.68	51,891	10.845	299.74	631	87.0
601 - 620	5,449,864	137	0.83	39,780	12.756	299.71	614	85.3
581 - 600	1,922,664	58	0.29	33,149	13.470	299.34	589	81.9
561 - 580	131,763	5	0.02	26,353	13.085	280.78	574	68.6
Less than or equal to 560	89,942	4	0.01	22,485	14.542	296.00	528	79.5
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the weighted average credit score of the statistical calculation mortgage loans was approximately 711.

Property Type for the Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Single Family Residence	$404,437,428	6,645	61.95%	$60,863	9.678%	300.35	708	85.7%
Planned Unit Development (PUD)	139,128,793	1,947	21.31	71,458	9.447	299.97	716	87.7
Low-Rise Condominium	65,885,588	1,333	10.09	49,427	9.909	298.89	715	90.6
2-4 Units	29,794,247	406	4.56	73,385	10.773	299.56	713	88.1
High-Rise Condominium	13,580,529	172	2.08	78,957	9.905	300.52	722	88.1
Total	$652,826,586	10,503	100.00%

A-I-5

Gross Margins for the Mortgage Loans

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 0.000	$106,353,258	1,451	16.29%	$73,297	7.644%	299.99	741	79.4%
0.001 - 0.250	21,917,414	358	3.36	61,222	7.998	301.46	734	81.0
0.251 - 0.500	53,979,490	815	8.27	66,233	8.287	299.58	735	81.0
0.501 - 0.750	32,165,692	408	4.93	78,837	8.345	303.77	727	79.1
0.751 - 1.000	38,232,143	620	5.86	61,665	8.825	301.20	725	87.9
1.001 - 1.250	30,127,054	557	4.61	54,088	8.925	301.46	706	84.0
1.251 - 1.500	32,454,982	501	4.97	64,780	9.332	301.78	720	89.8
1.501 - 1.750	36,707,968	587	5.62	62,535	9.751	301.32	700	86.5
1.751 - 2.000	30,848,875	620	4.73	49,756	9.709	299.35	711	89.9
2.001 - 2.250	30,964,219	509	4.74	60,833	10.039	298.23	715	88.9
2.251 - 2.500	34,759,654	648	5.32	53,641	10.055	300.18	712	91.2
2.501 - 2.750	24,334,598	385	3.73	63,207	10.639	300.44	707	88.5
2.751 - 3.000	21,100,464	344	3.23	61,339	10.494	298.81	691	88.9
3.001 - 3.250	15,807,325	241	2.42	65,591	11.099	299.80	691	92.1
3.251 - 3.500	29,041,640	590	4.45	49,223	11.093	298.82	683	91.9
3.501 - 3.750	18,138,892	252	2.78	71,980	11.281	298.74	689	92.6
3.751 - 4.000	12,971,235	190	1.99	68,270	12.026	297.26	681	93.3
4.001 - 4.250	11,713,481	196	1.79	59,763	12.081	299.36	694	94.4
4.251 - 4.500	11,183,645	212	1.71	52,753	11.988	299.37	674	95.2
4.501 - 4.750	11,842,258	209	1.81	56,662	12.226	299.29	672	94.1
4.751 - 5.000	6,650,356	89	1.02	74,723	12.587	298.97	677	95.5
5.001 - 5.250	5,801,183	99	0.89	58,598	12.640	298.47	676	94.4
5.251 - 5.500	5,217,054	76	0.80	68,645	13.601	298.16	664	96.2
5.501 - 5.750	7,500,647	107	1.15	70,100	12.980	298.85	668	94.2
5.751 - 6.000	2,950,580	49	0.45	60,216	12.378	298.36	651	94.3
6.001 - 6.250	6,547,773	167	1.00	39,208	14.050	298.63	636	86.7
6.251 - 6.500	3,206,176	78	0.49	41,105	13.629	298.59	633	87.6
6.501 - 6.750	1,540,951	30	0.24	51,365	12.518	298.44	661	95.6
6.751 - 7.000	2,554,067	24	0.39	106,419	14.003	299.02	649	95.9
7.001 - 7.250	388,772	9	0.06	43,197	11.679	298.14	643	91.9
7.251 - 7.500	526,581	9	0.08	58,509	15.087	298.58	670	97.5
7.501 - 7.750	1,133,091	18	0.17	62,949	14.089	297.72	669	95.5
7.751 - 8.000	1,360,247	18	0.21	75,569	15.569	298.60	638	94.6
8.001 - 8.250	754,692	9	0.12	83,855	13.577	298.18	652	94.2
8.251 - 8.500	1,322,917	22	0.20	60,133	16.725	298.86	634	97.3
8.501 - 8.750	39,000	1	0.01	39,000	16.990	300.00	656	99.9
8.751 - 9.000	528,208	4	0.08	132,052	17.184	298.65	646	99.8
Greater than 10.000	160,000	1	0.02	160,000	18.000	299.00	687	100.0
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the weighted average gross margin of the statistical calculation mortgage loans was approximately 1.943%.

A-I-6

The credit limit utilization rates in the following table are determined by dividing the principal balance as of the Statistical Calculation Date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates for the Mortgage Loans

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10.00	$2,497,631	433	0.38%	$5,768	8.441%	299.35	738	75.0%
10.01 - 20.00	4,284,031	373	0.66	11,485	8.701	298.82	726	72.7
20.01 - 30.00	7,018,933	330	1.08	21,269	8.568	298.63	728	77.7
30.01 - 40.00	10,779,693	346	1.65	31,155	8.494	299.41	731	74.4
40.01 - 50.00	13,182,131	358	2.02	36,822	8.724	299.00	718	75.0
50.01 - 60.00	13,393,677	319	2.05	41,986	8.772	300.07	727	80.4
60.01 - 70.00	15,993,080	313	2.45	51,096	8.823	301.72	711	78.6
70.01 - 80.00	18,728,232	298	2.87	62,846	8.961	299.84	709	77.0
80.01 - 90.00	20,343,469	284	3.12	71,632	8.826	302.82	707	81.0
90.01 - 100.00	546,605,709	7,449	83.73	73,380	9.890	300.02	710	88.5
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the average credit limit utilization rate of the statistical calculation mortgage loans was approximately 83.12%.

Maximum Loan Rates for the Mortgage Loans

Maximum Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
11.250	$90,000	1	0.01%	$90,000	10.250%	299.00	744	90.0%
11.950	8,175,449	28	1.25	291,980	8.850	290.84	722	70.9
12.000	3,912	1	(1)	3,912	9.375	350.00	746	69.4
12.750	3,000	1	(1)	3,000	10.875	217.00	754	90.0
16.000	19,607,780	379	3.00	51,736	9.455	302.37	706	85.5
17.000	68,030,960	1,288	10.42	52,819	10.366	299.61	705	89.5
18.000	556,915,484	8,805	85.31	63,250	9.648	300.20	711	86.7
Total	$652,826,586	10,503	100.00%
_______________
(1) Less than 0.01%

As of the Statistical Calculation Date, the weighted average maximum loan rate of the statistical calculation mortgage loans was approximately 17.759%.

A-I-7

Credit Limits for the Mortgage Loans

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10,000.00	$1,326,598	180	0.20%	$7,370	10.135%	302.21	702	83.0%
10,000.01 - 20,000.00	14,029,127	1,075	2.15	13,050	9.765	300.09	698	85.4
20,000.01 - 30,000.00	31,147,004	1,457	4.77	21,377	9.775	300.21	702	87.1
30,000.01 - 40,000.00	40,589,384	1,344	6.22	30,200	9.903	300.26	705	89.2
40,000.01 - 50,000.00	46,436,602	1,237	7.11	37,540	9.876	300.09	703	88.6
50,000.01 - 60,000.00	44,476,829	928	6.81	47,928	9.992	300.00	702	90.0
60,000.01 - 70,000.00	42,393,780	719	6.49	58,962	9.901	299.90	704	91.4
70,000.01 - 80,000.00	36,562,853	577	5.60	63,367	9.927	300.74	707	90.6
80,000.01 - 90,000.00	28,150,983	389	4.31	72,368	9.806	300.82	709	91.5
90,000.01 - 100,000.00	39,680,689	546	6.08	72,675	9.552	301.30	704	84.7
100,000.01 - 125,000.00	47,913,878	501	7.34	95,636	9.981	302.22	709	90.1
125,000.01 - 150,000.00	57,551,096	490	8.82	117,451	10.157	299.73	703	88.3
150,000.01 - 175,000.00	31,943,273	229	4.89	139,490	9.734	300.01	717	88.1
175,000.01 - 200,000.00	46,848,189	331	7.18	141,535	9.501	298.51	721	82.1
200,000.01 - 225,000.00	12,438,449	67	1.91	185,648	9.704	300.15	719	89.8
225,000.01 - 250,000.00	22,656,487	122	3.47	185,709	9.314	298.61	728	84.8
250,000.01 - 275,000.00	5,851,836	27	0.90	216,735	9.316	299.40	713	87.8
275,000.01 - 300,000.00	9,577,784	48	1.47	199,537	9.423	300.67	718	84.1
300,000.01 - 325,000.00	5,624,904	22	0.86	255,677	9.454	299.21	731	82.5
325,000.01 - 350,000.00	6,153,707	24	0.94	256,404	9.738	298.65	728	85.1
350,000.01 - 375,000.00	5,407,940	19	0.83	284,628	10.172	299.37	722	84.7
375,000.01 - 400,000.00	7,526,256	26	1.15	289,471	9.208	299.26	719	80.8
400,000.01 - 425,000.00	1,621,238	7	0.25	231,605	8.792	299.26	739	88.5
425,000.01 - 450,000.00	3,867,636	12	0.59	322,303	9.877	299.19	732	84.6
450,000.01 - 475,000.00	3,752,427	9	0.57	416,936	9.690	299.03	730	84.2
475,000.01 - 500,000.00	15,608,089	44	2.39	354,729	9.194	302.99	731	76.6
500,000.01 - 525,000.00	2,051,558	5	0.31	410,312	8.000	299.51	735	87.3
525,000.01 - 550,000.00	2,120,100	5	0.32	424,020	9.494	308.85	719	89.9
550,000.01 - 575,000.00	1,126,286	2	0.17	563,143	10.260	299.50	752	92.5
575,000.01 - 600,000.00	2,839,693	6	0.43	473,282	7.602	299.34	738	84.2
625,000.01 - 650,000.00	1,277,500	2	0.20	638,750	12.434	298.50	687	87.5
650,000.01 - 675,000.00	1,323,550	2	0.20	661,775	9.063	300.00	703	80.0
675,000.01 - 700,000.00	679,903	1	0.10	679,903	10.000	300.00	712	89.9
700,000.01 - 725,000.00	723,891	1	0.11	723,891	8.750	299.00	752	87.0
725,000.01 - 750,000.00	2,292,278	5	0.35	458,456	9.855	299.22	739	75.1
750,000.01 - 775,000.00	2,515,375	4	0.39	628,844	9.238	299.10	719	88.0
775,000.01 - 800,000.00	4,190,256	7	0.64	598,608	8.414	298.75	742	70.6
800,000.01 - 825,000.00	812,000	1	0.12	812,000	8.250	300.00	761	74.0
825,000.01 - 850,000.00	850,000	1	0.13	850,000	10.500	297.00	777	66.0
875,000.01 - 900,000.00	66,300	1	0.01	66,300	3.990	300.00	818	77.2
950,000.01 - 975,000.00	1,538,263	3	0.24	512,754	8.916	300.00	726	80.8
975,000.01 - 1,000,000.00	8,179,578	14	1.25	584,256	7.298	297.79	707	68.5
Greater than 1,000,000.00	11,103,015	13	1.70	854,078	8.398	294.63	725	69.3
Total	$652,826,586	10,503	100.00%

As of the Statistical Calculation Date, the average credit limit of the statistical calculation mortgage loans was approximately $77,443.

A-I-8

Lien Priority for the Mortgage Loans

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
First Liens	$8,175,449	28	1.25%	$291,980	8.850%	290.84	722	70.9%
Second Liens	644,651,137	10,475	98.75	61,542	9.718	300.21	711	87.0
Total	$652,826,586	10,503	100.00%

Delinquency Status for the Mortgage Loans

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Current	$652,826,586	10,503	100.00%	$62,156	9.707%	300.09	711	86.8%
Total	$652,826,586	10,503	100.00%

Origination Year for the Mortgage Loans

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
1999	$1,782	1	(1)	$1,782	9.375%	211.00	743	93.5%
2000	18,763	4	(1)	4,691	9.825	223.44	753	84.8
2001	95,356	4	0.01%	23,839	8.332	236.96	734	94.3
2002	56,179	5	0.01	11,236	9.362	244.62	720	96.2
2003	4,848	3	(1)	1,616	8.837	259.52	749	75.2
2004	242,693	11	0.04	22,063	8.928	270.70	707	90.3
2005	4,091,018	42	0.63	97,405	9.297	281.10	683	77.2
2006	54,380,462	1,123	8.33	48,424	10.452	295.25	705	83.5
2007	593,935,487	9,310	90.98	63,795	9.642	300.69	712	87.1
Total	$652,826,586	10,503	100.00%
_____________________
(1) Less than 0.01%.

A-I-9

Annex II

Global Clearance, Settlement and Tax
Documentation Procedures

Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Notes, Series 2007-C (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuing entity nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
A-II-1

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(a)
borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

A-II-2

(b)
borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•
Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

•
Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

•
Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

A-II-3

•	Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

•
U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

A-II-4

PROSPECTUS

CWHEQ, INC.
Depositor

Asset Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 5.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWHEQ, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWHEQ, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties; or

• closed-end or revolving home equity lines of credit, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties; or

•   home improvement loans, secured by first or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

The Securities

CWHEQ, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 15, 2006

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	4
Risk Factors	5
The Trust Fund	19
General	19
The Loans	20
Substitution of Trust Fund Assets	24
Available Information	24
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	25
Reports to Securityholders	26
Use of Proceeds	26
The Depositor	26
Loan Program	26
Underwriting Standards	26
Qualifications of Sellers	28
Representations by Sellers; Repurchases	28
Static Pool Data	30
Description of the Securities	30
General	31
Distributions on Securities	33
Advances	35
Reports to Securityholders	36
Categories of Classes of Securities	37
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	40
Book-Entry Registration of Securities	44
Credit Enhancement	48
General	48
Subordination	49
Letter of Credit	50
Insurance Policies, Surety Bonds and Guaranties	50
Overcollateralization and Excess Cash Flow	51
Reserve Accounts	51
Pool Insurance Policies	51
Financial Instruments	53
Cross Support	53
Yield, Maturity and Prepayment Considerations	54
Prepayments on Loans	54
Prepayment Effect on Interest	56
Delays in Realization on Property; Expenses of Realization	56
Optional Purchase	57
Prepayment Standards or Models	57
Yield	57
The Agreements	57
Assignment of the Trust Fund Assets	57
Payments on Loans; Deposits to Security Account	60
Pre-Funding Account	63
Sub-Servicing by Sellers	65
Collection Procedures	65
Hazard Insurance	67
Realization Upon Defaulted Loans	69
Servicing and Other Compensation and Payment of Expenses	71
Evidence as to Compliance	72
Certain Matters Regarding the Master Servicer and the Depositor	73
Events of Default; Rights Upon Event of Default	73
Amendment	77
Termination; Optional Termination	78
The Trustee	79
Certain Legal Aspects of the Loans	79
General	79
Foreclosure	80
Environmental Risks	83
Rights of Redemption	84
Anti-Deficiency Legislation and Other Limitations On Lenders	85
Due-On-Sale Clauses	86
Enforceability of Prepayment and Late Payment Fees	86
Applicability of Usury Laws	87
Home Improvement Finance	87
Servicemembers Civil Relief Act	88
Junior Mortgages and Rights of Senior Mortgagees	89
Other Loan Provisions and Lender Requirements	89
Priority of Additional Advances	90
The Title I Program	90
Consumer Protection Laws	93
Material Federal Income Tax Consequences	95
General	95
Taxation of Debt Securities	95
Taxation of the REMIC and Its Holders	100
REMIC Expenses; Single Class REMICs	101
Taxation of the REMIC	101
Taxation of Holders of REMIC Residual Interests	102
Administrative Matters	107
Tax Status as a Grantor Trust	107

Sale or Exchange	110
Miscellaneous Tax Aspects	110
Tax Treatment of Foreign Investors	111
Tax Characterization of the Trust Fund as a Partnership	113
Tax Consequences to Holders of the Notes	113
Tax Consequences to Holders of the Certificates	115
Other Tax Considerations	119
ERISA Considerations	119
Legal Investment	123
Method of Distribution	125
Legal Matters	126
Financial Information	126
Rating	126
Index of Defined Terms	128

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund ―Available Information” and “—Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 24.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments ― No Recourse to Sellers, Depositor or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWHEQ, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient to Protect You from Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages Junior Status of Liens Securing Loans Could Adversely Affect You
Certain mortgages and deeds of trust securing the loans will be junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Home Improvement Loans Secured by Personal Property May Experience Relatively Higher Losses
A borrower's obligations under a home improvement loan may be secured by the personal property which was purchased with the proceeds of the home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. In the event that the borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See“Certain Legal Aspects of the Loans — Home Improvement Finance” for a description of certain legal issues related to home improvement loans.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on those loans;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•  the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher Than You Expect If Your Securities Are Backed by Partially Unsecured Loans
The trust fund may also include loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Impact of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected by Violations of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories that signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market for the Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities May Exceed the Market Value of the Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 129.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.*

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program ― Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program ― Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the depositor, the trust, the master servicer and the sponsor, and the indenture trustee with respect to a series consisting of notes. The master servicer will receive a fee for these services. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass-Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements  ― Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under “Loan Program ― Representations by Sellers; Repurchases” and “The Agreements ― Sub-Servicing By Sellers” and “― Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities ― Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”).

A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of mortgage loans (including closed-end home equity loans), revolving home equity lines of credit (referred to in this prospectus as “revolving credit line loans”) or home improvement loan contracts. For purposes of this prospectus, “home equity loans” includes “closed-end home equity loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property that secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Certain of the loans may be secured by liens that are subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to mortgage loans (including closed-end home equity loans) will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Revolving Credit Line Loans. The mortgaged properties relating to revolving credit line loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal)installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APRs borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the applicable prospectus supplement, but if the prospectus supplement contains no description, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-132375.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWHEQ, Inc., a Delaware corporation (the “depositor”), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. Except as described in the related prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100% such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by the seller and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If that seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to a separate Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to such series, the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related indenture trustee for the benefit of the holders of the securities of the related series.

A form of each of the Indenture, Sale and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the applicable Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986 as amended (the “Code”), certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates or notes of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in that account for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal,

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement ― Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities ― Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included in that amount;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Definition
Categories of Classes	Principal Types

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual Class. This accretion may continue until a specified event has occurred or until the Partial Accrual Class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee, or

•	cross-collateralization feature.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements ― Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit in the fund of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit in the fund from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of the loans. Generally, mortgage loans secured by subordinate liens, revolving credit line loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than mortgage loans secured by first liens. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the related trust fund consisting of a pool of a pool of home equity mortgage loans or home improvement loan contracts may be affected by a wide variety of factors, including:

•	general economic conditions,

•	prevailing interest rate levels,

•	the availability of alternative financing,

•	homeowner mobility,

•	the amounts of, and interest rates on, the underlying senior mortgage loans, and

•
the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.”

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements ― Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements ― Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may vary from time to time. We give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee (or a lost note affidavit in lieu of any original cooperative note that has been lost), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of the assignment by the depositor, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans ― The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth in that prospectus supplement. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program ― Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any representation of the master servicer that materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer that materially and adversely affects the interests of the securityholder in a loan.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect the Timing and Amount of Distributions on the Securities.” In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be one of the following:

•
maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agencies and have the highest short-term rating of Moody’s or Fitch;

•
an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

•
an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;,

•
a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000 acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in that account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment or the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”);

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program ― Representations by Sellers; Repurchases” or “― Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “― Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “― Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts to the extent the master servicer’s or its parent’s long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received thereon and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer or the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited in that account; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related securities by each Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating that each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to those securities by each Rating Agency; and

(xii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, and reasonably acceptable to the NIM Insurer (if any, as specified in the related prospectus supplement) as evidenced by a signed writing delivered by the NIM Insurer; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans ― Due-on-Sale Clauses.” In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing the loan or

•	the greater of

(1) the outstanding principal balance of the loan and

(2) an amount so that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in that account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement.”

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement.”

The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer and the trustee for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, sales expenses for the Property, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans ― Title I Program,” certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the Property to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the mortgage loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate or note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer acceptable to the trustee and with written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding related to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of;

•
any failure by the master servicer to deposit in the Security Account or to remit to the trustee any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting rights allocated to the securities of the series;

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts that shall at the time be credited to the Security Account, or thereafter be received with respect to the loans related to that series. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•	a default by the issuing entity in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default;

•
failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•
a default in the performance of any obligation of the issuer under the Indenture (other than an obligation specifically covered by the preceding bullet point), or any representation or warranty of the issuer made in the Indenture or in any certificate or other writing delivered in connection with the Indenture proves to have been materially incorrect as of the time when it was made, and the default or the circumstance making the representation or warranty incorrect has not been cured within 60 days after notice to the issuer by the trustee or to the issuer and the trustee by any credit enhancer (or, if a credit enhancer default exists, by the holders of at least 25% of the outstanding amount of the notes) by registered or certified mail specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, with the consent of any NIM Insurer but without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or this prospectus.

(d) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

(e) to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with any other provisions in it;

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with the consent of any NIM Insurer and with the consent of all holders of the related securities of such series of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets that are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, and amendment of an Agreement may require the consent of persons that are not party to the agreement, such as credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of any designated class of securities, from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators.” However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under a junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity lines of credit applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity line of credit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating those loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes of this prospectus, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on the loans;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based on the provisions and interpretations of the Code the regulations promulgated thereunder, including, if applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

This discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances or address investors subject to special treatment under the Code. This discussion focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors (“Holders”) are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders of securities will vary depending on whether

•	the securities of the series are classified as debt;

•	an election is made to treat any part of the trust fund relating to the series of securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to the series of securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC election will be made with respect to that series. The depositor will file with the SEC a Form 8-K on behalf of the trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing regular interests in a REMIC (“REMIC Regular Interests”) will be referred to collectively as “Debt Securities.”

Taxation of Debt Securities

Interest. Stated interest on the REMIC Regular Interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of a Holder’s normal accounting method. Interest (other than original issue discount (“OID”)) on Debt Securities other than REMIC Regular Interests will be includible in income by a Holder under the Holder’s usual method of accounting.

Original Issue Discount. The prospectus supplement for each series of Debt Securities will discuss the OID considerations for that series. The following discussion is based in part on the rules governing OID under Sections 1271 through 1275 of the Code and the accompanying Treasury regulations (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address issues relevant to securities (such as the Debt Securities) that are payable based on the payment experience of other debt (“Pay-Through Securities”).

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if the it is less than a de minimis amount as determined under the Code.

Issue Price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for the class will be treated as the fair market value of that class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.

Stated Redemption Price at Maturity. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Qualified Stated Interest. “Qualified stated interest” generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal amount over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

De Minimis OID. Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price. Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
the interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of certain Debt Securities, such as Interest Weighted Securities (as defined in this prospectus), none of the payments under the instrument will be considered qualified stated interest, and thus all amounts payable on the instrument will be included in the stated redemption price.

Contingent Interest. The OID Regulations also govern the calculation of OID on instruments having contingent interest payments (“Contingent Regulations”). The provisions of the Contingent Regulations expressly do not apply to the calculation of OID on debt instruments subject to Code Section 1272(a)(6), (that is, Pay-Through Securities). In addition, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on the Debt Securities on Code Section 1272(a)(6) and, to the extent applicable, the OID Regulations. There can be no assurance, however, that the methodology represents the correct manner of calculating OID.

Daily Portions. The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds that Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is neither a REMIC Regular Interest nor another type of Pay-Through Security, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID to be included in income by a Holder of a Pay-Through Security is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay- Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate faster than the Prepayment Assumption, and to decrease (but not below zero for any period) the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

Although the OID Regulations do not provide for it, the depositor may adjust the accrual of OID on Debt Securities (other than REMIC Regular Interests) in a manner that it believes appropriate to take account of realized losses on the underlying loans, If the Internal Revenue Service (“IRS”) required OID to be accrued without the adjustments, the rate of accrual of OID on the affected Debt Securities could increase.

Aggregation. Certain classes of REMIC Regular Interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on the securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

Acquisition Premium. A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled to offset the OID by comparable economic accruals of portions of the excess. The same rule applies to an initial holder who purchases a Debt Security for more than the issue price.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC Regular Interests or Stripped Securities (as defined under “Tax Status as a Grantor Trust; General” in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Stripped Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC Regular Interests the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. The treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “― Tax Status as a Grantor Trust ― Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of market discount (“market discount” is generally the excess (if any) of the principal amount of the Debt Security over the Holder’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Market discount is supposed to accrue in a manner provided in Treasury regulations but, until those regulations are issued, market discount should be accrued either (i) on the basis of a constant yield (taking into account, in the case of a Pay-Through Security, a prepayment assumption) or (ii) (a) in the case of securities issued without OID, based on the ratio of the stated interest payable in the relevant period to the total stated interest remaining to be paid at the beginning of the relevant period or (b) in the case of securities issued with OID, based on the ratio of the OID accrued in the relevant period to total OID remaining to be accrued at the beginning of the relevant period.

Limit on Holder’s Interest Deductions. Section 1277 of the Code provides that, the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a deduction item before disposition of the Debt Security) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities such as the Pay-Through Securities have been issued, the legislative history of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

Election to Treat All Interest as Original Issue Discount. The Holder of a Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities. If the an election is made with respect to a Debt Security having market discount, then the Holder will be deemed to have made the election with respect to all other market discount debt instruments that the Holder acquires during the year of the election and thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the holder owns on the first day of the taxable year and later acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable and should only after consulting a tax advisor.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that the REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the REMIC Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury Regulations, among the holders of the REMIC Regular Interests and the holders of the REMIC Residual Interests (as defined in this prospectus) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a REMIC Regular Interest who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of the Holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Interest to that Holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury Regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to that trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on REMIC Regular Interests, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued (the “Startup Day”). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the REMIC Regular Interests in the same manner that the holders of the REMIC Regular Interests include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any the taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of REMIC Residual Interests

The holder of a REMIC Residual Interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the REMIC Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on the day) of the REMIC Residual Interests in proportion to their respective holdings on the day.

The holder of a REMIC Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a REMIC Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the REMIC Residual Interest may be less than that of that bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the REMIC Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a REMIC Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. A disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of REMIC Residual Interests to deduct net losses may be subject to additional limitations under the Code, about which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a REMIC Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a REMIC Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the REMIC Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the REMIC Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a REMIC Residual Interest will recognize gain or loss on the sale or exchange of a REMIC Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the REMIC Residual Interest at the time of the sale or exchange. Any loss from the sale of a REMIC Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the REMIC Residual Interest, the seller reacquires the REMIC Residual Interest, or acquires (i) a REMIC Residual Interest in any other REMIC, or (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the REMIC Residual Interest will be disallowed and the REMIC Residual Interest Holder’s basis in the replacement interest will be the basis in the REMIC Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the REMIC Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a REMIC Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a REMIC Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a REMIC Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a REMIC Residual Interest is owned by a foreign person excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a REMIC Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a REMIC Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the REMIC Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the REMIC Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of REMIC Residual Interests may be disregarded. See “― Restrictions on Ownership and Transfer of REMIC Residual Interests” and “― Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of REMIC Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a REMIC Residual Interest. In addition, no transfer of a REMIC Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a REMIC Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the REMIC Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a REMIC Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a REMIC Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences ― Non-REMIC Certificates ― Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic REMIC Residual Interest is disregarded, the transferor continues to be treated as the owner of the REMIC Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A REMIC Residual Interest (including a REMIC Residual Interest with a positive value at issuance) is a “Noneconomic REMIC Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the REMIC Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic REMIC Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic REMIC Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic REMIC Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic REMIC Residual Interest and intends to pay taxes associated with holding the Noneconomic REMIC Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic REMIC Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

Formula Test. A transfer of a Noneconomic REMIC Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

Asset Test. The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic REMIC Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. “Inducement fees” received by transferees of noneconomic REMIC Residual Interests must be included in income over a time period that is reasonably related to the time period over which the related REMIC Residual Interest is expected to generate taxable income or net loss allocable to the Holder. Two safe harbor methods permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and REMIC Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. Holders of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change their method of accounting for REMIC inducement fee income to one of the two safe harbor methods (including a change from one safe harbor method to the other safe harbor method).

If the holder of a REMIC Residual Interest sells or otherwise disposes of the REMIC Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee is be treated as income from sources within the United States.

Mark to Market Rules. REMIC Residual Interests cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. In the opinion of Tax Counsel and as specified in the related prospectus supplement, if a trust fund relating to a series of securities does not elect to be a REMIC or establish partnership classification, then the trust fund will be classified a “grantor trust” under subpart E, part I of subchapter J of the Code. (The securities of that type of series are referred to in this prospectus as “Pass-Through Securities”). For some series there will be no separation of the principal and interest payments on the underlying loans, in which case a Holder will be considered to have purchased a pro rata undivided interest in each of the underlying loans. In other cases (“Stripped Securities”), the sale of the securities will cause a separation in the ownership of some or all of the principal payments from some or all of the interest payments.

Each Holder must report on its federal income tax return its share of the gross income derived from, and its share of expenses (such as trustee, servicer and similar fees (collectively, the “Servicing Fee”)) allocated to the loans in the same manner as if the Holder held the loans and paid the Servicing fees directly. In the case of Pass-Through Securities other than Stripped Securities, the gross income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the gross income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. Depending on its tax classification, the Holder of a security will generally be entitled to claim a deduction for the Servicing Fees under Code Section 162 or Code Section 212 provided the Servicing Fees are “reasonable” for the services performed.

Noncorporate Holders. In the case of a noncorporate Holder, reasonable Servicing Fees will be deductible in computing the Holders regular income tax only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of the Holder’s adjusted gross income. Such fees are not deductible in computing the Holder’s alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The Holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined when the securities are purchased. Typically, the trustee (as necessary to fulfill its reporting obligations) will treat each loan in a group as having a fair market based on its proportionate share of the group’s aggregate principal balance provided the loans in the group generally have relatively uniform interest rates and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than (or greater than) the portion of the principal balance of the loan allocable to the security, that loan will be deemed to have been acquired at a discount (or premium), respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount (or premium) on a loan will be includible in income (or will be available as an offset to interest income), generally in the manner described above, except that in the case of Pass-Through Securities, market discount and premium is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “― Taxation of Debt Securities; Market Discount” and “― Premium” above.

The Holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. The treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security is a security that represents either a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Calculating Interest and OID. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans, rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in the circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC Regular Interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC Regular Interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the REMIC Regular Interest had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the REMIC Regular Interest.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006, the IRS and Treasury Department finalized proposed regulations concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." These rules, which apply for taxable years starting on January 1, 2007, may compel or allow a trustee to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities and may have the effect of changing the timing and character of the tax items that a Holder must report.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a REMIC Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a REMIC Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other the REMIC Regulations, if a REMIC Residual Interest has tax avoidance potential, a transfer of a REMIC Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A REMIC Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the REMIC Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a REMIC Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the REMIC Residual Interest for purposes of the withholding tax provisions of the Code. See “― Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Debt characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to a holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of the plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities ― for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in the other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any the entities with respect to “mortgage related securities,” securities will constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, the “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Term	Page
Agreement	19
AMT	106
APR	23
Asset Conservation Act	83
Available Funds	33
Book-Entry Securities	43
Capitalized Interest Account	63
Cash Flow Bond Method	109
CERCLA	83
CI	45
Claimable Amount	93
Class Security Balance	33
Clearstream, Luxembourg	45
COFI securities	42
Collateral Value	24
Combined Loan-to-Value Ratio	23
Cooperative	46
cooperative loans	20
cooperatives	20
Countrywide Home Loans	30
Cut-off Date Principal Balance	31
DBC	45
Debt Securities	95
Definitive Security	44
Detailed Description	20
Disqualified Organization	104
DOL	120
DTC	44
Eleventh District	41
Euroclear	44
Euroclear Operator	46
Euroclear Participants	46
European Depositaries	44
excess servicing	108
FHA	20
FHLBSF	41
Financial Intermediary	44
Fitch	122
foreign person	114
FTC Rule	88
Funding Period	63
Garn-St Germain Act	86
HI Contracts	87
HI Loans	87
Improper Knowledge	105
Indenture	30
Indirect Participants	44
Insurance Proceeds	61
Insured Expenses	61
Interest Weighted Securities	99
L/C Bank	50
L/C Percentage	50
Liquidation Expenses	61
Liquidation Proceeds	61
Loan Rate	21
Loan-to-Value Ratio	23
Master Servicing Fee	71
Moody’s	64, 122
Mortgage	58
National Cost of Funds Index	42
NCUA	124
New CI	45
Noneconomic Residual Certificate	105
Nonresidents	111
obligations	123
Offshore Location	106
OID Regulations	96
OTS	42
Participants	44
Parties in Interest	119, 120
Pass-Through Securities	107
Pay-Through Security	98
Permitted Investments	51, 63
Plan Assets Regulation	120
Plans	119
Policy Statement	124
Pool Insurance Policy	51
Pool Insurer	51
Pooling and Servicing Agreement	19
Pre-Funded Amount	63
Pre-Funding Account	63
Prepayment Assumption	98
Primary Mortgage Insurance Policy	22
Prime Rate	43
Principal Prepayments	34
Properties	22
Property Improvement Loans	90
PTCE	120
Purchase Price	29
Rating Agency	122, 126
Ratio Strip Securities	108
RCRA	84
Record Date	31
Reference Bank Rate	40

Refinance Loan	24
Regular Interest Securities	95
Relevant Implementation Date	125
Relevant Member State	125
Relief Act	13, 88
REMIC	32, 95
Residual Interest Security	102
Restricted Group	123
Retained Interest	31
revolving credit line loans	20
Rules	44
S&P	122
Sale and Servicing Agreement	19
SEC	20, 24
secured creditor exemption	83
Security Account	60
Security Owners	43
Security Register	32
Sellers	19
Senior Securities	49
Servicing Fee	107
Short-Term Note	113
Single Family Properties	22
SMMEA	124
Strip	38
Stripped Securities	107
Subsequent Loans	63
Support Class	39
Tax Counsel	95
Terms and Conditions	47
TIN	110
Title I Loans	90
Title I Program	90
Title V	87
Trust Agreement	19
Trust Fund Assets	19
U.S. Transferee	105
UCC	82
Underwriter Exemptions	120
VA	20
VA Guaranty	71
W-8BEN	114
Withholding Agent	114

$950,000,000
(APPROXIMATE)

CWHEQ Revolving Home Equity Loan Trust,
Series 2007-C
Issuing Entity

CWHEQ, Inc.
Depositor

Sponsor, Seller and Master Servicer

Revolving Home Equity Loan
Asset Backed Notes, Series 2007-C
_______________

PROSPECTUS SUPPLEMENT
_______________

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Revolving Home Equity Loan Asset Backed Notes, Series 2007-C in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Revolving Home Equity Loan Asset Backed Notes, Series 2007-C and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Revolving Home Equity Loan Asset Backed Notes, Series 2007-C will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

March 29, 2007